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                                                                    EXHIBIT 10.7

                                     SUBLEASE

THIS SUBLEASE (this "Sublease") is made and entered into this 18th day of June, 1997, by and between THE TRAVELERS INDEMNITY COMPANY, a Connecticut corporation, (the "Sublessor"), and STREAM INTERNATIONAL INC., a Delaware corporation (the "Sublessee").

                                  WITNESSETH:

WHEREAS, pursuant to that certain lease dated the 12th day of October, 1993, as amended by a First Amendment to Lease dated June 10, 1994, a Second Amendment to Lease dated August 1, 1994 and a Third Amendment to Lease dated May 9, 1995, by and between Beacon Properties, L.P. (successor in interest to The Travelers Insurance Company) as Landlord (the "Master Landlord") and Sublessor (successor by assignment to The Travelers Insurance Company) as tenant (the "Lease"), a copy of which Lease is attached hereto and made a part hereof as Exhibit A
                                                                 ---------
(LEASE), the Master Landlord leased to Sublessor approximately 62,972 rentable square feet of office space (the "Premises"), situated in the Building known as Westwood Business Centre, located at 690 Canton Street, Westwood, Massachusetts 02090 (the "Building"), upon and subject to the terms and conditions set forth in the Lease;

WHEREAS, said Lease is and continues to be in full force and effect, and to the best of Sublessor's knowledge, Sublessor is not in default of any term or condition thereof; and

WHEREAS, Sublessor desires to sublease to Sublessee approximately 23,682 rentable square feet of said Premises, situated on the first (1st) floor, as shown in cross hatching on the floor plan attached hereto and made a part hereof, as Exhibit B (PLAN OF SUBLEASED PREMISES), hereinafter (the "Subleased
           ---------
Premises").

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor the Subleased Premises, subject to the Lease and on the terms, covenants and conditions hereinafter provided:

1.   INCORPORATION BY REFERENCE

This Sublease is subject and subordinate to all of the terms and conditions of the Lease by and between Sublessor and Master Landlord, as the same may be modified or amended, except as specifically set forth herein. In the event of any conflicts between the terms of the Sublease and the terms of the Lease, for all purposes hereof, the terms of the Sublease shall control; however, to the extent that an issue is not addressed in the Sublease, and also not specifically excluded herein, the terms of the Lease shall control. Sublessee, its successors and permitted assigns, shall perform the obligations to be performed by the tenant in the Lease, as set forth therein, to the extent such terms and conditions are applicable to the Subleased Premises, as set forth herein. The terms, provisions, covenants, and conditions of the Lease are incorporated herein by reference on the following mutually accepted understandings:

(a) In any case where the Master Landlord reserves the right to enter the Premises pursuant to the Lease, said right shall inure to the benefit of the Master Landlord as well as to Sublessor with respect to entry onto the Subleased Premises.
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(b)  With respect to the performance of any other obligations required of Master
     Landlord under the Lease, including, but not limited to; work, services, repairs, repainting and restoration, Sublessor's sole obligation shall be to act on Sublessee's behalf in requesting the performance of the same of Master Landlord, after first receiving a request in writing from Sublessee, and to use its best efforts in order to obtain the performance of the same from Master Landlord. In the event that Master Landlord does not perform any obligation which "Landlord" is required to perform pursuant to the terms and conditions of the Lease and such affects the Subleased Premises, or if an incident arises which affects the Subleased Premises, Sublessee shall notify Sublessor in writing detailing the specific incident or describing the obligation which Master Landlord has breached and how such affects the Subleased Premises. Sublessor hereby agrees to notify the Master Landlord of such occurrence. In the event such incident or breach is not cured or remedied by the Master Landlord in the period of time as provided for under the terms of the Lease, Sublessee shall promptly notify Sublessor of the same, and if there is self-help remedy provided to the Tenant under the Lease and Sublessor reasonably determines that such should be exercised, then Sublessor shall exercise such remedy against the Master Landlord, and in such an event, Sublessee may exercise such same remedy against Sublessor. In the event of an incident affecting the use and occupancy of the Subleased Premises whereby the Lease provides the option of termination as a remedy in the event that Master Landlord has not cured the same, Sublessee shall only exercise such option to terminate this Sublease in the event that Sublessor mutually agrees to such action and Sublessor shall be exercising the same action (for the same incident) against Master Landlord.

(c) In connection with any alterations, as defined in Article 4.02 of the Lease (ALTERATIONS), which are desired to be made by Sublessee, during the Term of this Sublease, the terms of Article 4.02 shall be applicable to this Sublease, except as provided to the contrary herein. The Sublessee shall obtain the Sublessor's written consent prior to the making of any such alterations, which consent the Sublessor agrees not to unreasonably withhold. All plans and specifications for such work shall be prepared by Sublessee, at Sublessee's sole cost and expense, and in accordance with all applicable Laws (as defined herein), and in a good and workmanlike manner by Sublessee or its contractors or subcontractors. Sublessee shall indemnify and hold Sublessor and Master Landlord harmless from any and all cost, expenses, injury, loss, damages, claims, demands or liability (including reasonable attorney fees) which may arise out of Sublessee's construction of any such alterations. Sublessee shall be solely responsible for any permits and licenses in order to complete the same.

     Sublessee agrees to employ contractors and subcontractors who will guarantee to use first-class materials and workmanship and Sublessee shall not permit any lien to be placed on record with respect to any part of the Building, or Subleased Premises for work or materials furnished or obligations incurred by or for Sublessee. Sublessee shall not permit any lien to be placed upon the Subleased Premises or the Building as a result of any alterations or improvement work made by it, and Sublessee hereby agrees that if any such lien is filed on account of the acts of Sublessee, Sublessee shall discharge any such lien by payment, bond or otherwise, within ten (10) days of recordation of the same.

     Upon Sublessor's receipt of Sublessee's request for any such alterations, Sublessor shall also notify Sublessee as to whether Sublessor will require such alterations to be removed upon

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    the expiration of the Sublease term pursuant to the terms and conditions of the Lease, and the Subleased Premises restored to the same condition and configuration as when delivered to Sublessee, normal wear and tear, fire and casualty excepted. Any alterations completed by Sublessee shall be completed in accordance with all applicable Laws, including Environmental Laws (as defined herein) and Sublessee hereby agrees not to use any Hazardous Materials (as defined herein) for such alterations, which shall include, however, not be limited to, the use of asbestos containing materials.

(d) The terms and conditions of Article 4.01 of the Lease (SUBLEASING AND ASSIGNMENT), shall not be applicable to this Sublease and the rights of the tenant under such Article of the Lease shall not inure to the benefit of Sublessee herein. Sublessee acknowledges and agrees that no sublease, assignment, mortgage, pledge or encumbrance of this Sublease or the Subleased Premises shall be permitted.

    However, notwithstanding the foregoing to the contrary, Sublessee may, in accordance with the terms hereof and Article 4.01 of the Lease, except as provided to the contrary herein, assign this Sublease, or further sublease all or a portion of the Subleased Premises to a third party or an Affiliate (as hereafter defined). It is hereby agreed that Sublessee may assign this Sublease or sublease all or a portion of the Subleased Premises to a third party with the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed, and that Sublessee may assign this Sublease or sublease all or a portion of the Subleased Premises to an Affiliate, without necessity of Sublessor's prior consent, but with thirty
    (30) days prior written notice to Sublessor, provided that (i) the assignee or sublessee is a bona fide entity, (ii) in the event of an assignment, the assignee assumes all of the obligations of Sublessee, as set forth in this Sublease; (iii) Sublessee is not in default (beyond any applicable notice or cure periods as provided in this Sublease) of any term or condition of this Sublease at the time that it provides notice to Sublessor of such assignment or sublet; (iv) any sublease is not in conflict with any of the terms or conditions of this Sublease or the Lease; (v) any assignment is subject to all of the terms of this Sublease; and (vi) Sublessee herein shall remain liable for all of the obligations and covenants under this Sublease.

    For purposes of this section 1(d) an "Affiliate" shall mean a general or limited partnership in which Tenant or its parent or successor owns a general partnership interest and has the right to manage the partnership business, or an entity in which Tenant owns one hundred percent (100%) of the equity interests, and owns or has the right to cast the votes attributable to a majority of the voting interests, or any entity with which Tenant may merge or consolidate, any entity that purchases or owns substantially all of the assets or stock of Tenant, any parent of Tenant, or any parent or subsidiary of Tenant's parent.

    In the event of an assignment of this Sublease or further sublet of all or any portion of the Subleased Premises to a third party, Sublessor's consent shall not be unreasonably withheld or delayed by Sublessor and Sublessor hereby agrees to provide its consent, provided that (i) the assignee or sublessee is a bona fide entity, (ii) in the event of an assignment, the assignee assumes all of the obligations of Sublessee, as set forth in this Sublease; (iii) Sublessee is not in default (beyond any applicable notice or cure periods as provided in this Sublease) of any term or condition of this Sublease at the time that it requests such consent; (iv) any sublease is not in conflict with any of the terms or conditions of this Sublease or the Lease; (v) any assignment is subject to all of the terms of this Sublease; and (vi) Sublessee herein shall remain liable for all of the obligations and covenants under this Sublease.

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     Sublessor hereby agrees to provide its consent or denial to Sublessee, within twenty (20) days of receipt of Sublessee's request, provided that such request includes the following information in order for Sublessor to provide its determination; (i) the name and address of the proposed assignee or sublessee; (ii) the nature of the proposed assignee's or sublessee's business which it will conduct or operate in the Subleased Premises; (iii) the terms of the proposed assignment or sublease; and (iv) reasonable financial information so that Sublessor can evaluate the proposed assignee. Notwithstanding the foregoing, Sublessor's consent to one assignment or sublease, does not waive the consent requirement for future assignments.

(e) Notwithstanding anything in this Sublease or the Lease to the contrary, Sublessee agrees that Sublessor shall not be obligated to furnish for or to Sublessee any service of any nature whatsoever, including, without limitation, those expressly referred to in Article 3.01 of the Lease (SERVICES PROVIDED BY LANDLORD). However, in accordance with provision (b) above, Sublessor shall act on Sublessee's behalf in requesting the performance of and furnishing of such services for the Subleased Premises by Master Landlord pursuant to the terms of the Lease. In the event that Master Landlord does not provide those services as described in such
     Article 3.01 or in the manner as provided for therein, Sublessee shall have those certain rights in such an event as set forth in Section 1(a) above.

(f) The Sublease shall not incorporate any provision of the Lease nor shall Sublessee benefit from the rights or privileges contained in any provision of the Lease, which, pursuant to and in accordance with its particular terms and conditions, is not applicable to subleases or assignments, or any provision of the Lease, which by its nature or pursuant to a specified prohibition contained in the Lease, is personal to Sublessor or would not convey or transfer by a sublease or assignment of all or a portion of the Premises. In accordance with the foregoing, this exclusion shall include the following Articles, which shall therefore not inure to or benefit
     Sublessee: 1.04 (Premises), 1.05 (Area Verification and Measurement), 1.07 (Lease Term), 1.08 (Improvements), 2.01 (Rent), 4,01 (Subleasing and Assignment), 4.04 (Space Adjustment Options), 4.05 (Right of First Refusal/Offer), 4.06 (Renewal Option), 4.07 (Holding Over), 4.08 (Earth Satellite Station), 7.03 (Recording of Lease) and 9.08 (Broker's Warranty). Sublessee acknowledges and agrees that the provisions specifically set forth in this provision (g) are personal to Sublessor, and those provisions of the Lease, which would by their nature be personal to the tenant under the Lease, shall continue to inure to and benefit Sublessor with respect to the Lease, this Sublease, the Premises and the Subleased Premises.

2.   TERM

The term of this Sublease shall be for seven (7) years and one (1) month (the "Term") and shall commence on the 1st day of July, 1997 (the "Sublease Commencement Date") and shall expire on the last day of July, 2004 (the "Sublease Expiration Date"), unless sooner terminated pursuant to any provision of the Lease or this Sublease. Sublessor and Sublessee acknowledge and agree that it is the intent of the parties hereto, that, in no event shall the Term of this Sublease extend for a period longer than the term of the Lease, as such Lease term may be canceled, terminated or reduced, pursuant to such Lease, by agreement between Master Landlord and Sublessor, or otherwise. Notwithstanding the foregoing to the contrary, and provided that Sublessee is not in default of any term or condition of this Sublease, beyond any grace or cure periods, as provided for herein, Sublessor hereby agrees (i) not to enter into any voluntary agreements with Master Landlord in order to terminate the Lease or to surrender any portion of the Subleased Premises prior to the Sublease

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Expiration Date, except as expressly provided for under the terms of the Lease nor (ii) to modify any provision of the Lease to the extent that such modification would have an adverse affect on Sublessee's rights or obligations under this Sublease or Sublessee's use or occupancy of the Subleased Premises. Pursuant to the foregoing, Sublessor hereby covenants not to surrender any portion of the Subleased Premises (provided that this Sublease is in full force and effect) in the event that Sublessor exercises its option(s) to surrender space as expressly provided in Article 4.04 (B) (SURRENDER OF SPACE) of the Lease.

Upon the early termination or expiration of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor in as good condition and order as at the Sublease Commencement Date, reasonable wear and tear excepted. If the Subleased Premises are not surrendered upon the termination or expiration of this Sublease, Sublessee shall and does hereby indemnify and hold Sublessor harmless from any claims or demands which may arise out of Sublessee's continued occupancy of the Subleased Premises, including any liability accruing to Master Landlord under the Lease. Sublessee's obligations under this provision shall survive the expiration or earlier termination of this Sublease.

Any personal property owned by Sublessee, if any, which shall remain on the Subleased Premises after the expiration or early termination of this Sublease and the removal of Sublessee from the Subleased Premises may, at the option of Sublessor, be deemed to have been abandoned by Sublessee, In such event, Sublessor shall have the right to either retain such personal property as its sole property or to remove and dispose of such personal property without accountability at the expense of Sublessee, as Sublessor sees fit. If Sublessee fails to remove any property from the Subleased Premises or repair any damage caused by such removal, which removal or repair is required pursuant to any provision of this Sublease, then Sublessor may so remove or repair the same and Sublessee shall reimburse Sublessor for all reasonable and necessary costs Sublessor incurs therefrom.

3.   RENT

Sublessee shall pay to Sublessor monthly base rent (the "Base Rent") in accordance with the base rent schedule attached hereto and made a part hereof as Exhibit C (BASE RENT SCHEDULE), plus any applicable sales or other tax (other
---------
than an income tax) which may now or hereafter come into effect. The Base Rent shall be paid in advance on the first day of each month, commencing on the Sublease Commencement Date, without notice or demand and without abatement, deduction or offset, except as expressly provided for in this Sublease, and will be sent to The Travelers Indemnity Company, Corporate Real Estate and Services, 4400 North Point Parkway, Alpharetta, Georgia 30202, ATTN: CRE/Accounting. The first month's Base Rent installment (and any other sum due hereunder as of the Sublease Commencement Date) shall be paid upon the execution of this Sublease. In the event that the Term of this Sublease begins or ends on any day other than the first day of a calendar month, then the rental payments for such periods shall be prorated on a per diem basis.

A five percent (5%) late charge may, at Sublessor's sole option, be charged as additional rent for any rental payments that arrive later than the fifth (5th) day of the month. All rental payments and any other payments due to Sublessor hereunder shall bear interest, when not received by the fifth (5th) day of the month, from the date due until paid at a rate per annum equal to the prime rate published from time to time in the Wall Street Journal plus two percent (2%). When any provision of this Sublease requires the payment of any sums of money other than Base Rent or the Sublessee

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Escalation (as hereinafter defined), such sums of money shall be deemed additional rent, and shall be immediately due and payable, unless otherwise provided for in this Sublease.

Sublessee agrees to pay Sublessor Sublessee's Proportionate Share, as such term is hereinafter defined, of any amounts payable by Sublessor pursuant to Article
2.02 (ESCALATION) of the Lease (hereinafter, the Sublessee Escalation"), over a base year of calendar year 1997 for Operating Cost Escalation, and over a base year of fiscal year 1997-1998 for Real Estate Tax Escalation, as respectively defined therein. The Building Operating Costs shall be capped in accordance with the terms of Subsection 2.02(A)(4) (CPI CAP) of the Lease. Pursuant to the terms of Subsection 2.02(A) of the Lease, Sublessee's liability for Operating Cost Escalation shall commence to accrue as of January 1, 1998, and Sublessor shall invoice Sublessee for Sublessee's Proportionate Share of the same in accordance with the terms of such Subsection 2.02(A) (and after Sublessor's receipt of Master Landlord's invoice for the same). Pursuant to the terms of Subsection 2.02(B)(7) of the Lease, Sublessee's liability for Real Estate Tax Escalation shall commence to accrue as of July 1, 1998, and Sublessor shall invoice Sublessee for Sublessee's Proportionate Share of the same in accordance with the terms of such Subsection 2.02(B)(7) (and after Sublessor's receipt of Master Landlord's invoice for the same). Sublessee will pay Sublessor such Sublessee Escalation within fifteen (15) days of receipt of an invoice, accompanied by reasonable documentation evidencing the same. Any abatements or other reductions in Building Operating Costs or Real Estate Taxes which Master Landlord passes on to Sublessor pursuant to the terms of Article 2.02 of the Lease, Sublessor agrees to also pass on to Sublessee. As used herein, "Sublessee's Proportionate Share" shall be the percentage calculated by dividing the total rentable square footage of the Subleased Premises by the total rentable square footage of the Premises. For purposes of this Sublease, Sublessee's Proportionate Share shall be deemed to be 37.61%.

4.   USE AND SUBLESSEE'S COMPLIANCE WITH LAWS

Sublessee shall use the Subleased Premises for general office use consistent with the terms and conditions of the Lease and this Sublease, and for no other purpose without the prior written consent of Sublessor and the Master Landlord. Notwithstanding the foregoing, in no event shall any use be made of the Subleased Premises by or for the benefit of any party in a business which is in competition with Sublessor's property casualty insurance business.

Notwithstanding anything in the Lease or in this Sublease to the contrary, from and after the Sublease Commencement Date, Sublessee shall comply with all statutes, rules, ordinances, orders, codes and regulations, and legal requirements and standards issued thereunder, including, but not limited to The Americans With Disabilities Act of 1990 (the "ADA"), as the same may be enacted and amended from time to time (collectively referred to in this Sublease as the "Laws"), to the extent the same are applicable to Sublessee's use or manner of use of the Subleased Premises.

In the event that Sublessee's use or manner of use of the Subleased Premises violates any provision of Laws, including but not limited to the ADA, Sublessee shall bear all expense, cost and liability for compliance with such Laws. Sublessee hereby agrees to indemnify, defend and hold Sublessor harmless from all loss, cost, liability or expense, including reasonable attorney fees, resulting from its failure to comply with all Laws relating to Sublessee's use or manner of use of the Subleased Premises.

In addition, Sublessee shall (i) comply with all Environmental Laws (as hereinafter defined); (ii) not cause or permit any Hazardous Materials (as hereinafter defined) to be treated, stored, disposed of,

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generated, or used in the Subleased Premises, provided, however, that Sublessee may store, use or dispose of products customarily found in offices and used in connection with the operation and maintenance of property if Sublessee complies with all Environmental Laws and does not contaminate the Subleased Premises or environment; (iii) promptly after receipt, deliver to Sublessor, any communication concerning any past or present, actual or potential violation of Environmental Laws, or liability of either party for environmental damages. "Environmental Laws" means all applicable present and future statutes, regulations, rules, final administratively approved unappealable guidelines, ordinances, codes, permits, or orders of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and their political subdivisions and all applicable judicial, administrative and regulatory decrees and judgments relating to the protection of the public health or safety of the environment. "Hazardous Materials" include substances (a) which require remediation under Environmental Laws; or (b) which are or become defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Laws; or (c) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic; or (d) which contain petroleum hydrocarbons, polychlorinated byphenyls, asbestos, asbestos containing materials or urea formaldehyde.

Sublessor hereby covenants to Sublessee, that (i) Sublessor will perform all of the monetary obligations as the tenant under the Lease in accordance with the terms of the Lease, and that (ii) Sublessor shall perform all of the other obligations of the Lease, as the tenant thereunder, in accordance with the terms of the Lease; however, subject to the acts, actions or inaction's of any other subtenants of Sublessors', within the Premises.

5.   IMPROVEMENTS

Sublessee accepts the Subleased Premises in an "as is" condition and acknowledges that no representation with respect to the condition thereof has been made to it and that Sublessor has no responsibility of improving the space for Sublessee.

Notwithstanding the foregoing, Sublessor shall provide Sublessee with an allowance of up to Five and 00/100 Dollars ($5.00) per rentable square feet (the "Allowance") which shall be applied towards the improvements which Sublessee is to construct in the Subleased Premises in order to prepare the same for its occupancy (hereafter the "Sublessee Improvements"). The amount of the Allowance which is used by Sublessee for the Sublessee Improvements, shall be amortized into the Base Rent over the Term of the Sublease at an interest rate of ten percent (10%). Any construction in and to the Subleased Premises, to be performed by Sublessee, in order to prepare the same for its occupancy, shall be done in accordance with the terms and conditions of Section 1 (c) (INCORPORATION BY REFERENCE) hereof, and in a good and workmanlike manner by Sublessee or its contractors or subcontractors and shall be performed and comply at the time of completion, with all applicable laws, ordinances, regulations and orders of the federal, state, county or other governmental authorities having jurisdiction thereof Sublessee shall indemnify and hold Sublessor and Master Landlord harmless from any and all cost, expenses, injury, loss, damages, claims, demands or liability (including reasonable attorney fees) which may arise out of Sublessee's construction of any such improvements. Sublessee shall be solely responsible for any permits and licenses in order to complete the same. Sublessor shall make payment to Sublessee within thirty (30) days of receipt of invoices evidencing the same. Once all of the Sublessee Improvements have been completed, Sublessee shall notify Sublessor in writing and an amendment to this Sublease shall be drafted modifying the Base Rent in order to incorporate the actual used portion of the Sublessee Allowance (in the method describe above) for the Term of the Sublease. Sublessee's construction of the

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Sublessee Improvements shall in no way delay the Sublease Commencement Date as set forth in this Sublease.

Notwithstanding anything contained herein to the contrary, Sublessee may have access to the Subleased Premises as of June 1, 1997 (provided that this Sublease is fully executed between the parties), in order to prepare the same for its occupancy. In the event that Sublessee occupies the Subleased Premises prior to the Sublease Commencement Date, as set forth herein, all terms and conditions of this Sublease shall apply, to both parties, except for the payment of Base Rent and any other sums due hereunder, and Sublessor shall not be obligated to furnish any services (or request the provision thereof by Master Landlord) to the Subleased Premises until the actual Sublease Commencement Date, except to the extent required in order for Sublessee to install its trade fixtures. In the event that Sublessee commences its business operations on the Subleased Premises prior to the Sublease Commencement Date, the Sublease Commencement Date shall be deemed to have occurred as of such time, and Sublessee shall be obligated to commence all rent payments as of such date.

Sublessee agrees to employ contractors and subcontractors who will guarantee to use first-class materials and workmanship and Sublessee shall not permit any lien to be placed on record with respect to any part of the Building, or Subleased Premises for work or materials furnished or obligations incurred by or for Sublessee. Sublessee shall discharge any such lien by payment, bond or otherwise, within ten (10) days of recordation of the same.

6.   PARKING

Throughout the Term of this Sublease, as long as Sublessee shall have performed within the applicable notice periods all of the agreements on Sublessee's part to be performed, Sublessor shall make available to Sublessee parking spaces, on a non-exclusive basis, based on the ratio of four (4) parking spaces for every 1,000 square feet of rentable area of the Subleased Premises. Of these parking spaces, one (1) covered parking space, located in the parking garage below the Building, shall be provided, per every 2,100 square feet of rentable area, as further described on Exhibit E (PLAN OF PARKING GARAGE PARKING), attached hereto
                     ---------
and made a part hereof. The remaining parking spaces shall be located in the paved surface parking lot adjacent to the Building. All parking spaces shall be provided (and utilized) in accordance with the terms and conditions of the Lease. At any time during the Term of this Sublease, if Sublessee or its invitees use more than the specified number of spaces, Sublessee shall, within five (5) days of receipt of a notice from Sublessor cease and desist immediately from using said additional spaces. Failure to so comply with this requirement shall constitute a default of this Sublease.

 7.   SIGNAGE

 Notwithstanding the terms of Article 4.03 (TENANT SIGNAGE) of the Lease to the contrary, Sublessor shall provide Sublessee with Building standard directory and suite entry signage, at the sole cost and expense of Sublessee. No other terms or conditions of such Article 4.03 of the Lease shall be applicable to this Sublease.

 8.   DEFAULT BY SUBLESSEE

 If (i) Sublessee does not fulfill any of the terms, covenants, or agreements of the Lease or this Sublease to be performed by Sublessee, including, but not limited to, the payment of the Base Rent, the Sublessee Escalation or additional rent, and such breach shall not have been remedied (or proper corrective measures to cure the breach have not commenced) within five (5) days after written notice from Sublessor; or (ii) Sublessee commits any event of default as described in Article 8.01 of the Lease (DEFAULT BY TENANT), as herein incorporated, and such is not cured within the notice and cure period provided for therein; or (iii) Sublessee causes Sublessor to be put into default under the terms of the Lease; or (iv) Sublessee is the subject of an attachment, execution or other judicial seizure of substantially all of Sublessee's assets located at the Subleased Premises or of Sublessee's interest in this Sublease; or (v) Sublessee assigns this Sublease or sublets all or any portion of the Subleased Premises, except as expressly provided for in Section 1 (d) of this Sublease, and such assignment or sublet is not amended, modified or terminated within twenty (20) days after written notice from Sublessor to Sublessee, which notice shall set forth how such assignment or sublet is in violation of the terms of this Sublease; or (vi) Sublessee is the subject of the filing of a petition in any bankruptcy or other insolvency proceeding, by or against Sublessee, or Sublessee commences an act seeking any relief under any state or federal debtor relief law, or Sublessee is the subject of the filing, by or against Sub lessee, for the reorganization or modification of Sublessee's capital structure, or a trustee or receiver is appointed to take possession of substantially all of Sublessee's assets or the leasehold; however, if such a filing or petition is filed against Sublessee by non-affiliated third parties, then such filing shall not be a Sublessee Default unless Sublessee fails to have the proceedings initiated by such petition dismissed within sixty (60) days after filing thereof; or (vii) Sublessee admits or indicates an admission that it cannot meet its obligations as they become due; or (viii) or Sublessee makes an assignment for the benefit of its creditors; then such failure or occurrence or any such events as set forth in (i) through (viii) shall constitute a Sublessee event of default hereunder (a Sublessee Default").

Upon the occurrence of any Sublessee Default which is not cured by Sublessee within the grace periods specified in this Section, Sublessor shall have the following rights and remedies, in addition to all other rights and remedies available to Sublessor pursuant to the Lease, or in law or in equity:

     (a) Sublessor may give written notice to Sublessee specifying such Sublessee Default or Defaults and stating that this Sublease and the Term hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Sublease and the Term hereby demised and all rights of Sublessee under the Sublease shall expire and terminate. Upon any termination of this Sublease, Sublessee shall quit and peaceably surrender the Subleased Premises, and all portions thereof, to Sublessor, and Sublessor, upon or at any time after any termination, may, to the extent permitted by law, without further notice, enter upon and reenter the Subleased Premises, and all portions thereof, and possess and repossess itself thereof by force, summary proceeding, ejectment or otherwise, and may dispossess Sublessee and remove Sublessee and all other persons and property from the Subleased Premises and the right to receive all rental and other income of and from the same.

     (b) Sublessor may elect not to terminate this Sublease, and Sublessor may instead terminate Sublessee's right of possession and may repossess the Subleased Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Sublease, in which event Sublessor shall exert commercially reasonable efforts to mitigate it damages and relet the Subleased Premises for the account of Sublessee, for such rent and upon such terms as shall be reasonably satisfactory to Sublessor. Sublessor shall not be required to accept any sublessee offered by Sublessee or observe any instruction given by Sublessee about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. For the purpose of such reletting, Sublessor may decorate or make any repairs, changes, improvements, alterations, or additions in or to the Subleased Premises to the extent deemed by Sublessor desirable or convenient (the "Reletting Alterations").

     (c) No such termination of Sublessee's right to possess the Subleased Premises under this Section shall relieve Sublessee of its liabilities and obligations under this Sublease (as if such right of possession had not been so terminated or expired), and such liabilities and obligations shall survive any such termination of possession. In the event of any such termination of Sublessee's right of possession, whether or not the Subleased Premises, or any portion thereof, shall have been relet, Sublessee shall pay the Sublessor a sum equal to the Base Rent, and the Sublessee Escalation and any other charges required to be paid by Sublessee up to the time of such termination of such right of possession and thereafter Sublessee, until the end of the Term of this Sublease, shall be liable to Sublessor for and shall pay to Sublessor: (i) the equivalent of the amount of the Base Rent and the Sublessee's Escalation payable under this Sublease, less (ii) the net proceeds of any reletting effected
                     ----
pursuant to the provisions of this Section after deducting all of Sublessor's reasonable expenses in connection with such reletting, including, without limitation, all reletting costs, brokerage commissions, attorneys' fees, the costs of Reletting Alterations for the Subleased Premises, or any portion thereof. Sublessee shall pay such amounts in accordance with the terms of this Section as set forth in a written statement thereof from Sublessor to Sublessee (hereinafter, the "Deficiency") to Sublessor in monthly installments on the days on which the Base Rent is payable under this Sublease, and Sublessor shall be entitled to recover from Sublessee each monthly installment of the Deficiency as the same shall arise. Sublessee agrees that Sublessor may file suit to recover any sums that become due under the terms of this Section from time to time, and all reasonable costs and expenses of Sublessor, including attorneys' fees and costs incurred in connection with such suits shall be payable by Sublessee on demand.

     (d) At any time after a Sublessee Default and the termination of the Sublease by Sublessor, whether or not Sublessor shall have collected any monthly Deficiency as set forth in this Section, Sublessor shall be entitled to recover from Sublessee, and Sublessee shall pay to Sublessor, on demand, as and for final damages for such Sublessee Default and in lieu of any subsequent Deficiency (but without limitation of the provisions of subsection (f) hereof):

          (i) all the Base Rent and the Sublessee Escalation and other sums due and payable by Sublessee on the date of termination; plus
                                                                   ----
          (ii) the costs of curing the Sublessee Default existing at or prior to the date of termination, including the cost of any attorney fees incurred by Sublessor; plus
                                 ----
          (iii) the cost of recovering possession of the Subleased Premises and preparation for reletting, including, without limitation, Reletting Alterations, brokerage and management commissions, operating expenses, attorney's fees, rent concessions and alteration costs; plus
                                                                  ____

          (iv) the amount by which the then present worth of the aggregate of the Base Rent and Sublessee's Escalation and any other charges to be paid by Sublessee hereunder for the then unexpired Term of this Sublease (assuming this Sublease had not been so terminated) is greater than the then present worth of the then aggregate fair market rent of the Subleased Premises which can be reasonably expected during the same period (taking into account rentals received by Sublessor under a replacement Sublease of the Subleased Premises). In the computation of present worth, a discount at the then market discount rate as reasonably determined by Sublessor shall be employed.

     (e) Any and all property belonging to Sublessee or to which Sublessee is or may be entitled which may be removed from the Subleased Premises by Sublessor pursuant to the authority of this Sublease or applicable law, may be handled, removed or stored in a commercial warehouse or otherwise by Sublessor at Sublessee's risk and expense and Sublessor shall in no event be responsible for the value, preservation or safekeeping thereof. Sublessee shall pay to Sublessor, upon demand, any and all expenses incurred in such removal and all storage charges for such property so long as the same shall be in Sublessor's possession or under Sublessor's control.

     (f) Sublessor shall have the right of injunction, in the event of a breach or threatened breach by Sublessee of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Sublessor in this Sublease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Sublessor, shall be deemed exclusive of any of the others.

Sublessor may collect and receive any rent due from Sublessee, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Sublessor, or be held to waive, affect, change, modify or alter the rights or remedies that Sublessor has against Sublessee in equity, at law, or by virtue of this Sublease. No receipt or acceptance by Sublessor from Sublessee of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement on any check or any letter or other writing accompanying any check or payment of rent to Sublessor shall be deemed an accord and satisfaction, and Sublessor may accept and negotiate such check or payment without prejudice to Sublessor's rights to (i) recover the remaining balance of such unpaid rent, or (ii) pursue any other remedy provided in this Sublease.

Nothing herein shall limit or prejudice the right of Sublessor to prove for and obtain in proceedings for bankruptcy or insolvency by reason of any such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damage referred to above.

9.   INSURANCE

Pursuant to Article 5.01 (INSURANCE) of the Lease, Sublessor may self-insure the coverages provided for therein. This self-insurance option is personal to Sublessor and such right shall not be extended to nor inure to the benefit of Sublessee and Sublessee shall be required to maintain, at its expense, during the Term of this Sublease: Commercial General Liability Insurance, including contractual liability coverage, with minimum limits of not less than $1,000,000 per occurrence and $4,000,000 in excess per occurrence; all-risk property damage insurance for all of Sublessee's personal property up to the full replacement value thereof; applicable Worker's Compensation Insurance with statutory minimum limits; and Employer's Liability Insurance with minimum limits of not less than $1,000,000. All such insurance policies shall be issued by insurance companies licensed to do business in the state where the Subleased Premises is located, shall name Sublessor and Master Landlord as additional insureds, as their interests may appear, and shall provide that the insurance shall not be canceled or materially changed in the scope or amount of coverage unless fifteen (15) days advance notice is given to Sublessor. Prior to the Sublease Commencement Date, Sublessee shall provide Sublessor with a certificate of insurance, evidencing such coverages and naming Sublessor and Master Landlord as additional insureds.

10. INDEMNIFICATION

Sublessee shall and hereby does indemnify and hold Master Landlord and Sublessor harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorney's fees) asserted against, imposed upon or incurred by Sublessor or Master Landlord by reason of; (i) any violation caused, suffered or permitted by Sublessee, its agents, servants, employees or invitees, of any of the applicable terms, covenants, conditions of the Lease or of this Sublease; (ii) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Subleased Premises (and/or any other facility accessed and used by Sublessor, whether within the Premises or on or about the Building as defined in the Lease, which use shall also be extended to Sublessee), the Premises or the Building, except to the extent caused by the negligence or willful misconduct of Master Landlord or Sublessor, or their respective agents, employees or invitees; and (iii) any damage or injury to persons or property which is caused by the negligence or willful misconduct of Sublessee, its agents, employees, contractors or invitees.

Sublessor shall and hereby does indemnify and hold Sublessee harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation; reasonable attorney's fees) asserted against, imposed upon or incurred by Sublessee by reason of (i) any breach or default by Sublessor, or its employees, agents or contractors of any of the applicable terms, covenants, conditions of this Sublease, or (ii) any damage or injury to persons or property which is caused by the negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees.

11. NOTICES

All notices with respect to this Sublease will be sent in writing through certified mail, or via a nationally recognized carrier of overnight mail (e.g. Federal Express), postage prepaid, to Sublessee and to Sublessor at the following addresses or to such other addresses which may be designated in writing from time to time.

          Sublessee:          Stream International Inc.
                              690 Canton Street
                              Westwood, Massachusetts 02090


          with a copy to:     Hale and Dorr, LLP.
                              60 State Street
                              Boston, Massachusetts 02109
                              Attn: Joel H. Sirkin, Esquire


          Sublessor:          The Travelers Indemnity Company
                              One Tower Square, 1 MSA
                              Hartford, CT 06183-7130
                              Attn: Corporate Real Estate & Services

          With a copy to:     The Travelers Indemnity Company
                              Corporate Real Estate & Services
                              Senior Manager
                              4400 North Point Parkway
                              Alpharetta, Georgia 30202

12. BROKERS

Sublessor and Sublessee warrant and represent that they have dealt with no real estate broker in connection with this Sublease other than Trammell Crow Company and Spaulding and Slye, and that no other real estate broker is entitled to any commission on account of this Sublease. Each of Sublessor and Sublessee will indemnify and hold the other harmless from any loss, cost, damage or expense, including reasonable attorney fees, which the other shall incur on account of the falsity of the maker's foregoing representation and warranty when made.

13. SECURITY DEPOSIT

As security for the faithful performance and observance by Sublessee of the terms, provisions, and conditions of this Sublease, Sublessee shall deliver to Sublessor simultaneously with the execution of this Sublease, an irrevocable letter of credit running in favor of Sublessor, issued by Citicorp Services, Inc., in the amount of Six Hundred Thirty-One Thousand Five Hundred Twenty and 00/100 Dollars ($631,520.00). A copy of such letter of credit shall be attached hereto as Exhibit D. The letter of credit shall be irrevocable for the term thereof and shall provide that it is automatically renewable for a period ending not earlier than sixty (60) days after the expiration of the term hereby demised without any action whatsoever on the part of Sublessor. In addition, Sublessor hereby agrees to allow for a reduction in the amount of the letter of credit, at a rate of 25% (of the initial amount) per year. Such letter of credit shall therefore run in favor of Sublessor in the following amounts:

        July 1, 1997 - July 31, 2000:      $631,520.00
        August 1, 2000 - July 31, 2001:    $473,640.00
        August 1, 2001 - July 31, 2002:    $315,760.00
        August 1, 2002 - July 31, 2003:    $157,880.00
        August 1, 2003 - July 31, 2004:    $ 39,470.00 (equal to one (1) months
                                           rent until the end of the Sublease Term)

The form and terms of the letter of credit (and the bank issuing the same) shall be acceptable to Sublessor and shall provide, among other things, in effect that:

    (1) As a condition to payment, thereon, Sublessor shall certify that a default by Sublessee under the Sublease has occurred, and that such default remains uncured after the expiration of the applicable default or cure period provided in the Sublease;

    (2) Sublessor shall have the right to draw down on an amount up to the face amount of the letter of credit, upon the presentation to the issuing bank of Sublessor's statement that such amount is due to Sublessor under the terms and conditions of this Sublease, it being understood that if Sublessor is a corporation, then such statement shall be signed by an officer of such corporation. If Sublessor does draw down on any amount of the letter of credit, upon presentation to the issuing bank of the foregoing, the issuing bank shall wire transfer, in United States dollars, the amount to be drawn down to the bank of Sublessor's choice as stated in its notice;

    (3) The letter of credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Sublessee disputes the content of such statement;

    (4) In the event of a transfer of Sublessor's interest in the Lease of which the Sublease is a part, Sublessor shall have the right to transfer the letter of credit to the transferee and thereupon the Sublessor shall, without any further agreement between the parties, be released by Sublessee from all liability therefore, and it is hereby agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new Sublessor.

    (5) Sublessee further covenants that it will not assign or encumber said letter of credit or any part thereof and that neither Sublessor nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance;

    (6) Without limiting the generality of the foregoing, if the letter of credit expires earlier than sixty (60) days after the expiration of the term of the Sublease, or the issuing bank notifies Sublessor that it shall not renew the letter of credit, Sublessor will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable as above provided to sixty (60) days after the end of the term of this Sublease upon the same terms and conditions as the expiring letter of credit or such other terms as may be acceptable to Sublessor.

14.  WAIVER OF CONSEQUENTIAL DAMAGES

Pursuant to Article 8.06 (WAIVER OF CONSEQUENTIAL DAMAGES) of the Lease, and to the extent provided for therein, neither Sublessor nor Sublessee shall be liable to the other under or in connection with this Sublease for any consequential damages and both Sublessor and Sublessee waive, to the full extent permitted by law, any claim for consequential damages.

15.  SUBLESSOR'S RIGHT TO PERFORM SUBLESSEE'S COVENANTS

If Sublessee shall at any time fail to pay any amounts due under this Sublease or to obtain, pay for, maintain or deliver any of the insurance policies provided for hereunder, or shall fail to perform any other act on its part to be made or performed hereunder, then Sublessor, after twenty (20) days notice to Sublessee, except when other notice is expressly provided for in this Sublease (or without notice in case of an emergency as may in Sublessor's opinion exist), and without waiving or releasing Sublessee from any obligation of Sublessee contained in this Sublease, may (but shall be under no obligation to):

     (a) Pay any amount payable by Sublessee pursuant to this Sublease; or

     (b) Obtain, pay for and maintain any of the insurance policies provided for herein to be furnished by Sublessee; or

     (c) Make any other payments or perform any act on Sublessee's part to be made or performed as provided in this Sublease.

Sublessor may enter upon the Subleased Premises for any such purpose, and take all such action thereon as may be necessary therefor.

All sums so paid by Sublessor and all costs and expenses incurred by Sublessor in connection with the performance of any such act, together with interest thereon at the rate per annum which is two percentage points above the Prime Rate published in the Wall Street Journal from the respective dates of Sublessor's making of each such payment or incurring of each such cost and expense, shall be paid by Sublessee to Sublessor on demand as additional rent hereunder, and Sublessor shall not be limited in the proof of any damages which Sublessor may claim against Sublessee arising out of or by reason of Sublessee's failure to provide and keep in force insurance as aforesaid to the amount of the insurance premium or premiums not paid or incurred by Sublessee and which would have been payable upon such insurance, but Sublessor shall also be entitled to recover as damages for such breach the uninsured amount of any loss, to the extent of any deficiency in the minimum amount of insurance required by the provisions of this Sublease, and damages, costs and expenses of suit suffered or incurred by reason of damage to, or destruction of, and part of the premiums occurring during any period when Sublessee shall have failed or neglected to provide such insurance as required. Upon the expiration or termination of this Sublease, the unearned premiums upon any such insurance policies lodged with Sublessor by Sublessee shall belong to Sublessor.

16.  ENTIRE AGREEMENT

This Sublease, the Exhibits attached hereto and the applicable terms and conditions of the Lease which have been incorporated herein by reference, contain the entire agreement between the parties concerning the Subleased Premises and shall supersede any other agreements between the parties concerning this matter, whether oral or written. This Sublease shall not be modified, canceled or amended except by written agreement, signed by both parties.

17.  SUCCESSORS AND ASSIGNS

The obligations of this Sublease shall bind and benefit the successors and permitted assigns of the parties with the same effect as if mentioned in each instance where a party hereto is named or referred to.

18.  TIME IS OF THE ESSENCE

Time is of the essence with respect to the performance of all conditions, obligations and elections of Sublessee hereunder.

19.  CAPTIONS

The captions appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections of this Sublease nor in any way affect this Sublease.

20.  EXHIBITS

The following exhibits (the "Exhibits") were attached to this Sublease and made a part hereof prior to the execution of this Sublease:

                    Exhibit A      Lease
                    Exhibit B      Plan of Subleased Premises
                    Exhibit C      Base Rent Schedule
                    Exhibit D      Letter of Credit
                    Exhibit E      Plan of Parking Garage Parking

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the day and year first above written.

WITNESS:                                SUBLESSOR:

                                        THE TRAVELERS INDEMNITY COMPANY
/s/ Ann Buske
--------------------
/s/ [ILLEGIBLE]                         By: /s/ Wayne E. Mills
--------------------                       --------------------------
                                                Wayne E. Mills
                                           Its  Vice President


                                        SUBLESSEE:

/s/ [ILLEGIBLE]                         STREAM INTERNATIONAL INC.
--------------------

    6.13.97                             By: /s/ [ILLEGIBLE]
--------------------                       --------------------------
                                           Its  President

ACKNOWLEDGMENT OF SUBLESSOR:

STATE OF CONNECTICUT)
                    )      ss. _______________
COUNTY OF HARTFORD  )

On this 3rd day of July, 1997, before me, the undersigned officer, personally appeared Wayne E. Mills, known to me to be the Vice President of The Travelers Indemnity Company, a corporation, and that he as such Vice President, duly authorized, executed the foregoing instrument as his free act and deed on behalf of the corporation for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand.


                                       /s/ [ILLEGIBLE]
                                       --------------------------------
                                       Notary Public/

My commission expires: ___________


ACKNOWLEDGMENT OF SUBLESSEE:

STATE OF           )
                   )      ss. ________________
COUNTY OF          )


On this ____ day of ______________, 199_, before me, the undersigned officer, personally appeared ___________________, known to me to be the _________________
of _______________________, a ________________________, and that he/she as such
_____________________, duly authorized, executed the foregoing instrument as his/her free act and deed on behalf of _______________________ for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand.


                                       /s/ Terese Foley-Groppi
                                       --------------------------------
                                       Notary Public/
                                       Commissioner of the Superior Court

My commission expires: 8/23/2002
                      ----------

                         (PLAN OF SUBLEASED PREMISES)

                                  SCHEDULE 1

                             [DRAWING APPEAR HERE]

                                   EXHIBIT C

                              BASE RENT SCHEDULE

              Rentable       Rental          Monthly            Annual
Period        Area           Rate            Rent               Rent
------        ----           ----            ----               ----

7/1/97-
8/31/98       23,682         $20.00          $ 39,470.00        $473,640.00

8/1/98-
7/31/99       23,682         $20.50          $ 40,456.75        $485,481.00

8/1/99-
7/31/2000     23,682         $20.75          $ 40,950.13        $491,401.50

8/1/00-
7/31/2001     23,682         $21.00          $ 41,443.50        $497,322.00

8/1/01-
7/31/2002     23,682         $21.25          $ 41,936.88        $503,242.50

8/1/02-
7/31/2003     23,682         $21.50          $422,430.25        $509,163.00

8/1/03-
7/31/2004     23,682         $21.75          $ 42,923.63        $515,083.50

                                   EXHIBIT D

                                LETTER OF CREDIT



                            CITICORP SERVICES, INC.


                                Citibank, N.A.

                          NORTH AMERICAN TRADE FINANCE


JUNE 24, 1997


THE TRAVELERS INDEMNITY COMPANY
4400 NORTH POINT PARKWAY
SUITE 170
ALPHARETTA, GA 30202



REF:  IRREVOCABLE LETTER OF CREDIT NO. NY-00689-30021370


GENTLEMEN:

BY ORDER OF OUR CLIENT, STREAM INTERNATIONAL, INC., 105 ROSEMONT ROAD, WESTWOOD, MA 02090, WE HEREBY OPEN OUR IRREVOCABLE LETTER OF CREDIT NO. NY-00689-30021370 IN YOUR FAVOR FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE US DOLLARS 631,520.00 (SIX HUNDRED THIRTY ONE THOUSAND FIVE HUNDRED TWENTY AND 00/100 US DOLLARS), EFFECTIVE AUGUST 1, 1997 AND EXPIRING AT OUR 111 WALL STREET OFFICE, NEW YORK N.Y. 10043, OR SUCH OTHER OFFICE AS WE MAY ADVISE FROM TIME TO TIME, WITH OUR CLOSE OF BUSINESS ON SEPTEMBER 30, 1998, OR ANY FUTURE EXPIRATION DATE AS DESCRIBED HEREIN.

FUNDS HEREUNDER ARE AVAILABLE TO YOU AGAINST PRESENTATION OF YOUR SIGHT DRAFT(S) DRAWN ON US MENTIONING THEREON OUR LETTER OF CREDIT NUMBER NY-00689-30021370, ACCOMPANIED BY YOUR PURPORTEDLY SIGNED STATEMENT CERTIFYING THAT THE APPLICANT OF CREDIT IS IN DEFAULT OF THE LEASE AGREEMENT ENTERED INTO BETWEEN THE TRAVELERS INDEMNITY COMPANY AND STREAM INTERNATIONAL, INC., FOR THE PREMISES LOCATED AT 690 CANTON STREET, WESTWOOD, MA 02109 AND THAT THE APPLICABLE NOTICES HAVE BEEN GIVEN AND THE CURE PERIOD EXPIRED.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT THE AVAILABLE BALANCE UNDER THIS LETTER OF CREDIT WILL AUTOMATICALLY REDUCE WITHOUT AMENDMENT BASED UPON THE FOLLOWING SCHEDULE IF THIS LETTER OF CREDIT IS RENEWED FOR THOSE PERIODS:

DATE OF REDUCTION           AMOUNT AVAILABLE UNDER LETTER OF CREDIT

AUGUST 1, 2000:             $473,640.00

AUGUST 1, 2001:             $315,760.00

AUGUST 1, 2002:             $157,880.00

AUGUST 1, 2003:             $ 39,470.00 (ONE MONTH'S RENT TO END OF TERM



                                                           SEE NEXT PAGE

                                   EXHIBIT D

                                LETTER OF CREDIT                         PAGE 2

________________________________________________________________________________

                            CITICORP SERVICES, INC.

                                Citibank, N.A.


   IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR 12 MONTHS FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE HEREOF, UNLESS 60 DAYS PRIOR TO ANY SUCH DATE WE SHALL NOTIFY YOU BY REGISTERED MAIL THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD, HOWEVER THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE FINAL EXPIRATION DATE OF JULY 31, 2004. UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT ON US AT SIGHT ACCOMPANIED BY YOUR WRITTEN STATEMENT THAT THE FUNDS WILL BE RETAINED AND USED BY YOU TO MEET ANY OF YOUR OBLIGATION(S) IN RELATION TO THE LEASE AGREEMENT BY AND BETWEEN THE TRAVELERS INDEMNITY COMPANY AND STREAM INTERNATIONAL, INC., AND FURTHER, THAT IN THE EVENT THE OBLIGATION(S) ARE SATISFIED, YOU WILL REFUND TO US THE AMOUNT PAID BY US TO YOU HEREUNDER.

   WE HEREBY ENGAGE WITH YOU IF WE RECEIVE YOUR DRAFT AND STATEMENT, AS MENTIONED ABOVE, HERE AT OUR OFFICE AT 111 WALL STREET, NORTH AMERICA TRADE FINANCE, 16TH FLOOR, ZONE 9, NEW YORK, NEW YORK 10043, OR SUCH OTHER OFFICE AS WE MAY ADVISE FROM TIME TO TIME, ON OR PRIOR TO OUR CLOSE OF BUSINESS ON SEPTEMBER 30, 1998 OR ANY FUTURE EXPIRATION DATE AS DESCRIBED HEREIN, WE WILL PROMPTLY HONOR YOUR DRAFT.

   SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, PLEASE DIRECT YOUR CORRESPONDENCE TO US AT 111 WALL STREET, 16TH FLOOR, ZONE 9, NEW YORK NY 10043, ATTN: NATF LC DEPT., OR SUCH OTHER OFFICE AS WE MAY ADVISE FROM TIME TO TIME, MAKING SPECIFIC MENTION OF THE LETTER OF CREDIT NUMBER INDICATED ABOVE.

   THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION #500, AND AS TO MATTERS NOT GOVERNED BY THE UCP, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE U.S. FEDERAL LAW, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

   CITIBANK N.A.



/S/ [ILLEGIBLE]
AUTHORIZED SIGNATURE.

        STREAM INTERNATIONAL ASSIGNED PARKING SPACES: #`s 10-14, 39-44

                                   EXHIBIT E
                        PLAN OF PARKING GARAGE PARKING

                            [DRAWING APPEARS HERE]

                                   EXHIBIT A

                            Westwood Business Centre
                            Westwood, Massachusetts

                            THIRD AMENDMENT TO LEASE
                            ------------------------

                              Date:  May 9, 1995

     LANDLORD:       Beacon Properties, L.P., successor-in-interest to The
                     Travelers Insurance company

     TENANT:         The Travelers Insurance Company

     LEASE
     EXECUTION
     DATE:           As of October 12, 1993

     PREVIOUS
     LEASE
     AMENDMENTS:     First Amendment to Lease dated June 10, 1994 Second
                     Amendment to Lease dated as of August 1, 1994

     WHEREAS, the parties have agreed to modify Tenant's termination right with respect to the "Premier Premises" on the second (2nd) floor of the Building.

     NOW THEREFORE, the above-referenced lease, as previously amended (collectively, the "Lease") , is hereby further amended as follows. All capitalized terms used herein shall have the same definitions as used in the Lease.

     1.   MODIFICATION TO PREMIER PREMISES TERMINATION RIGHT
          --------------------------------------------------

     The first sentence of Section 4.04D of the Lease (which was added to the Lease by Paragraph 8C of the First Amendment to Lease dated June 10, 1994) is hereby deleted in its entirety and replaced by the following:

          In addition to Tenant's rights under Section 4.04B hereof, Tenant shall have the option to surrender the Premier Premises as of the last day of any month between July 1, 1998 and December 31, 1998 upon giving Landlord written notice on or before the date six (6) months prior to the last day of the month in question.

     2.   HEADINGS
          --------

     Titles and paragraph headings are for reference purposes and for convenience of the parties only and shall have no bearing upon nor force or effect in respect of the interpretation and application of the substantive provisions contained in this Third Amendment.

     As hereby amended, the Lease is ratified, confirmed and approved in all respects.

     EXECUTED UNDER SEAL as of the date first above-written.

LANDLORD:                                     TENANT:

BEACON PROPERTIES, L.P.                       THE TRAVELERS INSURANCE
                                              COMPANY

By:  Beacon Properties Corporation,
     General Partner

     By:/s/ Lionel P. Fortin                  By: /s/ Andy F. Bessette
        --------------------------               -----------------------------
        Lionel P. Fortin                         Name:  ANDY F. BESSETTE
        Senior Vice President                    Title: NATIONAL DIRECTOR
        Hereunto Duly Authorized                 Hereunto Duly Authorized

Date Signed: 11/22/95                         Date Signed: Oct. 18, 1995
            ----------------------                        ---------------------

_____________
Beacon
-------------
Management
-------------
Company
-------------

65 William Street Wellesley, Massachusetts 02181 617 235-5140



October 11, 1995


Mr. Franklin L. Hill
Regional leasing Manager
The Travelers Insurance Company
1100 Abernathy Road
Building 500, Suite 1417
Atlanta, Georgia 30328

Re:  Westwood Business Centre, 690 Canton Street, Westwood MA
     Lease Dated October, 1993, as amended by First Amendment dated June 10, 1994, as amended by Second Amendment dated August 1, 1994, by and between The Travelers Insurance Company and Beacon Properties, LP.

Dear Mr. Hill:

In accordance with Article 4.80 of the above Lease, I am writing to inform you of a proposed installation of an antenna at the above property; and I am seeking your approval.

I have been informed by two independent operators that the proposed antenna installation would not interfere with your satellite installation. According to these experts, your system operates in the megahertz range while the proposed antenna operates in the gigahertz range which are two different areas of the spectrum. Also, the proposed installation would not be located in the same area of the roof as yours, and would also be pointed in an opposite direction.

Thank you for your cooperation in this matter.

Very truly yours,

/s/ J. Duncan Gratton
--------------------------
J. Duncan Gratton
Director of Leasing

cc:  B. Baker
     K. Baker
     K. LaShoto
     R. Mack

ACCEPTED BY:
The Travelers

By: /s/ [ILLEGIBLE]                  Title: Regional Manager
   ---------------------                    ---------------------

Date: 10/12/95
     -------------------

                            Westwood Business Centre
                            Westwood, Massachusetts

                           SECOND AMENDMENT TO LEASE
                           -------------------------
                           Date: As of August 1, 1994


     LANDLORD:      Beacon Properties, L.P., successor-in-interest to
                    The Travelers Insurance Company

     TENANT:        The Travelers Insurance Company

     LEASE
     EXECUTION
     DATE:          As of October 12, 1993

     PREVIOUS
     LEASE
     AMENDMENTS:    First Amendment to Lease dated June 10, 1994


     WHEREAS, Tenant has, by letter dated July 14, 1994, a copy of which is attached hereto, exercised its right, pursuant to Section J of Article 3.01 of the above-referenced lease, not to utilize a shuttle bus service;

     WHEREAS, all of the Base Building Improvements and Tenant Improvements required to be made by Landlord under the Lease have been completed and the actual costs thereof have been determined; and

     WHEREAS, the parties desire to confirm the rental and certain other terms of said lease.

     NOW THEREFORE, the above-referenced lease, as previously amended (collectively, the "Lease"), is hereby further amended as follows. All capitalized terms used herein shall have the same definitions as used in the Lease.

     1.   LEASE COMMENCEMENT DATE
          -----------------------

     The parties hereby confirm and agree that the Lease Commencement Date is August 1, 1994.

     2.   LEASE EXPIRATION DATE
          ---------------------

     The parties hereby confirm and agree that the Lease Expiration Date is July 31, 2004.

     3.    SHUTTLE BUS SERVICE
           -------------------

     Since Tenant has exercised its right, pursuant to Section J of Article 3.01 of the Lease, not to use the shuttle bus service, as described in said Section J, the parties hereby agree that:

     A. Said Section J is hereby deleted from the Lease in its entirety and is of no further force of effect;

     B. Effective as of August 1, 1994, Tenant's Base Rent shall be reduced by $.52 per rentable square foot of the Premises. Such reduction in Tenant's Base Rent is reflected in the Revised Base Rent Schedule which is attached hereto as Revised Exhibit G; and

     C. Subparagraph A(2)(k) of Section 2.02 of the Lease is hereby deleted from the Lease in its entirety and is of no further force or effect.

     4.   ADJUSTMENTS ON ACCOUNT OF BUILD-OUT
          -----------------------------------

     The parties hereby confirm and agree that the Base Building Improvements and Tenant Improvements required to be made by Landlord under the Lease have been completed, and that the total cost of the same was $1,268,963.14. Accordingly, the parties hereby further confirm and agree that:

     A. Since the Allowance exceeds the costs of the Base Building Improvements and Tenant Improvements, Tenant's Base Rent, in implementation of the last sentence of Section 2.03 of Exhibit D to the Lease, shall be reduced by $3,935.31 per month effective from and after March 1, 1995. Such reduction in Tenant's Base Rent is reflected in the Revised Base Rent Schedule which is attached hereto as Revised Exhibit G; and

     B. Since Tenant incurred $198,439.14 on account of the Tenant Improvements for which it was not reimbursed from the Allowance, Landlord hereby agrees to pay such sum of $198,439.14 to Tenant.

     Tenant acknowledges and agrees that, upon implementation of the rent reduction provided for in Paragraph 4A above and payment by Landlord to Tenant of the sum set forth in Paragraph 4B above, Landlord shall be deemed to have fully satisfied its obligations to Tenant under the Lease with respect to the Allowance.

     5.   REVISED BASE RENT SCHEDULE
          --------------------------

     In implementation of Paragraphs 3 and 4 above, effective August 1, 1994 Exhibit G to the Lease is hereby deleted in its entirety and the Revised Exhibit G, a copy of which is attached hereto and made a part hereof, is substituted in its place.

     As hereby amended, the Lease is ratified, confirmed and approved in all respects.

     EXECUTED UNDER SEAL as of the date first above-written.

     LANDLORD:

     BEACON PROPERTIES, L.P.

     By:  Beacon Properties Corporation,
          General Partner


          By: /s/ Lionel P. Fortin
             -----------------------------
               Lionel P. Fortin
               Senior Vice President
               Hereunto Duly Authorized

     Date Signed:   8/11/95
                 -------------------------

     TENANT:

     THE TRAVELERS INSURANCE COMPANY

     By  /s/ Andy F. Bessette
        ----------------------------------
          Name:  Andy F. Bessette
          Title: National Director
          Hereunto Duly Authorized

     Date Signed: _____________________

                            [LOGO OF THE TRAVELERS]
                                                Corporate Real Estate & Services

The Travelers Companies
One Tower Square
Hartford, CT 06183
203 277-2747
FAX: 203 954-2819
                                                           July 14, 1994


Mr. Claude Hoopes, Leasing Director
Beacon Management Company
The Wellesley Office Park
65 William Street, Suite 100
Wellesley, Massachusetts 02181-3899

Re: Lease Agreement by and between Beacon Properties L.P. (successor in interest to The Travelers Insurance Company) as "Landlord", and The Travelers Insurance Company as "Tenant", dated October 12, 1993, as amended (the "Lease") for certain premises, as further described in the Lease, located at 690 Canton Street, Westwood, Massachusetts (the "Premises").

Dear Mr. Hoopes:

Pursuant to Article 3.01 (SERVICES PROVIDED BY LANDLORD) of the Lease, this letter shall serve as notice that The Travelers Insurance Company as Tenant will not be utilizing the "shuttle bus service", as further described in Section (J) thereof. In accordance with the terms of Section J of Article 3.01, Tenant's Base Rent shall be reduced by $ .52 per rentable square foot and Tenant' s Base Year for Operating Costs, and the calculation of such subsequent years' costs, as further described in Article 2.02 of the Lease, shall also be adjusted accordingly.

This change shall be effective as of the Commencement Date of the Lease, August 1, 1994 and the monthly rent payments shall be adjusted accordingly. In addition, Exhibit G (BASE RENT SCHEDULE) of the Lease shall also be modified in the following manner.

               Period                     Base Rental
               ------                     Rate Per RSF
                                          ------------

               Year 1-3                   $17.94

               Year 4-5                   $18.44

               Year 6-7                   $19.19

               Year 8                     $19.69

               Year 9-10                  $20.19

Please review the revised Base Rent Schedule and have this notice executed by or on behalf of Beacon Properties, L.P. as provided below, in order to acknowledge your agreement with the same.

Sincerely.                                     AGREED AND ACCEPTED:

                                               BEACON PROPERTIES, L.P.

/s/ Andy F. Bessette
Andy F.Bessette
National Director, Leasing & Facilities Mgmt.  _______________________________


AFB/cd

                                      REVISED EXHIBIT G
                                      -----------------
                           Revised Base Rent Schedule -- The Travelers

TOTAL AREA:  62,972 square feet
Period                                          Annual Base Rent               Monthly Installment
------                                          ----------------               -------------------

August 1, 1994 -                                $1,129,717.68                  $(94,143.14)
February 28, 1995

March 1, 1995 -                                 $1,082,493.96                  $(90,207.83)
July 31, 1997

August 1, 1997 -                                $1,113,979.92                  $(92,831.66)
July 31, 1999

August 1, 1999 -                                $1,161,208.92                  $(96,767.41)
July 31, 2001

August 1, 2001 -                                $1,192,695.00                  $(99,391.25)
July 31, 2002

August 1, 2002 -                                $1,224,180.96                  $102,015.08
July 31, 2004

----------
Beacon
----------
Management
----------
Company
----------

65 William Street Wellesley, Massachusetts 02181  617 235-5140

February 23, 1995



Mr. Lee Eighmy
Corporate Real Estate Manager
The Travelers Insurance Company
90 Merrick Avenue
Eastmeadow, NY 11554

Re:  Westwood Business Centre, 890 Canton Street, Westwood MA
     Lease Dated October, 1993, as amended by First Amendment dated June 10, 1994, as amended by Second Amendment dated August 1, 1994, by and between The Travelers Insurance Company and Beacon Properties, L.P.

Dear Lee:

In accordance with Article 4.08 of the above Lease, I am writing to inform you of a proposed installation of an antenna at the above property; and I am seeking your approval.

I have been informed by two independent operators that the proposed antenna installation would not interfere with your satellite installation. According to these experts, your system operates in the megahertz range while the proposed antenna operates in the gigahertz range which are two different areas of the spectrum. Also, the proposed installation would not be located in the same area of the roof as yours, and would also be pointed in an opposite direction.

Thank you for your cooperation in this matter.

Very truly yours,

/s/ Paula P Renkas

Paula P. Renkas
Property Manager

cc:  B. Baker
     D. Gratton
     K. LaShoto
     S. Murphy


ACCEPTED BY:
The Travelers


BY: /s/ (ILLEGIBLE)           Title: Manager - Corporate Real Estate
   -------------------------        --------------------------------

Date: 2/28/95
    ----------

----------
Beacon
----------
Management
----------
Company
----------


Wellesley Office Park Associates


July 18, 1994

Mr. Lee Eighmy
Corporate Real Estate Manager
The Travelers
90 Merrick Avenue
Eastmeadow, NY 11554

Re: Lease dated October 12, 1993 / by and between The Travelers Insurance Company and The Beacon Corporation.


Dear Mr. Eighmy:

I would like to take this opportunity to wish you well in your new premises at 690 Canton Street, Westwood, MA.

For record purposes, we wish to confirm that The Travelers Insurance
Company has leased 62,972 square feet on the first, second, and third floors of Westwood Business Centre, 690 Canton Street, Westwood, MA.

I also wish to confirm that your entire premises is substantially complete * and a partial move in took place June 24, 1994 and the completed move occured July 8, 1994. The Term Commencement Date August 1,1994 and Termination Date July 31, 2004.

If the above accurately states your understanding of the above referenced Lease dates please counter sign below and return one copy to me at Beacon Management Company. We suggest that you file the second copy with your Lease for future reference. Thank you.

                                                                        -------
Very truly yours                             * as defined in the Lease   AB
                                                                        -------

/s/ Paula P. Renkas
Paula P. Renkas
Property Manager

PPL/ikm

cc:  Claude Hoopes
     Suzanne King
     Jennifer O'Keefe
     Barbara Schnepp


AGREED AND CONSENTED TO:

The Travelers Insurance Company

By: /s/ Andy F. Bessette                    Title National Director
    ---------------------------                  ------------------
    (hereunto duly authorized)

Date  8/4/94
     --------


65 William Street Wellesley Massachusetts 02181  617 235-5140

                           Westwood Business Centre
                           Westwood, Massachusetts


                           FIRST AMENDMENT TO LEASE
                           ------------------------

     This First Amendment to Lease (this "Amendment") made this 7th day of June, 1994 by and between Beacon Properties, L.P. (the "Landlord") and The Travelers Insurance Company (the "Tenant") amends that certain Lease Agreement by and between The Travelers Insurance Company, as Landlord, and The Travelers Insurance Company, as Tenant, dated as of October 12, 1993 (the "Original Lease"). Capitalized terms used herein without definition which are defined in the Original Lease shall have the meanings ascribed to them therein.

     WHEREAS, Landlord has, as of the date of this Amendment, purchased the Land and Building from Tenant;

     WHEREAS, the parties hereto desire to amend the Original Lease so as to modify certain of Tenant's rights thereunder and to accommodate certain of Landlord's concerns in connection with the operation and management of the Building;

     NOW, THEREFORE, the parties hereto hereby agree the Original Lease is amended as follows (the Original Lease, as amended by this Amendment, being hereinafter referred to as the "Lease"):

1.  Amend Building Description. Section 1.03 A. if the Original Lease is hereby
    --------------------------
amended by inserting at the end thereof, provided that the rentable area of the Building shall be subject to remeasurement as provided on Schedule 2.

2.  Clarification of Premises. Sections 1.04 and 1.05, the second sentence of
    -------------------------
Paragraph A of Section 4.04 (relating to the so-called "6-1-95 Option Space"), and Exhibit A-3 of the Original Lease are hereby deleted in their entirety and the following is substituted in their place:

     1.04. PREMISES

     The Premises consist of the portions of the first, second and third floors of the Building outlined by cross-hatching on Schedule 1 attached to this Amendment and incorporated in the Lease by this reference. The portion of the Premises located on the second floor of the Building, containing 9,354 rentable square feet, which is labelled as "Premier Premises" on Schedule 1, is hereinafter referred to as the "Premier Premises." Wherever in the Lease there is a reference to Exhibit A-3, such reference shall be deemed to be made to Schedule 1 attached to this Amendment. Each portion of the Premises contains the rentable square footage and usable square footage set forth on Schedule 2 attached to this Amendment and incorporated in the Lease by this reference, and, for the purposes of Section 2.02 of the Lease, the Tenant's Proportionate Share applicable to each portion of the Premises is as set forth on said Schedule 2, subject to adjustment as provided in said Schedule 2.

3.   Changes Outside of the Premises. The last sentence of Section 1.03 of the
     -------------------------------
Original Lease is hereby deleted in its entirety and the following is inserted in its place:

     Notwithstanding anything to the contrary in this Lease contained, but subject to Landlord's obligation, as set forth in Section 3.02 hereof, to maintain the Building in first-class condition, Landlord shall have the right, at any time and from time to time, to make alterations, improvements, and repairs to the Building and/or the Common Area Facilities and the services provided by Landlord therein, provided that no such alteration, improvement or repair (collectively a "Landlord Alteration"):
     (i) materially adversely affects Tenant's use of, or access to, the Premises, (ii) reduces Tenant's parking rights under the Lease, or (iii) subject to the last sentence of this paragraph, decreases the rentable area of the Building for the purposes of determining Tenant' s Proportionate Share. Notwithstanding the foregoing, if the rentable area of the Building has been previously increased as the result of a Landlord Alteration, then, for the purposes of determining Tenant's Proportionate Share, the rentable area of the Building may be decreased (but not below the rentable area of the Building as of the Lease Commencement Date) as the result of subsequent Landlord Alterations.

4.   Force Majeure Extension of Scheduled Lease Commencement
     -------------------------------------------------------
Date. Section 1.07 of the Original Lease is hereby amended by
----
inserting the words "subject to extension pursuant to Section
9.01  hereof" after the words "August 1, 1994."

5.   Exercise Room. Paragraph L Section 3.01 of the Original Lease is hereby
     -------------
amended by deleting the words "equipment fitness center" and inserting in their place the words "exercise room."

6.   Tenant Work; Allowance.
     ----------------------

     Section 2.03 of Exhibit D of the Original Lease is hereby deleted in its entirety and the following inserted in its place:

     2.03  PAYMENT FOR THE TENANT IMPROVEMENTS; SCHEDULED LEASE COMMENCEMENT
DATE

     A. Landlord shall provide Tenant with an allowance of $25.00 per rentable square foot (the "Allowance") to be allocated to the cost of performing all Base Building Improvements and Tenant Improvements required to be made by Landlord under the provisions of Section 1.08 of the Lease, Exhibit C of the Lease and this Exhibit D, including without limitation the following (collectively the "Tenant Work"):

         (1)  All work shown on the plans listed on Schedule 3 attached to this
              Amendment and incorporated in the Lease by this reference;
         (2)  All overtime costs required to be incurred by Landlord in the performance of the Tenant Improvements and Base Building
              Improvements, to the extent that such costs are required as the result of the fault or delay of Tenant or Tenant's contractors;
         (3) Any Building security necessary to protect Tenant's furniture, equipment and other personal property during construction and Tenant's move into the Building;
         (4) Obtaining a Certificate of Occupancy after the completion of the Tenant Improvements;
         (5) All punchlist work and any liquidated damages, within the meaning of Section 3.03 of this Exhibit D to which Tenant may be entitled in the event that the punchlist items are not completed on a timely basis, to the extent that such costs are incurred as the result of the fault or delay of Tenant or Tenant's contractors;
         (6) Any amounts which Landlord is required to reimburse Tenant, pursuant to Section 3.05 of this Exhibit D in event that the Premises are not Substantially Complete by the Scheduled Lease Commencement Date, to the extent that such costs are incurred as the result of the fault or delay of Tenant or Tenant's contractors;
         (7)  All telecommunications wiring and cabling;
         (8)  All design services;
         (9)  Moving expenses;
         (10) The cost of remeasurment of the rentable area of the Building as provided on Schedule 2; and
         (11) The cost of re-stripping the parking area.

         Up to the amount of the Allowance, Landlord shall pay all costs associated with the Tenant Work. If Tenant shall incur any costs for such Tenant Work, Tenant shall submit to Landlord applications for payment or reimbursement from the Allowance, in the amount of the costs of the Tenant Work performed or for services provided. Landlord will make payment to the appropriate vendor or to the Tenant, at Tenant's option, within fifteen (15) days after Landlord's receipt of such application for payment. As soon as all the subject work has been performed, Landlord and Tenant shall make a final computation of the application of the Allowance. In the event that any such costs ("Excess Costs") are incurred by Landlord or Tenant which would require Landlord to pay any amount in excess of the Allowance, Tenant, and not Landlord, shall bear such cost. If Landlord is required to incur any such Excess Costs, Tenant shall within ten
         (10) days of billing therefor, after the Substantial Completion of the Premises, reimburse Landlord, as additional rent, for such Excess Costs. If any portion of the Allowance has not been spent, the Base Rental Rate shall be decreased based upon the portion of the Allowance remaining, such decrease to be calculated based upon the amortization on a straight-line basis over ten (10) years utilizing an interest rate of 8.5% of such remainder (the "Base Rental Rate Adjustment"); provided, however that the amount of the Base Rental Rate Adjustment shall not exceed $1.19 per square foot of rentable area.

7.  Certain Uncontrollable Operating Costs. Subparagraph (4) of Paragraph A of
    --------------------------------------
Section 2.02 of the Original Lease is hereby amended by deleting the word "utilities" appearing in fourth line and inserting in its place the words "Uncontrollable Operating Costs, as hereinafter defined," and by adding the following at the end thereof:

     "Uncontrollable Operating Costs" shall mean sewer, water, gas, and electric utility rates and charges, and any other energy-related costs; insurance; taxes; and snow removal.

8.   Space Adjustment Option Adjustments.
     -----------------------------------

     A. The first sentence of Section 4.04 of the Original Lease is hereby amended by deleting the word and numeral "six (6)" appearing in the first line and inserting in its place the word and numeral "nine (9)."

     B. Paragraph A of said Section 4.04 is hereby amended by deleting the word "On" appearing in the first line thereof and inserting in its place the words "Within the Window Period applicable to, as hereinafter defined," by deleting the words "as outlined on Exhibit A-2" appearing in the third and fourth lines
                          -----------
thereof, and by adding the following sentence after the first sentence thereof:

     The "Window Period" applicable to any anniversary date shall be the six (6) month period commencing on the date three months prior to such anniversary date and expiring on the date three months after such anniversary date.

     C. Said Section 4.04 is hereby further amended by adding the following additional paragraphs at the end thereof:

     C.  Limitation On Options.

          (1) Tenant's rights under Section 4.04 A hereof are subject and subordinate, in all respects, to the rights of any other tenant (an "Existing Tenant") in the Building whose lease (an "Existing Lease") was executed prior to the date of this Amendment, including without limitation any renewal, extension or expansion rights provided for in any such Existing Lease, all as set forth on Schedule 4 attached to this Amendment and incorporated in the Lease by this reference. Without limiting the foregoing, Tenant shall have no right to lease any portion of the Building pursuant to either Section 4.04 or 4.05 of the Lease for any time period during which an Existing Tenant who is identified on Schedule 4 has the right, pursuant to its lease with Landlord, to lease such premises.

          (2) If at the time of exercise of any option under Section 4.04 A hereof there is more than one "contiguous area of additional space" which could be leased to Tenant, then Landlord shall have the right to select which area shall be leased to Tenant.

          (3) If a "contiguous area of additional space" contains more than 10% of Tenant's then existing rentable area, Landlord shall have no obligation to subdivide such contiguous area if such subdivision would leave Landlord with unleased premises which are not, in Landlord's reasonable judgment, of a size, configuration and location which is reasonably marketable (a "Disadvantageous Subdivision"). If Landlord shall determine that the exercise of Tenant's option will result in such a Disadvantageous Subdivision, Landlord shall notify Tenant of its determination within ten (10) days after notice from Tenant of its option to lease space, which notice shall specify the size, configuration, and location of premises which would eliminate such condition (the "Substitute

             Configuration"), which Substitute Configuration may contain between 90% and 110% of the amount of space which was the subject of Tenant's election. In such event, Tenant shall have the right, exercisable by notice to Landlord within ten (10) days after the receipt of Landlord's notice, to lease the Substitute Configuration. Failure by Tenant to exercise such right shall constitute a waiver of its option to lease a "contiguous area of additional space" on such anniversary date.

        (4) Any space surrendered pursuant to Section 4.04 B shall, in Landlord's reasonable judgment, be of a size, configuration and location which is reasonably marketable.

        (5) If Tenant shall have exercised its right pursuant to Section 4.04 B to surrender any portion of the Premises as of an anniversary date, or shall have failed to exercise a right to lease additional space pursuant to Section 4.04 A as of an anniversary date, then any additional space which Tenant has the right to lease under Section
             4.04 A need not be contiguous with the Premises then demised hereunder.

        (6)  Tenant may not exercise rights under both Paragraphs A and B of
             Section 4.04 as of the same anniversary date.

   D.   Surrender of Premier Premises.

        In addition to Tenant's rights under Section 4.04 B hereof, Tenant shall have the option, upon giving Landlord written notice on or before the date six (6) months prior to the second anniversary of the Lease Commencement Date, to surrender the Premier Premises as of the second anniversary of the Lease Commencement Date. If Tenant timely exercises its surrender right under this Section 4.04 D:

        (1) The Base Rent, Operating Cost Escalation, Real Estate Tax Escalation, and Tenant's Proportionate Share shall be proportionately reduced;

        (2) The number of unreserved parking spaces and underground parking spaces provided to Tenant in Section 3.03 shall be proportionately reduced;

        (3) Tenant shall pay to Landlord the unamortized portion of the Premier Premises Excess Allowance, as hereinafter defined, which shall be amortized on a straight-line basis over ten (10) years utilizing an interest rate of 8.5%. For the purposes hereof, the "Premier Premises Excess Allowance" shall be defined as the amount by which the cost incurred by Landlord on account of the Allowance exceeds the product of (x) Seventeen ($17.00) Dollars per rentable square foot of the Premier Premises multiplied by (y) the rentable square feet of the Premier Premises.

9.   First Refusal Adjustments.
     -------------------------

     A. Section 4.05 of the Original Lease is hereby amended by adding the words "which Landlord is willing to accept" after the word "Building" appearing in the third line thereof.

     B. Said Section 4.05 is hereby further amended by inserting the words "or, with respect to the space shown on Exhibit A-5 (the "A-5 Space") without regard to Tenant's Proportionate Share," after the word "25%" appearing in the first line thereof, and by substituting the words "A-5 Space" for the words "First Offer Space" wherever they appear.

     C. Said Section 4.05 is hereby further amended by adding the following at the end of the first paragraph thereof:

     For the purposes of this Section 4.05, an area shall not be deemed to be "available" unless and until Landlord determines that the existing tenant (or anyone claiming by, through, or under such existing tenant) of such area will vacate such area, and Landlord is willing to market such area to third parties. If Tenant does not timely exercise its right to lease an available space hereunder, Landlord shall have no further obligation to Tenant under this Section 4.05 with respect to such available space unless
     (i) while such space remains so available, Landlord shall receive an Offer for such space which Landlord is willing to accept on economic terms (giving effect to rent, term, tenant improvement costs and other inducements) which is lower than the Offer previously submitted by more than ten percent (10%), or (ii) such space again becomes available at the expiration or other termination of a new lease of such available space.

     D. Said Section 4.05 is hereby further amended by deleting the word "reduce" appearing in the last line of the first paragraph of said Section 4.05 and inserting in its place the word "affect."

     E. The second paragraph of Section 4.05 of the Lease is hereby deleted in its entirety.

10.  Renewal Option Adjustments.
     --------------------------

     A. The first sentence of Section 4.06 of the Original Lease is hereby amended by deleting the words "up to" appearing in the second line thereof.

     B. The fourth sentence of said Section 4.06 is hereby amended by deleting the word and numeral "twelve (12)" and inserting in its place the word and numeral "fourteen (14)" appearing in the second line thereof.

     C. The fifth sentence of said Section 4.06 is hereby amended by deleting the words "March 1, 2004" and inserting in their place the words "November 1, 2003."

11.  Force Majeure for Construction. Section 9.01 of the Original Lease is
     ------------------------------
hereby amended by deleting the words "After the Lease Commencement Date"" appearing in the first line thereof, and by inserting at the end of the paragraph the words "which occurs after the date as of which The Beacon Corporation or its designee acquires title to the Property."

12.  Lease Ratified. The Lease is hereby ratified, confirmed continues in full
     --------------
force and effect.

     EXECUTED UNDER SEAL as of the date first above written.


     LANDLORD:
     BEACON PROPERTIES, L.P.
     By:  Beacon Properties Corporation,
          General Partner


          By:______________________________
               Robert J. Perriello,
               Senior Vice President -
               Finance and Asset Management
               Hereunto Duly Authorized

     TENANT:
     THE TRAVELERS INSURANCE COMPANY


     By /s/ Andy F. Bessette
        -----------------------------------
          (Name)               (Title)
          Hereunto Duly Authorized

        Andy F. Bessette
        National Director of Leasing & Finance

                                  SCHEDULE 1
                                  ----------

                           [FLOOR PLAN APPEARS HERE]

LEVEL ONE

                           [FLOOR PLAN APPEARS HERE]



LEVEL TWO-North & South Wings

                           [FLOOR PLAN APPEARS HERE]



LEVEL THREE-North Wing

                                  SCHEDULE 2
                                  ----------


Portion of                 Rentable Floor             Usable Floor
----------                 --------------             ------------
 Premises                       Area                      Area
 --------                       ----                      ----

First floor                46,026 square feet         41,776 square feet
Second floor               14,900 square feet         12,243 square feet
Third floor                 2,046 square feet          1,900 square feet

TOTAL                      62,972 square feet         55,919 square feet


                                   Tenant's
                                   --------
                              Proportionate Share
                              -------------------

First Floor                         30.02%*
Second Floor                         9.72%*
Third Floor                          l.33%*

TOTAL                               41.07%*

     The Proportionate Shares set forth on this Schedule 2 have been calculated by using 153,296 square feet as the rentable area of the Building. Prior to the Scheduled Lease Commencement Date, the Landlord shall cause the rentable area of the Building to be recalculated in accordance with the Building Owners and Management Association (BOMA) Method, American National Standard
(ANSI Z65.1-1980, reaffirmed 1989), Landlord and Tenant agreeing that under such BOMA Method, rentable area means the sum of the rentable areas of all of the floors in the Building. Upon such remeasurement, the Proportionate Share set forth herein shall be recalculated using the rentable area so recalculated.

                                  SCHEDULE 3
                                  ----------


                                 EXHIBIT "A"
                     PLANS AND SPECIFICATIONS - PHASE II
                   THE TRAVELERS AT WESTWOOD BUSINESS CENTER

The following documents have been prepared by Fuller Associates Architects, 286 congress Street, Boston, MA 02210.

No.  Description                                         Date     Rev. No.    Date
---  -----------                                         ----     --------    ----
Al   North Wing Level One Construction Plan             1/21/94
A2   South Wing Level One Construction Plan             1/21/94
A3   North Wing Level Two Construction Plan             1/21/94
A4   South Wing Level Two Construction Plan             1/21/94
A5   North Wing Level Three Plans                       1/21/94
A6   North Wing Level One Reflected Ceiling Plan        1/21/94
A7   South Wing Level One Reflected Ceiling Plan        1/21/94
A8   North Wing Level Two Reflected Ceiling Plan        1/21/94
A9   South Wing Level Two Reflected Ceiling Plan        1/21/94
A10  Level One, Two, and Three Sections and Details     1/21/94
All  North Wing Level One Finish Plan                   1/21/94
A12  South Wing Level One Finish Plan                   1/21/94
A13  North Wing Level Two Finish Plan                   1/21/94
A14  South Wing Level Two Finish Plan                   1/21/94

P-1  Plumbing and Sprinkler Plan West Wing              1/21/94
P-2  Plumbing and Sprinkler Plan East Wing              1/21/94
P-3  Second and Third Floor Sprinkler and Plumbing Plan 1/21/94
P-4  Plumbing and Sprinkler Details and Notes           1/21/94

M-1  Mechanical Floor Plan West Wing                    1/21/94
M-2  Mechanical Floor Plan East Wing                    1/21/94
M-3  Second and Third Floor Mechanical                  1/21/94
M-2  General Notes and Specifications Mechanical        1/21/94

E-1  Lighting Floor Plan West Wing Electrical           1/21/94
E-2  Lighting Floor Plan North Wing Electrical          1/21/94
E-2  Power Floor Plan West Wing Electrical              12/17/93    1         1/21/94
E-4  Power Floor Plan East Wing Electrical              1/21/94
E-5  Second and Third Floor Lighting Electrical         1/21/94
E-6  Second and Third Floor Power Electrical            1/21/94
E-7  Legend, Notes, and Schedule                        1/21/94

Specifications: Entitled "The Travelers Companies Westwood
  Business Center; Project Manual: Phase II"            1/21/94

Memo: Issued by Zbigniew M. Wozny of Q&W                2/1/94

No.  Description                                         Date     Rev. No.    Date
--   -----------                                         ----     -------     ----

                                LEASE AGREEMENT

                                BY AND BETWEEN

                 THE TRAVELERS INSURANCE COMPANY, as Landlord

                                      AND

                  THE TRAVELERS INSURANCE COMPANY, as Tenant



                           WESTWOOD BUSINESS CENTRE
                            WESTWOOD, MASSACHUSETTS

                               TABLE OF CONTENTS
     Section  Heading                                                Page

ARTICLE I. BASIC LEASE PROVISIONS

      1.01    Date and Parties........................................ 1
      1.02    Notices................................................. 1
      1.03    Building and Land....................................... 2
      1.04    Premises................................................ 2
      1.05    Area Verification and Measurement....................... 3
      1.06    Use..................................................... 3
      1.07    Lease Term.............................................. 4
      1.08    Improvements............................................ 4

ARTICLE II.   TENANT'S OBLIGATION TO PAY RENT

      2.01    Rent.................................................... 4
      2.02    Escalation.............................................. 5

ARTICLE III.  LANDLORD'S OBLIGATIONS

      3.01    Services Provided By Landlord........................... 16
      3.02    Repairs and Maintenance................................. 18
      3.03    Parking................................................. 19
      3.04    Life Safety and Security Requirements................... 19
      3.05    Building Rules and Regulations.......................... 20

ARTICLE IV.   TENANT'S RIGHTS AND OPTIONS

      3.06    Non-Solicitation........................................ 20
      4.01    Subleasing and Assignment............................... 20
      4.02    Alterations............................................. 21
      4.03    Tenant Signage.......................................... 21
      4.04    Space Adjustment Options................................ 21
      4.05    Right of First Refusal.................................. 23
      4.06    Renewal Option.......................................... 23
      4.07    Holding Over............................................ 24
      4.08    Earth Satellite Station................................. 25

ARTICLE V.    LIABILITY

      5.01    Insurance............................................... 25
      5.02    Environmental Compliance................................ 27
      5.03    Requirements of Law..................................... 32

ARTICLE VI.   LOSS OF PREMISES

      6.01    Damages................................................. 33
      6.02    Eminent Domain.......................................... 34

     Section  Heading                                                Page

ARTICLE VII.  NON-DISTURBANCE

      7.01    Subordination, Attornment and
                                 Non-Disturbance ..................... 35
      7.02    Estoppel Certificate.................................... 36
      7.03    Recording of Lease...................................... 36
      7.04    Quiet Enjoyment......................................... 36

ARTICLE VIII. DISPUTES

      8.01    Default by Tenant....................................... 37
      8.02    Default by Landlord..................................... 37
      8.03    Reduction of Services................................... 38
      8.04    Arbitration............................................. 39
      8.05    Governing Law........................................... 40
      8.06    Waiver of Consequential Damages......................... 40

ARTICLE IX.   MISCELLANEOUS

      9.01    Force Majeure .......................................... 40
      9.02    End of Term............................................. 40
      9.03    Entire Agreement........................................ 41
      9.04    Non-Discrimation........................................ 41
      9.05    Binding on Successors................................... 41
      9.06    Ambiguities............................................. 41
      9.07    First-Class Building.................................... 41
      9.08    Broker's Warranty....................................... 41
      9.09    Partial Invalidity...................................... 42
      9.10    Captions................................................ 42
      9.11    Non-Merger of Parties................................... 42
      9.12    Survival................................................ 42
      9.13    Attachments............................................. 43

                                LEASE AGREEMENT

                       ARTICLE I. BASIC LEASE PROVISIONS


  1.01.  DATE AND PARTIES

         This Lease Agreement ("Lease") is entered into as of the 12th day of October, 1993, by and between THE TRAVELERS INSURANCE COMPANY, a corporation organized and existing under the laws of Connecticut, having its principal offices at ONE TOWER SQUARE, 13 SHS, HARTFORD, CT 06183 ("Landlord"), and THE TRAVELERS INSURANCE COMPANY, a corporation organized and existing under the laws of the state of Connecticut, having its principal offices at One Tower Square, Hartford, CT 06183-7130 ("Tenant").


  1.02.  NOTICES

         All notices and notifications required or permitted under this Lease shall be in writing and sent by a nationally recognized private carrier of overnight mail (e.g., Federal Express) or by United States Certified Mail, return receipt requested and postage prepaid, to the parties at the following addresses or at such other addresses as the parties may designate by notice from time to time:


             Landlord:  The Travelers Insurance Company
                        C/O Travelers Realty Investment Company
                        125 High Street, 15th Floor
                        Boston, MA 02110

             Tenant:    The Travelers Insurance Company
                        Corporate. Real Estate
                        One Tower Square, 2-30CR
                        Hartford, CT 06183-7130

             with a copy to:

                        The Travelers Insurance Company
                        Corporate Real Estate
                        Regional Manager
                        One Tower Square, 2-3OCR
                        Hartford, CT 06183

       All notices shall be deemed effective three (3) days after the date of mailing or on the date of actual receipt, if sooner.

Form Revised 8/1/93                    1

  1.03.  BUILDING AND LAND

         Landlord leases to Tenant, upon the terms and conditions contained in this Lease, the Premises (as defined in Section 1.04) together with the right, in common with others, to use the Common Area Facilities (as hereinafter defined) of the Building (as hereinafter defined) and of the Land (as hereinafter defined) on which the Building is located. As used in this Lease, the "Common Area Facilities" shall include all freight and passenger elevators, loading docks, sidewalks, parking areas, driveways, hallways, stairways, public restrooms, common entrances, lobby, cafeteria, fitness center, emergency systems and other similar public areas and access ways of the Building and the Land.

         A. The "Building" means the building containing 160,000 rentable square feet, with a name and address as follows:

             Westwood Business Centre
             690 Canton Street
             Westwood, MA 02090

         B. The "Land" means the property described in the legal description attached as Exhibit A-1 and the tax assessor's plan attached as
                         -----------
             Exhibit A-2. The Land contains 1.25 acres, more or less.
             -----------
         Landlord shall make no change to the Building configuration that increases Tenant's Proportionate Share (as defined in Section
         2.02) or that materially affects Tenant's use of or access to the Premises without Tenant's prior written consent.

  1.04.  PREMISES

         The Premises consist of the floor area outlined by cross-hatching on Exhibit A-3. Tenant may increase or decrease the rentable area of
         -----------
         Tenant's Premises above or below the range stated in subsection A hereof, and the corresponding rent as described in Exhibit G (BASE RENT
                                                            ---------
         SCHEDULE), by up to 10% based upon Tenant's final "design intent" drawings referred to in Exhibit D (WORK LETTER AGREEMENT).
                                 ---------
         Landlord represents and warrants that:

         A. The net rentable area of the Premises shall be determined by Tenant's final "design intent" drawings and shall be between 48,500 and 60,000 rentable square feet of office space located on the first, second and third floors of the Building.

         B. The usable area of the Premises shall be determined by Tenant's final "design intent" drawings and shall be based on BOMA measurements of rentable/usable area.

  1.05.  AREA VERIFICATION AND MEASUREMENT

         For purposes of this Lease, the Premises and the Building shall be measured in accordance with the Building Owners and Management Association (BOMA) Method, American National Standard (ANSI Z65.1-1980, reaffirmed 1989), with modifications as noted on Exhibit L, attached
                                                          ---------
         hereto. All references to rentable area and usable area as used in this Lease shall refer to rentable and usable area calculations derived by the application of BOMA. Landlord shall provide, upon Tenant's request, the calculations which show how the rentable area of the Building and Premises were derived.

         If the net rentable area of the Premises is equal to or exceeds 25,000 square feet, Landlord shall provide Tenant with a certified survey performed by a licensed or registered surveyor, as to the rentable and usable area of the Premises and the rentable area of the Building (the "Survey"), at Landlord's sole cost and expense. The Survey shall bear the surveyor's seal and certification.

         If the net rentable area of the Premises is less than 25,000 square feet, Landlord shall provide Tenant with an architect's certification as to the rentable and usable area of the Premises and the rentable area of the Building (the "Certification"), at Landlord's sole cost and expense.

         In addition to the Survey or Certification, as applicable, Landlord shall provide Tenant with final as-built plans of the Premises. The final as-built plans shall indicate the rentable and usable area of the Premises and shall indicate how the rentable area was calculated. Upon request, at any time during the Lease Term, as defined in Section 1.07, Tenant or its authorized representatives shall have the right to access and review the final as-built plans for the Building.

         The Base Rent (as defined in Section 2.01) and Tenant's Proportionate Share shall be equitably adjusted if the Survey/Certification or the final as-built plans indicate that the net rentable area of the Building or the Premises differs from the numbers set forth in Section
         1.03 (BUILDING AND LAND) or Section 1.04 (PREMISES). The Survey/Certification shall be received by Tenant prior to Tenant's first monthly rental payment under this Lease.

         Tenant may, at any time during the Lease Term and at Tenant's sole cost and expense, retain a licensed or registered surveyor to measure the rentable and usable area of the Premises and the rentable area of the Building. If such re-measurement reveals a material difference between the net rentable area of the Premises or the Building from what is stated in this Lease or in the Survey/Certification, the Base Rent and Tenant's Proportionate Share as defined in Section 2.02 (ESCALATION) shall be equitably adjusted on a retroactive basis.

  1.06.  USE

         Tenant may use the Premises for general office use, or for any other uses related to general office use.


Form Revised 8/1/93                     3

  1.07.  LEASE TERM

         The initial term of this Lease is for ten (10) years and is scheduled to begin no sooner than August l, 1994, (the "Scheduled Lease Commencement Date"). The initial term of this Lease shall commence on the date when the entire Premises are Substantially Complete in accordance with Article 3.02 of Exhibit D (WORK LETTER AGREEMENT); the
                                         ---------
         inspection and the preparation of the punchlist have been completed in accordance with Section 3.03 of Exhibit D (WORK LETTER AGREEMENT);
                                         ---------
         Landlord is ready, willing and able to deliver actual possession of the Premises and the Scheduled Lease Commencement Date has passed (the "Lease Commencement Date"). However, if the Lease Commencement Date would be a Saturday, Sunday or holiday, the Lease Commencement Date shall be the first business day following that Saturday, Sunday or holiday. The initial term of this Lease shall end on the day which is the tenth year anniversary date of the Lease Commencement Date if the Lease Commencement Date is the first day of any month (the "Lease Expiration Date"). If the Lease Commencement Date is any day other than the first day of any month, the Lease Expiration Date shall be the last day of the month in which the tenth year anniversary date of the Lease Commencement Date falls. The initial term of this Lease, as extended or renewed in accordance with Section 4.06 (RENEWAL OPTION) of this Lease, shall be referred to as the "Lease Term".

         Within fifteen (15) days after the Lease Commencement Date, Landlord and Tenant shall execute and be bound by a Commencement Date Agreement, the form of which is attached as Exhibit H.
                                          ---------
  1.08.  IMPROVEMENTS

         Prior to the Lease Commencement Date, Landlord shall make all Base Building Improvements and Tenant Improvements in a first-class and workmanlike manner in accordance with Exhibit C (BASE BUILDING
                                               ---------
         IMPROVEMENTS) and Exhibit D (WORK LETTER AGREEMENT). All Tenant
                           ---------
         Improvements shall immediately become the property of Landlord upon completion unless otherwise agreed to in writing.

             ARTICLE II. TENANT'S OBLIGATION TO PAY RENT

  2.01.  RENT

         Tenant agrees to pay to Landlord base rent (the "Base Rent") in monthly installments in the amounts set forth in Exhibit G (BASE RENT
                                                  ---------
         SCHEDULE), in advance, prior to the tenth business day of each month of the Lease Term. If the Lease Term commences or ends on a day other than the first day or last day of a calendar month, or if the Base Rent for any calendar month is to be prorated for any reason, the monthly installment of the Base Rent shall be prorated on a per diem basis based on the number of days in the calendar month. The monthly installments of the Base Rent shall be made either by check and sent to Spaulding & Slye, 690 Canton Street, P.O. Box 7247-7953, Philadelphia, PA 19170-7953 or by electronic direct deposit, at Tenant's option. Landlord shall designate a bank account and shall furnish Tenant with a Direct Deposit Authorization in the form of Exhibit F. Landlord
                                                     ---------

Form Revised 8/1/93                    4
         shall give tenant notice if the address or bank account for rental payments changes.

         The Base Rent shall be calculated on a "gross lease" basis which includes Building Operating Costs, Real Estate Taxes, Services and utilities, each as hereinafter defined.

  2.02.  ESCALATION

         For purposes of calculating the portion of any increases in the operating costs and the real estate taxes for the Building, the Common Area Facilities and the Land which Tenant shall pay Landlord, as set forth in this Section 2.02, "Tenant's Proportionate Share" means the percentage obtained by dividing the total rentable area of the Premises by the total rentable area of the Building.

         A.  Operating Cost Escalation

             (1) This Operating Cost Escalation provision is intended to assure that Tenant pays only for Tenant's Proportionate Share of all inflationary-type increases in the costs of operating and maintaining the Building over the costs of the Base Year (as hereinafter defined). It is also intended that the Base Rent shall include all building services normally provided in first-class office buildings.

                 In addition to the Base Rent, Tenant shall pay the Building Operating Cost Escalation (as hereinafter defined). The "Operating Cost Escalation" means the difference between Tenant's Proportionate Share of the Building Operating Costs (as hereinafter defined) for the Base Year and Tenant's Proportionate Share of Building Operating Costs for the calendar year in question.

                 For purposes of the Operating Cost Escalation, the "Base Year" means the first full calendar year of the Lease Term.

                 In Landlord's and Tenant's reasonable discretion, the Building Operating Costs for the Base Year shall be adjusted, if necessary, to a level of a 95% occupied and fully operational first-class office building at cost levels prevailing in the geographic market in which the Building is located for an entire year. This adjustment shall include (a) when building systems are under warranty during the Base Year, an adjustment for the cost of service contracts and other expenses that would have been incurred in the absence of such warranties; (b) an adjustment for all other expenses that are not incurred if the Building is new and start-up discounts or similar savings have been achieved; and (c) adjustments for all other atypical costs that occur or do not occur during the Base Year other than those costs which would occur in the Base Year in the ordinary course of business. The purpose

Form Revised 8/11/93                   5
                 of these adjustments is to include in the Building Operating Costs for the Base Year all reasonable cost components that occur or are likely to occur in later years.

                 If at any time during the Lease Term, less than 95% of the total rentable, area of the Building is occupied by tenants, or the Landlord is not supplying services to 95% of the total rentable area of the Building at any time during any calendar year, the Building Operating Costs for such calendar year shall be reasonably determined to be an amount equal to the expenses that would normally be expected to be incurred had such occupancy been 95% of the total rentable area of the Building and had Landlord been supplying services to 95% of the total rentable area of the Building throughout the calendar year. The only costs which shall be adjusted in this manner shall be variable expenses where the amount is directly related to the level of occupancy or square foot area receiving a particular service. Landlord will indicate which expenses were adjusted in this manner on Exhibit B-1. Landlord will provide specific
                                -----------
                 calculations detailing this adjustment upon Tenant's request.

                 If a new category of expense is incurred after the Base Year, the first full year's expense for such item shall be added to the Building Operating Costs for the Base Year commencing with the first full calendar year that such expense is incurred, so that Tenant shall only be required to pay subsequent increases in such expense. The expense incurred for such item during the first year shall be subject to the adjustments described in the immediately preceding paragraphs.

                 Where Landlord allocates Building Operating Costs to the Building, Common Area Facilities or the Land, which Building Operating Costs are shared with other buildings; (i) the costs so allocated must be clearly identified on the Operating Cost Escalation invoice; (ii) the rational and the underlying method of allocation must be set forth in detail; and (iii) the benefit enuring to Tenant quantified. Absent the foregoing - disclosure, allocated costs shall, in no event, be deemed Building Operating Costs. Tenant reserves the right to challenge the propriety of all allocated costs.

                 For the first full calendar year following the Base Year, the Operating Cost Escalation shall be billed as a one-time charge at the close of the year and shall be paid by Tenant within sixty (60) days after receipt of the bill. For the second full calendar year following the Base Year, and all subsequent full or partial calendar years during the Lease Term, Tenant shall pay Landlord, on account, with its monthly installments of Base Rent in accordance with Section 2.01 (RENT), a sum equal to one-twelfth (1/12) of the prior year's

                 Operating Cost Escalation, less any non-recurring expenses ("Operating Cost Escalation Paid on Account").

                 Landlord shall provide Tenant with a bill for the Operating Cost Escalation in the form and calculated as shown in Exhibit
                                                                        -------
                 B-1 after the close of each calendar year. Tenant shall, within
                 ---
                 sixty (60) days of the Tenant's receipt of a bill, pay Landlord the difference between the Operating Cost Escalation Paid on Account and the final amount due as set forth in such bill. An example of how Exhibit B-1 is to be completed is attached as
                                -----------
                 Exhibit B-2.
                 -----------

                 If for any calendar year the Operating Cost Escalation Paid on Account exceeds the actual Operating Cost Escalation, the excess shall be (i) treated as a prepayment of the next due installment of Base Rent; Operating Cost Escalation Paid on Account or (ii) refunded to Tenant, at Tenant's option.

           (2) "Building Operating Costs" shall be limited to the following reasonable expenses which are paid or incurred for operating and maintaining the Building, the Common Area Facilities and the Land in a first-class manner:

                 (a)  Cleaning Expenses

                      All expenses for routine cleaning, including public areas, atriums, elevators, rest rooms and windows. Cleaning expenses shall include maintenance of cleaning equipment, supplies, contract service and trash removal.

                 (b)  Repairs and Maintenance

                      All expenses for general repair and maintenance, including contracted services, elevator, electrical, roof, plumbing, fire and life safety expenses, and other building maintenance supplies.

                 (c)  Roads, Grounds and Security

                      Expenses related to exterior maintenance (e.g., landscaping, snow removal, parking lot repairs, site signage and site lighting) and expenses for security. If separate fees are charged for parking, all parking area maintenance and operating costs and Real Estate Taxes (which taxes shall also be excluded from the Real Estate Tax Escalation) shall be excluded from Building Operating Costs.

                 (d)  Heating, Ventilation and Air Conditioning

                      Expenses for labor and supplies necessary to operate and maintain air conditioning, heating and ventilating systems, including the cost of contracted services. No replacement costs for major components of the heating, ventilation or air conditioning systems or energy costs are included in this category.

                 (e)  Insurance

                      All expenses for insurance of the Building. Excluded from Building Operating Costs shall be any comprehensive general liability insurance coverage with minimum limits in excess of $10,000,000.

                 (f)  Salaries

                      All salaries, wages, medical, surgical, union and general welfare benefits (including group life insurance), and pension payments of persons employed by Landlord to the extent such employees are directly engaged in the repair, operation and maintenance of the Building, Common Area Facilities and the Land, together with payroll taxes, workers' compensation insurance premiums, uniforms and related expenses pertaining to such employees, to the extent such expenses are competitive and commercially reasonable. Excluded from such salaries is the salary and benefits of the Building Manager, which is included in Subsection (g) below.

                 (g)  Management Fee

                      A management fee which in no event shall exceed 4% of the gross rental income from the Building, as adjusted below. Management fees for the Base Year and the Lease Term shall be computed as if the vacant areas of the Building were fully rented at Tenant's Base Rent, including reasonably anticipated amounts for escalations and other rents, without regard to rent abatements or other concessions, that would have been collected had the Building been fully occupied. After the Base Year, management fees shall be computed by substituting the actual base rents, including reasonably anticipated amounts for escalations and other rents, without regard to rent abatements or other concessions, of tenants for so long as they occupy areas vacant during Tenant's Base Year.

                 (h)  Utilities

                      Expenses for utility services, including electricity, gas, fuel oil, steam, chilled water coal and water/sewer. Utilities for tenant areas shall not be in excess of that for typical office use.

                 (i)  Certain Capital Expenditures

                      The annual amortization over its useful life with a reasonable salvage value on a straight-line basis of the costs of any equipment or capital improvements made by Landlord after the Lease was signed, as a labor-saving measure or to accomplish other savings in operating, repairing, managing or maintaining of the Building, but only to the extent of the savings.

                 (j)  Administration Expenses

                      Any expenditures pertaining to administration of the Building, Common Area Facilities and the Land including payroll and payroll-related expenses associated with administrative and clerical personnel and general office expenditures. However, such administrative expenses shall only be included to the extent that they are not included in the management fee as described in subsection (g) above, and to the extent that such expenses or any associated fees are not allocated to a leasing agent.

                 (k)  Shuttle Bus

                      The costs of providing the shuttle bus service as described in Section 3.01(J) of this Lease.

             (3) Exclusions

                 Building Operating Costs shall not include any expenses or costs incurred or paid by Landlord for the following items:

                 (a) Capital expenditures, including any capital replacement, capital repair or capital improvement made to the Building, the Common Area Facilities or the Land and any other expense which would be deemed to be a capital expenditure under generally accepted accounting principles, consistently applied, except as permitted pursuant to subsection (2)(i) above. Replacement of an item or of a major component of an item and major repairs to such items in lieu of replacement shall each be considered a Capital Expenditure if the original item or a subsequent improvement to such item was, or could have been, capitalized.

                      Capital Expenditures of $1,000 or less may be included in Building Operating Costs. For purposes of this clause, a group of expenditures related to the same capital project shall be considered a single expenditure;

                 (b) Depreciation or amortization of the Building or its contents or components;

                 (c) Expenses for the preparation of space or other work which Landlord performs for any tenant or prospective tenant of the Building;

                 (d) Expenses for repairs or other work which is caused by fire, windstorm, casualty or any other insurable occurrence, including costs subject to Landlord's insurance deductible;

                 (e) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, advertising or promotion;

                 (f) Legal expenses incurred in enforcing the terms of any Lease;

                 (g) Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the Land, Building, or Common Area Facilities;

                 (h) Expenses incurred for any necessary replacement of any item to the extent that it is covered under warranty;

                 (i) Actual cost of any special electrical, heating, ventilation or air conditioning or any other service required by any tenant that exceeds normal building standards or is required during times other than Business Hours, (as defined in Section 3.01, SERVICES FURNISHED BY LANDLORD), whether or not Landlord is reimbursed by such tenant;

                 (j) Accounting and legal fees relating to the ownership, construction, leasing, sale or any litigation relating to the Building, the Common Area Facilities or the Land;

                 (k) Any interest or penalty incurred due to the late payment of any Building Operating Costs;

                 (1) The cost of any item or service which Tenant separately reimburses Landlord or pays to third parties, or that Landlord provides selectively to one or more tenants of the Building, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s);

                 (m) Any amount paid to an entity or individual related to Landlord which exceeds the amount which would be paid for similar goods or services on an arms-length basis between unrelated parties;

                 (n) The cost of correcting defects in the construction of the
                     Building, the Common Area Facilities or the Land; repairs resulting from ordinary wear and tear shall not be deemed to be defects;

                 (o) The amount of any reimbursement or credit received or
                     receivable by Landlord with respect to an item of cost that is included in Building Operating Costs. The intent of this Subsection (o) is that Building Operating Costs shall be calculated on a "net" basis;

                 (p) The initial cost of tools and small equipment used in the operation and maintenance of the Building, the Common Area Facilities and the Land;

                 (q) The initial cost or the replacement cost of any permanent landscaping or the regular landscaping maintenance for any property other than the Land;

                 (r) Any penalty or fine incurred for noncompliance with
                     applicable building or fire codes;

                 (s) Any costs of complying with or correcting violations of any governmental laws, rules, regulations, or other requirements applicable to the Land, the Building, the Common Area Facilities or the Premises.

                 (t) Any ground rent, air space rent or other rent incurred for the Land;

                 (u) Any costs incurred to test, survey, cleanup, contain abate, remove or otherwise remedy Hazardous Materials, as defined in Section 5.02 (ENVIRONMENTAL COMPLIANCE) or asbestos containing materials from the Building, the Common Area Facilities or the Land;

                 (v) Any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the Building;

                 (w) Other--administrative expenditures (including expenditures for travel, entertainment, dues, subscriptions, donations, data processing, errors and omissions insurance, automobile allowances, political donations and professional fees of any kind unless specifically enumerated as Building Operating Costs).

             (4) CPI Cap

                 Notwithstanding any provision of this Lease to the contrary, Tenant shall not be obligated to pay for any annual increases in Building Operating Costs (however, excluding utilities) that exceed the percentage increase, if any, for such year in the national consumer Price Index for All Urban consumers ("CPIU"), U.S. City Average, published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items Less Food and Energy. If the CPIU is not published for any year during the Lease Term, the cap on the Operating Cost Escalation shall be determined by substituting a comparable index reasonably selected and mutually agreed to by Landlord and Tenant, which index shall reflect the purchasing power of the consumer dollar and is published by the Bureau of Labor Statistics of the U.S. Department of Labor. If such an index is not published by the Bureau of Labor Statistics, Landlord and Tenant shall select a comparable index published by a nationally recognized responsible financial periodical. The cap on the Operating Cost Escalation shall be determined by comparing the index for the last month of the prior year to that of the last month of the escalation year in question. For example, in determining the 1995 escalation, the index for December 1994 is to be compared to the index for December 1995. The percentage increase in such indices is then to be added to the allowable Building Operating Costs for the prior year and the sum shall be compared to the allowable Building Operating Costs for 1995. The lesser of the two numbers shall be deemed to be the allowable Building Operating Costs for 1995. This limitation shall be calculated each year for which the Operating Cost Escalation is payable. A further example is included in Exhibit B-2.
                                                -----------

B.  Real Estate Tax Escalation

             (1) This real estate tax escalation provision requires Tenant to pay Tenant's Proportionate Share of increases in Real Estate Taxes (as hereinafter defined) over Real Estate Taxes for the Base Tax Year (as hereinafter defined).

             (2) In addition to the Base Rent, Tenant shall pay the Real Estate
                 Tax Escalation (as hereinafter defined). The "Real Estate Tax Escalation" means the difference between Tenant's Proportionate Share of Real Estate Taxes for the Base Tax Year and Tenant's Proportionate Share of Real Estate Taxes for such Tax Year (as hereinafter defined).

             (3) "Real Estate Taxes" means all real estate taxes levied or assessed against the Building, the Common Area Facilities and the Land as finally determined to be legally payable by legal proceedings or otherwise after taking into account any available discount, excluding any interest or penalty for late payment and any transfer, sales, use or rent taxes. Real Estate Taxes shall include any and all costs and expenses (including attorney's fees) incurred by Landlord in connection with seeking or obtaining reductions in and refunds of Real Estate Taxes and shall be reduced by the amount of any reductions or refunds actually received by Landlord. If Landlord is successful in obtaining any reductions or refunds in Real Estate Taxes, Tenant shall receive its share thereof when such is actually obtained by Landlord.

             (4) "Tax Year" means the full fiscal period for each levied or assessed Real Estate Tax.

             (5) "Base Tax Year" means the later to occur of (i) the first Tax
                 Year which falls entirely within the Lease Term and for which Real Estate Taxes are levied or assessed, or (ii) the first Tax Year of the Lease Term during which the Building is 100% fully assessed and 100% fully taxed as a 100% completed structure.

             (6) "Base Real Estate Taxes" means Real Estate Taxes for the Base
                 Tax Year.

             (7) For the first Tax Year following the Base Tax Year, the Real
                 Estate Tax Escalation shall be billed as a one-time charge at the close of the year and shall be paid by Tenant within thirty
                 (30) days after receipt of the bill.

                 Commencing with the second Tax Year following the Base Tax Year, and all subsequent Tax Years, no sooner than sixty (60) days prior to the earliest due date of the tax bill to the taxing authority, Tenant shall pay Landlord, on account, within sixty (60) days after receiving an invoice therefore, a sum equal to the Real Estate Tax Escalation for the prior Tax Year (the "Real Estate Tax Escalation Paid on Account").

                 Notwithstanding the foregoing, if Landlord is required by its lender to escrow Real Estate Taxes on a monthly basis, Tenant shall pay Landlord on account each month, commencing with the second Tax Year following the Base Tax Year, a sum equal to one-twelfth (1/12) of the prior year's Real Estate Tax Escalation as Real Estate Tax Escalation Paid on Account.

                 Landlord shall provide Tenant with an invoice for the Real Estate--Tax Escalation at the close of each Tax Year, after the tax bills have been paid by Landlord, in the form and calculated as shown in Exhibit B-3 and Landlord shall provide
                                        -----------
                 Tenant with copies of paid Real Estate Tax bills. Tenant shall, within sixty (60) days of the Tenant's receipt of such invoice, pay Landlord the difference between the Real Estate Tax Escalation Paid on Account and the final amount due as set forth in such invoice.

                 If for any Tax Year the Real Estate Tax Escalation Paid on Account exceeds the Real Estate Tax Escalation, the excess shall be (i) applied to reduce the Operating Cost Escalation due pursuant to this Lease, (ii) treated as a prepayment of the next due installments of the Base Rent, Operating Cost escalation Paid on Account or
                 (iii) refunded to Tenant, at Tenant's option.

             (8) This Real Estate Tax Escalation provision is intended to assure that Tenant pays Tenant's Proportionate Share of ordinary increases in Real Estate Taxes due to ordinary jurisdiction-wide increases in tax rates and changes in the Building, Common Area Facilities and Land assessments due to changes in local market values. It is also intended that the Base Rent shall include all Real Estate Taxes applicable to the Land and the fully completed Building and Common Area Facilities at normal tax rate and assessment levels as of the Base Tax Year.
                 Accordingly:

                 (a) Tenant shall not be responsible for any increase in Real
                     Estate Taxes which results solely from the creation of additional rentable area on the Land or in the Building or from improvements or alterations made by Landlord or other tenants.

                     Tenant shall pay the full amount of any increase in Real Estate Taxes which are solely due to improvements to the Premises made by Tenant or requested by Tenant and provided by Landlord. If Tenant seeks to dispute any increase in Real Estate Taxes on its improvements, the burden of proof with respect thereto shall fall solely upon Tenant and Landlord shall give Tenant the necessary authority to challenge any such assessment on Landlord's behalf, and Tenant shall bear the full cost and expense of any such challenge.

                 (b) If (i) there is a tax abatement program in effect at any time during the Lease Term which reduces Real Estate Taxes, or (ii) Real Estate Taxes are "phased in" during the Lease Term, Real Estate Taxes for the Base Tax Year shall be adjusted so that they are computed on the same basis as Real Estate Taxes for the Tax Year(s) during which the tax abatement or phase-in is in effect.

                     For example, if Real Estate Taxes for the Base Tax Year are reduced by 50% as part of a tax abatement program and Real Estate Taxes are reduced by 25% for the next Tax Year (year
                     2) and are not reduced at all for the following Tax Year (year 3), for purposes of computing the increase for year 2, the Base Year Real Estate Taxes shall be recomputed as if there were a 25% abatement in effect, and for purposes of computing the increase for year 3, the Base Real Estate Taxes shall be computed as if there were no abatement in effect.

                 (c) If Landlord contests the assessment for Tenant's Base Tax
                     Year, then Landlord, at Landlord's sole
                     cost and expense, shall take reasonable steps to contest the assessment in later Tax Years as well. If Tenant's Proportionate Share is equal to or greater than 25%, and Landlord is not contesting the assessment for a Tax Year during the Lease Term, Tenant may bring, at Tenant's option, appropriate proceedings in Landlord's name or Tenant's name, or both, for contesting the assessment for such Tax Year; provided that Tenant gives Landlord ten (10) days written notice of its intention to contest such assessment. The net amount of taxes recovered as a result of such proceedings (e.g., the amount recovered after payment of all sums necessary to attain such recovery) shall be shared between Landlord and Tenant with Tenant receiving Tenant's Proportionate Share thereof; provided that Tenant shall pay one hundred percent (100%) of any increase in Real Estate Taxes (and all costs and expenses in connection with such contest) resulting from Tenant's contest of the assessment for any Tax Year during the Lease Term. Landlord shall cooperate with Tenant with respect to the proceedings so far as is reasonably necessary.

                 (d) Any increase in Real Estate Taxes for the Building
                     resulting from a refinancing or sale shall be added to the Base Real Estate Taxes.

                 (e) Other adjustments shall be made to the Real Estate Tax
                     Escalation as necessary in order to preserve the intent of this Subsection 9 B (8).

            (9) Subject to the cure rights of any lender of record, Tenant may, at its option, pay any delinquent Real Estate Taxes which are in default for a period of thirty (30) days and such payments shall be deducted from the Base Rent.

    C.  Escalation General Provisions

        (1) Landlord shall provide Tenant with copies of bills, cancelled checks or contracts relative to the Building Operating Costs upon request. Landlord shall maintain accurate books and records for the Building Operating Costs and Real Estate Taxes in accordance with generally accepted accounting principles consistently applied, however, adjustments to Building Operating Costs and Real Estate Taxes shall be made as provided in this Lease. Landlord shall maintain such books and records and keep copies of the actual paid bills, cancelled checks and copies of any applicable contracts for each year including the Base Year, for the duration of the Lease Term, as extended, and for three (3) years thereafter. The Building Operating Costs, including those for the Base Year, may be audited by Tenant or Tenant's authorized representative during normal business hours, upon reasonable prior notice to Landlord. If Tenant challenges Landlord's computations of the Base Year Building

            Operating Costs, Base Real Estate Taxes; or the amount of the Operating Cost Escalation or Real Estate Tax Escalation, Tenant shall give Landlord notice stating Tenant's objections. If an independent audit performed on behalf of Tenant verifies that Landlord's computations of the Building Operating Costs or Real Estate Taxes for the Base Year are incorrect or that Tenant was overcharged for the Operating Cost Escalation or Real Estate Tax Escalation, Tenant shall give Landlord notice and Landlord shall promptly repay all such overpayments to Tenant and adjust Tenant's Base Year or Base Tax Year within thirty (30) days of receiving Tenant's notice. If Landlord does not respond to Tenant's notice, Tenant may withhold from its rental payments in the amount of such overcharges or errors from its monthly rental payments until they are resolved, through good faith negotiations or through arbitration as per Section 8.04 (ARBITRATION) of this Lease. If Tenant's internal or independent audit of the Building Operating Costs for the Base Year or Base Real Estate Taxes, or any subsequent year indicates that Tenant was overcharged for the Operating Cost Escalation or Real Estate Tax Escalation by an amount which is greater than or equal to 3% of the amount which should have been paid by Tenant, Landlord shall promptly reimburse Tenant for all of Tenant's travel expenses and audit fees incurred for the audit.

        (2) Landlord agrees to waive any defense of statute of limitations until after Tenant's receipt of the final Real Estate Tax or Operating Cost Escalation after the Lease Expiration Date.

        (3) The escalation payments for the last year of the Lease shall be based upon the number of actual months Tenant occupied the Premises during that year and shall be prorated accordingly.

        (4) If there is a change in ownership of the Building, Landlord agrees to give complete copies of all records affecting Building Operating Costs and Real Estate Taxes to the subsequent owner. Any successor to Landlord's interest shall, by collecting rent under this Lease, be liable to Tenant for any overcharges in the Real Estate Tax Escalation or the Operating Cost Escalation.

        (5) In no event will the Base Rent be reduced if the Building Operating Costs or Real Estate Taxes for any year during the Lease Term are less than the Base Year amounts.

                 ARTICLE III. LANDLORD'S OBLIGATIONS

  3.01. SERVICES PROVIDED BY LANDLORD

        Landlord shall provide Tenant with the following services (the "Services") at Landlord's sole cost and expense. Landlord shall provide these services, in a first-class manner using first-class materials and workmanship, Monday through Friday from 7 a.m. to 7 p.m. and Saturday from 8 a.m. to 1 p.m. (the "Business Hours"), or as specified below. Landlord shall not be required to provide services on the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (the "Holidays").

        A. A heating, ventilation and air conditioning ("HVAC") system for the Premises, as described In Exhibit C (BASE BUILDING IMPROVEMENTS),
                                      ---------
            fully equipped and of sufficient capacity to achieve maximum efficiency and conserve energy in its operation for Tenant's employees and business machinery and equipment. The HVAC system shall maintain the temperature in the Premises at not less than 72 (degree) F based upon a "dry-bulb" measurement (and 55 (degree) F based upon a "wet-bulb" measurement) in the winter and not more than 76 (degree) F based upon a "dry-bulb" measurement (and 60 (degree) F based upon a "wet-bulb" measurement) in the summer.

        B. Electrical current to the Premises for ordinary office use, lighting and the HVAC system. Ordinary office use shall include, but shall not be limited to, the operation of office equipment, typewriters, word processors, personal computers, telephones, telecopy machines and photocopy machines.

        C. Complete Janitorial and Office Service and Supplies, as described in Exhibit E, which shall include all costs of the replacement of
            ---------
            lighting tubes, lamp ballasts, and bulbs.

        0. Hot and cold water sufficient for drinking, lavatory, toilet and ordinary cleaning purposes.

        E. Security Service shall be provided in a manner comparable to other "first-class buildings" (as defined in Section 9.07, FIRST-CLASS BUILDINGS), and consistent with reasonably prudent standards of maintaining a safe operating environment and the deterrence of activities opposing this objective. Landlord reserves the right to use public or private security personnel and services to provide such security. Landlord hereby represents that such security shall include guard service during non-Business Hours.

        F. Automatic passenger elevators and freight elevators as described in Exhibit C (BASE BUILDING IMPROVEMENTS), which shall provide access
            ---------
            to the Premises twenty-four (24) hours a day, seven (7) days a week, including Holidays and when Tenant moves into and out of the Premises.

        G.   Extermination and pest control when necessary.

        H. Maintenance of and service to all the Common Area Facilities to maintain the same in a first-class condition. The maintenance and service shall include cleaning, HVAC, electrical current and illumination, snow shoveling, de-icing, repairs, replacements, lawn care, trash hauling and landscaping.

        I. Electrical current and HVAC for the telecommunications rooms as described Exhibit D (WORK LETTER AGREEMENT) shall be
                       ---------
            provide twenty-four (24) hours a day seven (7) days a week.

        J. Shuttle Bus Service between the Building and the Quincy, MA MTA Station, which service shall be provided at least two (2) times per day arriving at the Building prior to 9:00 am and twice departing the Building after 4:00 pm, excluding Holidays. In the event Tenant chooses not utilize the shuttle bus service, Tenant shall give Landlord thirty (30) days notice and thereafter Tenant's Base Rent shall be reduced by $.52 per rentable square foot of the Premises and Tenant's Base Year for Operating Cost Escalation shall be adjusted and shuttle bus charges shall no longer be part of the Building Operating Costs. Tenant shall have the option to request Landlord to add one (1) additional van to the shuttle bus service upon giving Landlord thirty (30) days notice and thereafter Tenant's Base Rent shall be increased by $.31 per rentable square foot of Premises and Tenant's Base Year for Operating Cost Escalation shall be adjusted to reflect two (2) vans being in operation rather than one (1).

        K. Cafeteria and food vending on the first floor substantially similar to the cafeteria in operation as of the date of this Lease.

        L. An equipment fitness center with showers and changing rooms at no cost for Tenant's use.

        Tenant shall have the right to request any or all of the Services outside of the Business Hours or the Holidays, and the same shall be supplied upon advance notice, at Tenant's expense. If more than one tenant directly benefits from these services then the cost of providing the services during non-Business Hours shall be allocated proportionately between or among the benefiting tenants based upon the amount of time each tenant benefits and the square footage of each tenant's premises. The cost for these additional Services shall, in no event, exceed Landlord's actual costs. The cost for additional HVAC and electrical services shall be $18.00 per hour per zone, and shall be allocated as described above.

  3.02. REPAIRS AND MAINTENANCE

        Tenant shall keep the Premises and Tenant's fixtures in good order during the Lease Term and make repairs and replacements to the Premises which are necessary due to Tenant's misuse or negligence.

        Except for repairs and replacements that Tenant is required to make due to its misuse or negligence, Landlord shall pay for and make all other repairs and replacements to the Premises, the Common Area Facilities and the Building, including the Building structure, systems, fixtures and equipment. Landlord shall make all repairs and replacements necessary to maintain the Building in a first-class condition.

        Landlord may obtain reasonable access to the Premises to perform repairs to the Building, the Common Area Facilities and the Premises at reasonable times upon twenty-four (24) hours prior notice to tenant. Landlord or Tenant may make emergency repairs without giving the other party prior notice. to Tenant makes emergency repairs without giving Landlord prior notice9 Landlord shall be obligated to reimburse Tenant for the cost of such emergency repairs. Any repairs or replacements which Landlord is required to make shall be made within a reasonable period of time after receiving notice or having actual knowledge of the need for such repair or replacement. When making repairs, Landlord shall take all necessary actions to protect Tenant's property and personnel from loss, damage and injury and to avoid disrupting Tenant's use and occupancy of the Premises.

3.03.   PARKING

        Landlord shall provide, at no additional cost to Tenant, four (4) parking spaces for every 1,000 rentable square feet of the Premises. Of the parking spaces provided, one covered parking s ace for every 2,100 rentable square feet of the Premises shall be located in the parking garage below the Building and the remaining spaces shall be located In the paved surface parking lot adjacent to the Building on a non-exclusive basis in common with other Building tenants. The parking areas are shown on Exhibit A-4 and shall be available for Tenant's use during
                     -----------
        the Business Hours. In addition, Landlord shell reserve a minimum of fifteen (15) guest and visitor parking spaces which shall be shared in common with other Building visitors.

        Dir ectional signs for public identification shill be provided, and the parking area shall be adequately striped and lighted and secured red to provide for the safety of Tenant's employees and guests. Tenant reserves the right to identify and segregate such parking spaces, at Tenant's expense. The parking spaces and associated lighting shall be available for Tenant's use at no additional cost in the event that Tenant conducts a second shift operation. Landlord shall maintain the parking area in first -class condition and repair at all times during the Lease Term, Landlord shall only allow parking for vehicles consistent with the typical and reasonable tenant composition of an office building.

        If Tenant's number of parking spaces as identified above shall be reduced subsequent to an occurrence as set forth in sections 6.01 (DAMAGES) or 6.02 (EMINENT DOMAIN), Landlord shall provide Tenant with comparable alternate parking spaces in order to maintain Tenant's ratio of parking spaces as set forth above.

        Three (3) additional underground parking spaces in the Building parking garage shall be designated and identified with proper signage, at Landlord's expense, for Tenant's Drive-In Claim operations and an appraisal office to be located adjacent to the parking spaces in the lower level of the Building, as described in Exhibit D, (WORK LETTER
                                                     ---------
        AGREEMENT)

3.04.   LIFE SAFETY AND SECURITY REQUIREMENTS

        Landlord shall maintain the Life Safety and Security systems described in Exhibit C (BASE BUIL WING IMPROVEMENTS) and shall
           ---------
        comply with all requirements of all prevailing governmental authorities having or claiming jurisdiction over the Building, the Common Area Facilities and the Land. Landlord shall, prior to the Lease Commencement Date, provide to Tenant a written emergency evacuation plan in accordance with OSHA (as defined in Section 5.02.) standards or any comparable standard if OSHA should be superseded.

        Landlord shall conduct at least two (2) evacuation drills for the Building per calendar year. Any problems discovered during these drills shall be resolved jointly by Landlord and Tenant.

  3.05. BUI WING RULES AND REGULATIONS

        Landlord shall enforce uniformly and on a non-discriminatory basis the Building Rules and Regulations, attached to this Lease as Exhibit J,
                                                                  ---------
        upon all tenants in the Building. The purpose of the Building Rules and Regulations shall be to ensure the safety, care, order or cleanliness of the Building and Common Area Facilities. If any of the Building Rules or Regulations conflicts with or is inconsistent with any provision of this Lease, the Lease provision shall control. If Landlord modifies or supplements the Building Rules and Regulations, Landlord shall provide Tenant with advanced written notification of such modification or supplement.

  3.06  NON-SOLICITATION

        Landlord shall implement, maintain and enforce a policy which prohibits solicitation, canvassing, peddling, demonstrations, public protests, or any other activity which would be disruptive to tenants in the Building, from occurring in the Common Area Facilities. Landlord shall post written notification of such policy in all the public Common Area Facilities, as is reasonably practicable.

                 ARTICLE IV. TENANT'S RIGHTS AND OPTIONS

  4.01  SUBLEASING AND ASSIGNMENT

        Tenant may, upon notice to Landlord, sublease all or any part of the Premises or assign this Lease, subject to Section 1.06 (USE). Notwithstanding the foregoing, Tenant may sublease all or any portion of the Premises or assign this Lease to its subsidiaries, affiliates and/or independent contracted insurance agents without first notifying Landlord. Any assignment or subleasing shall not release Tenant from liability under this Lease except if the creditworthiness of the proposed sub lessee or assignee is approved by Landlord to be sufficient, which approval shall not be unreasonably withheld or delayed. In order for Landlord to make such determination, Tenant shall provide Landlord, within thirty (30) days of the anticipated sublease commencement date; (i) the name and address of the proposed subtenant or assignee; ( ii) the nature of the proposed subtenant's or assignee's business; (iii) the terms of the proposed sublease or assignment and
        (iv) reasonable financial information so that Landlord can evaluate the proposed subtenant or assignee. If Landlord and Tenant cannot agree as to the adequacy of such sub lessee's or assignee's creditworthiness, such matter shall be subject to arbitration in accordance with Section 8.04 (ARBITRATION). Notwithstanding any of the foregoing to the contrary, Tenant may not assign this Lease or sublease any portion of the Premises if Tenant is in Default (as defined in Section 8.01.) under this Lease either on the date Tenant provides Landlord with the information set forth above or, unless waived in writing by Landlord, on the proposed commencement date of such sublease or assignment.

  4.02  ALTERATIONS

        Tenant may make improvements, additions, installations, decorations and changes ("Alterations") of a non-structural nature to the Premises without Landlord's prior written approval. Non-structural Alterations means any Alterations which do not affect any of the major Building systems or structural components. All non-structural Alterations shall become Landlord's property at the expiration of the Lease Term unless otherwise agreed to in writing. Systems furniture and Tenant trade fixtures, including moveable partitions, panels, screens, and HVAC systems provided by Tenant, are Tenant's property and shall remain Tenant's property at the expiration of the Lease Term, unless otherwise so elected by Tenant.

        Tenant shall employ contractors who guarantee to use first-class materials and workmanship and who shall comply with all local building codes. Tenant shall not permit any lien to be placed on record with respect to any part of the Building for work or materials provided or obligations incurred by or for Tenant. Tenant shall discharge any such lien of record within thirty (30) days.

  4.03. TENANT SIGNAGE

        Landlord shall provide Tenant with identification and signage in accordance with Tenant's specifications as described in Exhibit C
                                                                ---------
        (BASE BUILDING IMPROVEMENTS).

        Landlord shall obtain Tenant's prior written consent if any insurance, managed care or financial services competitor of Tenant requests approval to display any exterior sign. Tenant's withholding of consent shall not be unreasonably withheld or delayed. In no event shall the signage of any competitor of Tenant be more prominent than Tenant's signage.

  4.04. SPACE ADJUSTMENT OPTIONS

        Tenant shall have the option, upon giving Landlord six (6) months prior notice, to acquire or surrender space as follows:

        A.  Acquiring Additional Space

            On the 3rd, 5th and 7th anniversary date(s) of the Lease Commencement Date, Tenant may lease a contiguous area of additional space, up to 10% of Tenant's then existing rentable area on the 1st or 2nd floor(s) as outlined on Exhibit A-2. In addition, on or
                                           -----------
            before June 1, 1995 Tenant
             may lease up to 7,400 rentable square ?/feet, as outlined on Exhibit A-2 as the "6-1-95 Option Space". Any additional space
             -----------
             shall be leased to Tenant upon the same terms and conditions as provided in this Lease (including pro-rated Tenant Improvement, Moving, Design and other allowances) for the remainder of the Lease Term and shall be at the net effective Base Rent Rate as described in Section 2.01 (RENT), adjusted for Real Estate Tax Escalation and Operating Cost Escalation.

            (1) Landlord shall provide the additional space with all Base Building Improvements provided in Exhibit C and a pro-rata
                                                   ---------
                 share, based on the remaining Lease Term of the Tenant Improvement Allowance as provided in Exhibit D.
                                                      ---------

             (2) Tenant shall be entitled to additional parking spaces on the same basis as described in Section 3.03 (PARKING). This does not apply to Drive-In Claim parking spaces.

             (3) Tenant may not acquire this additional space if Tenant is in
                 Default under this Lease either on the date Tenant exercises its option to Lease the additional space or, unless waived in writing by Landlord, on the proposed commencement date for the additional space.

        B.   Surrender of Space

        On the 3rd, 5th and 7th anniversary date(s) of the Lease Commencement Date, Tenant may surrender up to 10% of Tenant's then existing rentable area and thereupon the Base Rent, Operating Cost Escalation, Real Estate Tax Escalation and Tenant's Proportionate Share shall be proportionately reduced. In addition, the number of unreserved parking spaces and underground parking spaces provided to Tenant in Section 3.03 (PARKING) above shall be proportionately reduced.

        (1) If Tenant surrenders space on the 3rd anniversary date, Tenant shall pay Landlord the cost of the unamortized Tenant Improvements for such surrendered area which shall be amortized on a straight-line basis over ten (10) years utilizing an interest rate of 8.5%.

        (2) If Tenant surrenders space on the 5th anniversary date, Tenant shall pay Landlord the cost of the unamortized Tenant Improvements for such surrendered area which shall be amortized on a straight-line basis over ten (10) years utilizing an interest rate of 8.5%.

        (3) If Tenant surrenders space in response to Landlord's request, Tenant shall be relieved of all obligations to pay Base Rent, the Operating Cost Escalation and the Real Estate Tax Escalation with respect to the surrendered portion of the Premises.

  4.05. RIGHT OF FINAL REFUSAL/OFFER

        If Tenant's Proportionate Share is equal to or exceeds 25%, and Landlord shall receive a bona fide offer (the "Offer") from any third party to lease any available space in the Building, at any time during the Lease Term, Landlord shall notify Tenant of such Offer through written notice, enclosing a copy of the Offer, and Tenant may, within ten (10) days, accept the terms of the Offer in writing and within thirty (30) days thereafter lease the available space under the terms and conditions specified in the Offer, including without limitation, the rental rate which the third party accepted and would have paid if such third party had entered into a lease with Landlord for such space. This right of first refusal is in addition to Tenant's option to acquire additional space under Section 4.04 (SPACE ADJUSTMENT OPTIONS). Any space acquired under this right of first refusal shall not reduce Tenant's ability to acquire space under said Section 4.04.

        Notwithstanding the foregoing, if Tenant's Proportionate Share is less than 25%, and the space shown on Exhibit A-5 (the "Right of First
                                              -----------
        Offer Space") shall become available, Landlord shall notify Tenant, in writing of its availability. Tenant shall have ten

        (10) days from its receipt of Landlord's notice to notify Landlord of its desire to Lease such Right of First Offer Space. Within thirty (30) days of Tenant's notice to Landlord, Landlord and Tenant shall enter into a Lease for such space upon the same terms and conditions as this Lease, including the Base Rent.

        Notwithstanding the foregoing, Tenant may not exercise either (a) its right of first refusal or (b) its option to lease the right of First Offer Space if Tenant is in Default under this Lease either on the date Tenant exercises its option to Lease the space described in the Offer or the Right of First Offer Space, as the case may be, or, unless waived in writing by Landlord, on the proposed commencement date for such space.

  4.06. RENEWAL OPTION

        Tenant shall have the option to renew this Lease (the "Renewal Option") for an additional term of up to 5 years, upon the same terms and conditions as in the initial Lease Term except that the Base Rent for the renewal term shall be at a mutually agreed upon negotiated rate, which rate shall not exceed ninety-five percent (95%) of the Fair
        Market Rate at that time. The Base Year for Building Operating Costs and the Base Tax Year shall be updated to the calendar year or the Tax Year, as appropriate, which immediately follows the calendar year in which the renewal term commences. "Fair Market Rate" shall mean the average of the annual rental rates then being charged in the office market sector of the area where the Building is situated, for comparable space for leases commencing on or about the time of the commencement of the lease term to which this definition applies, taking into consideration use, location and floor level of the applicable building, the location, quality and age of the building, leasehold improvements or allowances provided, rental concessions (such as abatements, lease assumptions or takeovers and moving expenses), the date that the particular rate under consideration became effective, the term of the lease under consideration, the extent of services provided thereunder, applicable distinctions between "gross" leases and "net" leases, base year figures for escalation purposes, brokerage fees saved due to the renewal, the period for which space would be vacant if Tenant were to vacate the space rather than to renew, the creditworthiness and quality of Tenant, and other adjustments to the base rental and any other relevant term or condition in making such evaluation, including bonfide written offers made to Landlord by unrelated third parties at an arms-length basis to lease the same comparable space. Tenant shall determine the amount of space that shall be subject to renewal and Tenant shall give Landlord no less than twelve (12) months notice of Tenant's space requirements prior to the expiration of the then initial term. Landlord shall notify Tenant of the Base Rent for the renewal term within one (1) month of receiving Tenant's notice. Landlord and Tenant shall agree upon the Base Rent and renewal terms by March 1, 2004, or this Lease shall automatically expire upon the Lease Expiration Date. If this Renewal Option is exercised, the Lease Expiration Date shall mean the last day of the renewed Lease Term.

  4.07. HOLDING OVER

        If Tenant desires to continue to use the Premises, or any part of the Premises, after the expiration of either the Lease Term or any renewal of this Lease, Tenant will give Landlord ninety (90) days' prior written notice of Tenant's intention to do so which notice shall specify the portion of the Premises with respect to which Tenant intends to hold-over (the "Hold-over Space"). If Tenant timely gives Landlord notice as aforesaid, Landlord shall give Tenant notice within ten (10) days of receipt of Tenants notice (i) specifying whether or not Landlord has previously executed a lease for all or a portion of the Hold-over Space and (ii) upon execution thereafter of a lease for all or a portion of any Hold-over Space specifying such Hold-over Space subject to lease.

        Tenant may hold-over in any Hold-over Space with respect to which Landlord has not executed a lease, for so long as Landlord shall not have executed a lease with respect thereto, provided that: (i) such tenancy shall be on a month-to-month basis and will not be construed as a tenancy at sufferance and (ii) Tenant will pay Landlord monthly rent during such tenancy the same as the last month's rent of the expiring term, plus the allocable Real Estate Tax and Operating Cost Escalation applicable to the month in question. Such month-to-month tenancy shall not exceed six (6) months in duration (the "Maximum Hold-over Period"). Landlord may not evict Tenant from the Hold-over Space during the Maximum Hold-over Period.

        Tenant may not hold-over in any Hold-over Space with respect to which Landlord has executed a lease and Tenant must surrender such Hold-over Space in accordance with this Lease.

        If Tenant should hold-over without the right to do so as provided herein, Tenant shall be responsible for monthly, the Base Rent equal to one and one-half (1 1/2) times the monthly installment of the Base Rent for the last full month of the Lease Term.

4.08.   EARTH SATELLITE STATION

        At any time during the term of this Lease, at no additional rental cost, Tenant shall have the right to install, operate and maintain a satellite-earth communications station (antenna and associated equipment), microwave equipment and/or an FM antenna on the Building or the Land in an area designated by Landlord, which area shall be conducive to the operation of an satellite-earth station.

        The satellite station or microwave equipment will be connected to communications equipment located within the Premises via cable. Adequate cable distribution and conduits will be made available to Tenant, at Tenant's expense.

        Tenant agrees to comply with all applicable federal, state or local regulations, and shall obtain Landlord's approval for final equipment locations prior to its installation, which approval shall not be unreasonably withheld or delayed. Landlord will support Tenant's efforts to acquire local zoning permits, if such are required for this purpose.

        The installation and required maintenance of this equipment shall be at Tenant's sole cost and expense and shall in no way deface or adversely alter the appearance of the Premises, the Building or the Land. Tenant will be responsible for removing the installation at the end of its tenancy, if Tenant so elects or if Landlord so requires, and Tenant will repair any damage caused by its removal.

        Landlord will cooperate with Tenant regarding the installation, maintenance, repair and removal of the satellite station by Tenant.

        No other tenant may place a satellite station on the Building or on the Land without Tenant's approval, which shall only be withheld if Tenant's reception or transmittals will be adversely impaired.

                             ARTICLE V. LIABILITY

5.01.   INSURANCE

        A.     Landlord's Insurance

               Landlord shall maintain in full force and effect during the Lease Term all-risk property damage insurance for the Building, the Common Area Facilities and the Land and all improvements on the Land, including the Tenant Improvements described in Exhibit C
                                                                    ---------
               (BASE BUILDING IMPROVEMENTS) and Exhibit D (WORK LETTER
                                                ---------
               AGREEMENT), in the amounts of the full replacement values thereof, as the values may exist from time to time; Boiler and Machinery Insurance; Comprehensive General Liability Insurance, including Contractual Liability, on an occurrence basis with limits of not less than $5,000,000 per occurrence; Worker's Compensation and Employer's Liability Insurance for all of Landlord's agents, employees and contractors; Automobile

               Liability Insurance for any automobiles or vehicles operated by Landlord, its agents, employees contractors in connection with the operation or maintenance of the Building, the Common Area Facilities and the Land, with limits of not less than $1,000,000. Notwithstanding the foregoing, the originally-named Landlord shall have the right to self insure or to insure with a blanket policy of insurance. Landlord's insurance shall be issued by insurance companies licensed to do business in the state where the Building is situated, with a general policyholder rating of at least A- and a financial rating of at least XV in the most current Best Insurance Report available at the time of execution of this Lease. If the Best's ratings are changed or discontinued, Landlord and Tenant shall agree to an equivalent method of rating insurance companies.

               Landlord's insurance policies shall be primary in the event of a loss or claim occurring in the Common Area Facilities which is not due to the negligence of Tenant, its agents, contractors, employees or invitees.

        B.     Tenant's Insurance

               Tenant shall maintain in full force and effect during the Lease Term all-risk property damage insurance for Tenant's personal property and trade fixtures; Worker's Compensation Insurance for all of Tenant's employees working on the Premises and Comprehensive General Liability Insurance with limits of not less than $2,000,000 per occurrence, for injuries, losses, claims or damages to persons or property occurring on the Premises, and due to Tenant's use or occupancy of the Premises or to the negligence or willful misconduct of Tenant, its agents, contractors, employees or invitees.

               Tenant reserves the right to self-insure or to insure with a blanket policy of insurance the liabilities and casualties specified in this Lease. Therefore, Tenant shall not be required to provide Landlord with any certificates or policies of insurance; however, Tenant shall provide Landlord with a letter confirming such insurance, if requested by Landlord.

        C.     Indemnification

               Landlord shall indemnify, defend and hold Tenant harmless (with counsel approved by the Tenant) from any liabilities, claims, damages, expenses, costs, losses, actions, fines, penalties, or lawsuits for personal injury, death, and/or property damage including, without limitation, court costs, reasonable attorney fees, and other reasonable costs of litigation arising from any incidents occurring in or about the Common Area Facilities or the Land except that Landlord shall not so indemnify Tenant to the extent the subject injury, death or damage is caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees.

               Tenant will indemnify, defend and hold landlord harmless (with counsel approved by Landlord) from any liabilities, claims, damages, expenses, costs, losses, actions, fines, penalties, or lawsuits for personal Injury, death and/or property damage including, without limitation, court costs, reasonable attorney fees, and other reasonable costs of litigation for any incidents occurring in or about the Premises except that Tenant shall not so indemnify Landlord to the extent the subject injury, death or damage is caused by the negligence or willful misconduct of Landlord or its agents, employees, contractors or invitees.

5.02.  ENVIRONMENTAL COMPLIANCE

        A.  Environmental Site Assessment

            Prior to the Lease Commencement Date, Landlord, at Landlord's sole cost and expense, shall provide Tenant with a Phase I Environmental Site Assessment ("ESA") conducted by a reputable and licensed firm in the industry, if one is available. Such ESA shall include an assessment of possible indoor asbestos containing material. If a Phase II Environmental Site Assessment has been conducted, Landlord shall also provide Tenant with the results of the same. If an ESA (or subsequent Phase II) is not available, Landlord shall provide Tenant with an "Asbestos Survey" of possible asbestos containing material in the Building, conducted by a licensed and certified Industrial Hygienist or Environmental Consultant.

        B.  Use of Asbestos and PCB's

            Landlord represents and warrants to, and covenants with Tenant as follows:

             (1) If the Building is being constructed or if any modifications or renovations are to be done now or at any time during the Lease Term, Landlord or Landlord's contractors shall not use asbestos containing material for fireproofing or other purposes in such construction.

             (2) If the results of the ESA or Asbestos Survey, or the actual knowledge of Landlord, or its contractors, employees or Tenant, confirm that asbestos containing material is present in the Premises, Landlord agrees to remove all such asbestos containing material and any debris from the Premises, at Landlord's sole cost and expense prior to the Lease Commencement Date. Such removal shall be completed in accordance with all applicable federal, state and local laws and regulations concerning the removal of asbestos, and completed in accordance with methods approved by the Environmental Protection Agency ("EPA") and the Occupational Safety and Health Administration ("OSHA"), and performed by licensed industrial hygienists. Landlord will prosecute the work diligently to completion. After the removal procedure, Landlord will monitor the air quality of the Premises by performing post abatement air clearance tests. Such tests shall be performed in accordance with procedures which meet the more stringent of the Asbestos Hazard Emergency Response Act ("AHERA") or state or local guidelines. If the results of such tests show an asbestos fiber count exceeding .01 fibers/cc (TEN) ("Acceptable Air Quality"), the Lease Commencement Date shall be delayed and Tenant will not occupy the Premises or commence the payment of Rent, until the situation has been remediated and the results of air sample testing verify an Acceptable Air Quality. Landlord will use due diligence to achieve such results. In no event shall remediation occur later than thirty (30) days following the Lease Commencement Date.

             (3) If the results of any ESA or the Asbestos Survey, or the actual knowledge of Landlord, or its contractors, employees or Tenant confirm that asbestos containing material is present in other areas of the Building or the Common Area Facilities, such areas shall be identified in the Operations and Maintenance Program attached hereto as Exhibit N. If the
                                                               ---------
                    results of any ESA's, an Asbestos Survey, or the actual knowledge of Landlord or its contractors, employees or Tenant, confirms that any such asbestos or asbestos containing material is friable, prior to the Lease Commencement Date or within a reasonable period of time thereafter, Landlord shall encapsulate such asbestos or asbestos containing material in accordance with all applicable federal, state and local laws and regulations concerning the encapsulation of asbestos containing material and in accordance with methods approved by the EPA and OSHA. After the encapsulation procedure, Landlord will monitor the air quality of the Premises and the Common Area Facilities directly serving the Premises, by performing post abatement air clearance tests. Such tests shall be performed in accordance with procedures which meet the more stringent of the AHERA or state or local guidelines. If the results of such tests show an asbestos fiber count exceeding the Acceptable Air Quality, the Lease Commencement Date shall be delayed and Tenant will not occupy the Premises or commence the payment of Rent, until the situation has been remediated and the results of air sample testing verify an Acceptable Air Quality. Landlord will use due diligence to achieve such results. In no event shall remediation occur later than thirty (30) days following the Lease Commencement Date.

                    After the completion of the initial asbestos removal from the Premises, or the encapsulation of any asbestos containing material in the Building or the Common Area Facilities, Landlord hereby agrees to implement and maintain throughout the Lease Term, as renewed or extended, or until one (1) year after all asbestos containing material has been removed from the Building and the Common area Facilities and such removal properly documented, at Landlord's sole cost and expense and without cost to Tenant, an on-going Operations and Maintenance Program (the "O&M Program"). The terms and requirements of O&M Program shall be attached hereto as EXHIBIT M. The
                    O&M Program shall include periodic hazard assessments and inspections of any asbestos containing material. Upon Tenant's request, the results of the periodic hazard assessments shall be made available to Tenant. If any such assessment indicates that any asbestos containing material has become friable, or if any friable asbestos containing has become dangerous, or if a possible disturbance of any asbestos containing material is planned, or if previously undisclosed friable asbestos containing material is discovered, Landlord will notify Tenant and initiate immediate encapsulation or removal of the material in the same manner set forth herein and aforementioned. Such remediation procedures shall be at the sole cost and expense of Landlord, unless, however, such is necessitated due to an act of Tenant. Tenant shall be notified in writing, in advance, of the remediation procedure which will occur. Such notice shall set forth the contemplated procedure, and the dates and times in which such procedure will be performed. The procedure will in no event be performed during the Business Hours without the written consent of Tenant. In the event Tenant objects to the time of the procedure because Tenant or its employees intend to be in the vicinity of the procedure during the time which it is to be performed, Tenant shall notify Landlord in writing within five (5) days of Tenant's receipt of Landlord's notice regarding the procedure. Tenant's failure to so notify Landlord shall constitute Tenant's approval of the timing of the procedure. If Tenant objects as aforesaid to the timing of the procedure, Landlord and Tenant shall mutually determine a reasonably appropriate time for such procedure. Before, during and after any asbestos abatement procedures, Landlord shall monitor the air quality of the Premises and the Common Area Facilities and the results of such tests will be provided to Tenant. If the results of the air monitoring tests show an asbestos fiber count exceeding the Acceptable Air Quality in the Premises, the Building or the Common Area Facilities, including during or after a disturbance or remediation procedure, and such is due to an act of Landlord, its agents, employees or contractors, Tenant's rent will be abated and Tenant will vacate the Premises and Landlord will pay for the relocation of Tenant to acceptable alternate office space, reasonable for the conduct of Tenant's business, until Tenant can safely return to the Premises and the results of all air quality testing are in accordance with the standards set forth herein. if the hazardous situation cannot be cured or the Acceptable Air Quality standard reached within ninety (90) days, or within a reasonable period of time thereafter if Landlord is

                    Pursuing a cure with due diligence, but in no event later than one hundred-eighty (180) days thereafter, or if as per the assessment of a licensed industrial hygienist the situation is uncurable and constitutes a material danger of bodily harm to Tenant, its employees or invitees, Tenant shall notify Landlord of its intention to terminate this Lease, without penalty or default and thereafter Tenant will have no further obligations under the Lease (including no further obligations to pay the annual Base Rent or Operating Cost and Real Estate Tax Escalations) after the date which Tenant vacates the Premises.

             (4) None of the electrical transformers or capacitors that directly serve the Building or the Common Area Facilities or that are located on the Land contain polychlorinated biphenyls ("PCB's") or, if they do, Landlord shall promptly notify Tenant of (i) Landlord's plan for their removal, (ii) all action which has been taken to prevent contamination of the Premises should a fire or accidental release of PCB fluid occur, and (iii) all action which has been taken to insure that health hazards do not and shall not exist at any time during the Lease Term.

             (5) In the event that Tenant's files, property or equipment are contaminated by asbestos or PCB's found in the Building by a source other than Tenant, Landlord shall pay for the cost of decontamination, removal and reproduction of such items.

        C.  Hazardous Materials

            Except as otherwise specifically provided for herein, Landlord represents and warrants and covenants with Tenant as follows:

             (1) The Land, the Building and the Common Area Facilities and its existing uses comply with, and Landlord is not violation of has not in the past violated, and will not violate in the future, any federal, state, county or local statutes, laws, regulations, rules, ordinances, codes or permits of any governmental authorities relating to environmental matters ("Environmental Laws").

            (2) Landlord, its agents, contractors and employees have, and shall continue at all times in the future to receive, handle, use, store, treat, transport and dispose of all hazardous substances, as to be defined hereinafter, in compliance with all Environmental Laws. Hazardous Substances shall not include incidental quantities which are commonly used in offices, such as copier fluid, typewriter correction fluids and ordinary cleaning solvents, provided that such are at all times used, kept and stored in a manner which complies with all Environmental Laws. Hazardous Substances shall mean and include the following, or as later defined under any Environmental Laws, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under the Comprehensive Environmental Response, Compensation and Liability Act. 42 U.S.C Section 9601 et seq.; oil and petroleum products and
                                       -------
                    natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the Federal Insecticide, Fungicide, and Rodenticide Act.
                    Section 136 et seq.; asbestos and asbestos-containing
                                -------
                    materials; PCBs; substances regulated under the Toxic Substances Control Act. 15 U.S.C Section 2601 et seq.;
                                                                  -------
                    source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard. 29 C.F.R (1910.1200 et seq.; and industrial process and pollution control wastes
                    -------
                    whether or not hazardous within the meaning of the Resource Conservation and Recovery Act, 42 U.S. C. Section 6901 et
                                                                           ---
                    seq., as amended by the Hazardous and Solid Waste Amendments
                    ----
                    of 1984.

            (3) During the period in which Landlord has owned the Building, there have been no decrees, injunctions, judgements, orders or writs of an environmental nature relating to the Building, or the Land or their uses, and there are no current lawsuits, claims, proceedings or investigations of an environmental nature relating to the Land, the Building, or the Common Area Facilities or their uses.

            (4) There are no indoor air pollution or air quality problems in the Building, the Common Area Facilities or in the HVAC system(s). Landlord shall notify Tenant if any indoor air quality problem is discovered or reported in the Building or relating to the HYAC system(s) and immediately undertake to correct such problem.

             (5) If an ESA confirms any environmental hazards, on the Land or affecting the Land, or in the Building or the Common Area Facilities, or if Landlord defaults under any of the provisions of this Section 5.02 (C), and such default imposes a material danger to the health or safety of Tenant's employees, then Landlord shall have thirty (30) days following written notice from Tenant to initiate action to cure the same and remove such danger and shall thereafter proceed diligently to complete such cure and remove such danger. In the event that Landlord fails to commence its action within thirty (30) days, or fails to diligently proceed thereafter with such action, and cure the same to completion within ninety (90) days following any such written notice from Tenant, then Tenant may, if it so elects, cancel this Lease after written notice to Landlord, whereupon Tenant shall have no further obligations under the Lease (including no further obligations to pay the annual Base Rent or Operating Cost and Real Estate Tax Escalations) after the date which Tenant vacates the Premises.

        D.     Tenant's Environmental Compliance

               Tenant at its expense, shall comply with all Environmental Laws, present or future related to environmental conditions in, at or about the Premises or Tenant's use of the Premises, including without limitation, all reporting requirements and the performance of any cleanups required by any governmental authorities which are necessary due to an act of Tenant.

        E.     Indemnification

               Landlord and Tenant shall each indemnify, defend and hold the other harmless from any costs and expenses (including reasonable attorney fees and consultant fees), fines, suits, claims, actions, damages, liabilities asserted against or sustained by any such person or entity, or any other person or entity, and arising out of or in any way connected with Landlord's or Tenant's failure to comply with its obligations under this
               Section 5.02.

  5.03. REQUIREMENTS OF LAW

        A.     Landlord's Compliance with Laws

               Landlord shall be responsible for compliance, at Landlord's sole cost and expense, with all statutes, rules, ordinances, orders, codes and regulations, and legal requirements and standards issued thereunder, as the same may be enacted and amended from time to time (collectively referred to in this Lease as the "Laws"), which are applicable to all or any part of the physical condition and occupancy of the Building, the Common Area Facilities or the Land or additions thereto.

               Landlord represents and warrants that the Building, the Common Area Facilities and the Land are in compliance with the Laws as of the Lease Commencement Date.

               Landlord shall also obtain, at Landlord's sole cost and expense, any permit, license, certificate or other authorization required for the lawful and proper use and occupancy by Tenant or any other party of all or any part of the Premises and shall exhibit the same to Tenant upon Tenant's request.

               Landlord shall notify Tenant of any violation notices or waivers of building, OSHA or life safety codes or outstanding insurance carrier recommendations with respect to the Building, the Common Area Facilities or the Land. Tenant shall notify Landlord of any OSHA violation notices with respect to the Premises.

               Except to the extent affected by Tenants particular use of the Premises, Landlord shall be responsible for the compliance of the Common Area Facilities with applicable laws relating to architectural barriers to the disabled, including but not limited to the law commonly known as the "Americans with Disabilities Act of 1990" (the "ADA"). Landlord hereby agrees to indemnify, defend and hold Tenant harmless from all loss, cost, liability or expense, including reasonable attorney fees, resulting from its failure to comply with all Laws relating to the Premises and condition of the Common Area Facilities, including but not limited to the ADA.

        8.     Tenant's Compliance with Laws

               Tenant shall be responsible for compliance with all the Laws, which are applicable to Tenant's particular use and manner of use of the Premises and the Common Area Facilities.

               In the event that Tenant's particular use of the Premises and the Common Area Facilities violate any provision of the Laws, including but not limited to the ADA, Tenant shall bear all expense, cost and liability for compliance with such Laws, including but not limited to the ADA. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from all loss, cost, liability or expense, including reasonable attorney fees, resulting from its failure to comply with all the Laws relating to its occupancy of the Premises and use of the Common Area Facilities, including but not limited to the ADA.

               Further, notwithstanding the identity of the party incurring the expense of such Tenant Improvements described in Section 1.08 (IMPROVEMENTS) and per Exhibit D (WORK LETTER AGREEMENT), it shall be the obligation of Tenant to verify that all plans, specifications and finished improvements prepared and completed in connection with such construction comply with all applicable Laws, including but not limited to the ADA. Additionally, if any construction, modification or renovation is necessary in or to the Premises as a result of applicable Laws, including, but not limited to the ADA, such construction, modification or renovation shall be the responsibility of Tenant and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any loss, cost, liability or damage resulting from the failure of any plans, specifications or finished improvements to comply with all applicable Laws, including but not limited to the ADA.

                         ARTICLE VI. LOSS OF PREMISES

6.01.     DAMAGES

          If the Premises or the Building are totally destroyed by fire or any other casualty, this Lease shall automatically terminate as of the date of such destruction. If the Building, the Common Area Facilities or the Premises are damaged to the extent that Tenant cannot use the same to conduct its business for at least ninety (90) days, Tenant may terminate this Lease as of the date of damage by notice to Landlord within thirty (30) days after such date. If the Building or any portion of the Common Area Facilities or the

          Premises are damaged by fire, casualty, or any other cause, and Tenant, at the time of such fire, casualty or other cause, was physically leasing greater than twenty percent (20%) of the rentable area of the Building and was not in Default under this Lease, then, except as provided below, the damage shall be promptly repaired by and at the sole cost and expense of Landlord, which obligation to restore shall be limited to the insurance proceeds available to Landlord for such restoration. Until such repairs and restoration are completed, the Base Rent, the Building Operating Cost Escalation and the Real Estate Tax Escalation shall be abated in proportion to the portion of the Premises or the Common Area Facilities which is unusable by Tenant in the conduct of its business by virtue of such casualty. If such damage can be repaired within ninety (90) days and Landlord fails to repair or restore such damage within such period, Tenant may, upon thirty (30) days notice to Landlord, in addition to all other remedies Tenant may have under this Lease, at law or in equity, terminate this Lease. If such damage cannot be repaired within ninety (90) days and Tenant terminates this Lease, as provided above, then Landlord shall not be obligated to repair or restore such damage. If Tenant was leasing twenty percent (20%) or less of the rentable area of the Building or was in Default under this Lease, as of the date of such fire, casualty or other cause, Landlord shall not be obligated to repair and restore such damage and Landlord may terminate this Lease of the date of damage by notice to Tenant within thirty (30) days after such date. If any such damage which causes any portion of the Premises to become unusable by Tenant in the conduct of its business occurs during the last nine (9) months of the Lease Term, Tenant may, upon thirty (30) days notice to Landlord, terminate this Lease.

6.02.     EMINENT DOMAIN

          A. If all of the Land, the Building, the Common Area Facilities, or Premises are taken by eminent domain or condemnation, (the "Taking") this Lease shall terminate immediately upon the effective date of the Taking.

          B. If there is a partial Taking of the Land, the Building, the Common Area Facilities or the Premises, Tenant may terminate this Lease by notice to Landlord if the remaining Premises, the Building, or the Common Area Facilities are not, in Tenant's judgment, adequate for the conduct of Tenant's business.

               If Tenant does not terminate this Lease, Landlord shall proceed with due diligence to make all necessary repairs to the Land, the Building, the common Area Facilities, or the Premises in order to render and restore the same to the condition that they were prior to the Taking. Tenant shall remain in possession of the portion of the Premises not taken as long as use of the Common Area Facilities is not materially impaired, upon the same terms and conditions of this Lease, except that the Base Rent, Tenant's Proportionate Share of Operating Cost Escalation and Real Estate Tax Escalation and Tenant's Proportionate Share shall be reduced in direct proportion to the area of the Premises and the Common Area Facilities subject to the Taking.

               If Tenant Is not able to access or occupy the Premises or any portion thereof not taken, or is not able to use the Common Area Facilities, while Landlord is making the required repairs, the Base Rent, Operating Cost Escalation and Real Estate Tax Escalation shall be abated in proportion to the portion of the Premises or the Common Area Facilities which are unusable by Tenant in the conduct of its business.

          C. Damages awarded to Landlord for any Taking shall belong to Landlord, whether or not the damages are awarded as compensation for loss or reduction in value of the Land, the Building, the Common Area Facilities, or the Premises; however, nothing shall restrict or limit Tenant from asserting a claim for any additional damages resulting from the Taking for any unamortized leasehold improvements paid for by Tenant, Tenant's moving expenses, or Tenant's trade fixtures and equipment, provided such claim does not reduce Landlord's award.

                          ARTICLE VI. NON-DISTURBANCE

7.01.     SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

          A. If this Lease is subordinate to any existing fee or leasehold mortgages, ground or air space leases or deeds of trust covering the Land, the Building or the Common Area Facilities, Landlord, prior to the Lease Commencement Date, shall obtain, have executed and shall deliver to Tenant, a Subordination, Non-Disturbance and Attornment Agreement by and between the Tenant and such prior party, in the form of Exhibit I attached to this Lease.
                                     ---------
          B.   Subject to the provision of Subsection (1) below, this Lease shall be subordinate and subject to any future fee or leasehold mortgages, ground leases and deeds of trust covering the Land, the Building, or the Common Area Facilities.

               (1) If any mortgage is foreclosed or ground lease or air space lease terminated, then:

                     (a) This Lease shall continue in full force and effect, and

                     (b) Tenant's quiet enjoyment shall not be disturbed if
                         Tenant is not in default of this Lease, and

                     (c) Tenant shall attorn to and recognize the mortgagee,
                         purchaser at a foreclosure sale or ground or other lessor ("Successor Landlord") as Tenant's landlord for the remaining Lease Term; and

                     (d) Successor Landlord shall not be bound by:

                         (i) any payment of the Base Rent, Operating Cost
                             Escalation or Real Estate Tax Escalation for more than one month in advance, except for any free rent or other rent abatement specified in this Lease, or as otherwise provided In Section
                              2.02 (ESCALATION).

                         (ii) any amendment, modification, or termination of the
                              Lease without Successor Landlord's consent, after Successor Landlord's name is given to Tenant, unless the amendment, modification, or ending Is specifically authorized by this Lease and does not require Successor Landlord's prior agreement or consent.

               (2) This Section B is self-operating; however, Landlord or Tenant shall cause a Subordination, Attornment and Non-Disturbance Agreement in the form of Exhibit I to be
                                                         ---------
                    executed and delivered if either party so requests.

7.02.   ESTOPPEL CERTIFICATE

        Each party hereby agrees, from time to time, upon not less than thirty
        (30) days prior notice, to execute and deliver an estoppel certificate (the "Estoppel Certificate"). The Estoppel Certificate may be relied upon by Landlord or Tenant, as appropriate, and any third party with whom Landlord or Tenant Is dealing, and shall certify the following, as of the date thereof:

        A.   The accuracy of this Lease;

        B.  The Lease Commencement Date and the Lease Expiration Date;

        C. That this Lease is unmodified and in full force and effect or in full force and effect as modified, stating the date and nature of all modifications;

        D. Whether to the executing party's knowledge the other party is in default or whether the executing party has any claims or demands against the other party and, if so, specifying the claim or demand; and

        E. To other correct and reasonably ascertainable facts that are covered by the terms of this Lease.

7.03.   RECORDING OF LEASE

        At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum setting forth the names of the parties to this Lease, the date of execution, the Lease Term, the Lease Commencement Date, the Lease Expiration Date, a description of the Premises, any outstanding options and any other information the parties agree to include or is required by statute governing such short form memoranda. A form of short form memorandum is attached hereto as Exhibit K.
                                         ---------

7.04.   QUIET ENJOYMENT

        Tenant shall have the peaceful and quiet enjoyment and possession of the Premises without any interference from Landlord or any person claiming by, through or under Landlord.

                            ARTICLE VIII. DISPUTES

8.01.   DEFAULT BY TENANT

        Tenant shall be considered in default ("Default") of this Lease if (i) Tenant fails to pay the Base Rent within fifteen (15) days after Tenant receives notice from Landlord that the Base Rent was not received; or
        (ii) Tenant fails to perform any of its other obligations under this Lease within thirty (30) days or within a reasonable period of time thereafter if a cure cannot be accomplished with thirty (30) days after receiving written notice from Landlord specifying that such Default exists, setting forth in reasonable detail the nature and extent of the Default and identifying the applicable Lease section(s).

        If Tenant is in Default as stated above, Landlord, in addition to the remedies given in this lease or under the law, may end this Lease after giving Tenant thirty (30) days notice of its intention to do so and in accordance with any laws governing such termination, and Tenant shall then surrender the Premises to Landlord; or Landlord may enter and take possession of the Premises, in accordance with any laws governing such repossession, and remove Tenant, with or without having ended the Lease. Landlord's exercise of any of its remedies or its receipt of Tenant's keys shall not be considered an acceptance or surrender of the Premises by Tenant. A surrender must be agreed to in writing signed by both parties.

        If Landlord terminates this Lease or terminates Tenant's right to possess the Premises because of a Tenant Default, Landlord may hold Tenant liable for the difference between (i) the Base Rent and other indebtedness that otherwise would have been payable by Tenant to Landlord prior to the Lease Expiration Date, and (ii) any sums Landlord receives by reletting the Premises during the remainder of the Lease Term. Tenant shall pay any such sums due within thirty (30) days of receiving Landlord's proper and correct invoice for the amounts. Landlord is not entitled to accelerate the Base Rent or any other amounts which would become due from Tenant to Landlord. During each collection action, Landlord shall be limited to the amount of the Base Rent due that would have accrued had the Lease not been terminated. Landlord shall mitigate its damage by making best efforts to relet the Premises on reasonable terms.

8. 02.  DEFAULT BY LANDLORD

        If Landlord fails to perform any of its obligations under this Lease and such failure is not a result of an act or omission of Tenant or the occurrence of one or more of the events stated in Section 9.01 (FORCE MAJEURE) below (a "Landlord Default"), Tenant shall give Landlord notice specifying the Landlord Default. A Landlord Default must be cured (i) within fifteen (15) days after receiving notice from Tenant; or (ii) if the Landlord Default can not be cured within fifteen (15) days, within a reasonable period of time thereafter in order to cure such Landlord Default as long as Landlord has commenced a cure with due diligence after receiving notice from Tenant (the "Cure Period"). If the Landlord Default is not corrected within the Cure Period, then in addition to all rights, powers or remedies permitted by law, Tenant may:

          A. Upon the first occurrence of any Landlord Default, correct the Landlord Default and deduct the cost from the Base Rent and other sums payable; provided, that (a) Tenant shall give Landlord at least 10 business days' prior written notice before commencing to correct the Landlord Default, which notice shall describe in reasonable detail the work Tenant intends to perform and shall include copies of all relevant plans, sworn statements, permits, certificates of insurance, names of contractor and any other information reasonably required by Landlord, (b) Tenant shall only use those contractors and subcontractors to perform such work which shall not create disharmony with existing trades in the Building, (c) Tenant is not in Default under this Lease, and
               (d) Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, actions, damages, costs and expenses (including, without limitation, court costs and attorneys' fees for personal injury, property damage or loss of business, asserted against or sustained by Landlord and arising out of any work performed by or on behalf of Tenant hereunder, and provided such work is the proximate cause of any such claim, action, damage, costs, and/or expense;

          B. Upon the second and any subsequent occurrence of any Landlord Default, withhold payment of the Base Rent and other sums payable, if any, due to Landlord until Landlord has corrected the specified Landlord Default; or

          C. Upon the third occurrence of any Landlord Default or upon the failure of Landlord to cure any Landlord Default within ninety
               (90) days, Tenant shall have the right to seek the judicial remedy of specific performance or to terminate this Lease by providing Landlord with notice of such termination.

        Tenant agrees to simultaneously give Landlord's mortgagee or deed of trust holders (the "Holder") a copy of any notice of a Landlord Default which Tenant serves upon Landlord, to any address which Landlord has provided to Tenant.

        The Holder shall have the right to cure a Landlord Default within the Cure Period.

8.03.   REDUCTION OF SERVICES

        The Base Rent is based in part upon Services which Landlord shall provide as described in Section 3.01, (SERVICES PROVIDED BY LANDLORD). If, as a result of an act or omission of Landlord or any employee, agent or contractor of Landlord (as distinguished from an act or omission of Tenant or the occurrence of one or more of the events stated in Section
        9.01 (FORCE MAJEURE) below), Landlord does not provide any or all of the Services or does not provide the Services in the manner described therein for more than five (5) consecutive days following notice from Tenant of such failure, interruption or reduction, the Base Rent, the Operating Cast Escalation and the Real Estate Tax Escalation payable for such portion of the Premises shall be abated on a per diem basis for the period of interruption beginning with the date the failure, interruption or reduction in services began and ending when the services are fully restored.

        Tenant may also withhold the payment of the Base Rent, the Building Operating Cost Escalation and the Real Estate Tax Escalation after giving Landlord notices of two (2) failures to provide a particular service as a result of an act or omission of Landlord or any employee, agent or contractor of Landlord (as distinguished from an act or omission of Tenant or the occurrence of one or more of the events stated in Section 9.01 (FORCE MAJEURE) below) within a twelve (12) month period until the problem with that service has been adequately corrected, so as to provide Tenant with reasonable assurance that such interruption shall not occur again during the Lease Term. Upon the third occurrence within a twelve (12) month period, of any failure to provide a particular service, Tenant may, at its sole option, seek the judicial remedy of specific performance or terminate this Lease by notice to Landlord.

8.04.   ARBITRATION

        If Landlord and Tenant cannot reach agreement upon the interpretation of any of the following described terms or conditions of this Lease, the dispute shall be subject to arbitration as provided in this Lease. Each party shall choose an impartial arbitrator. If the two arbitrators cannot agree, then the parties shall choose a third impartial arbitrator. The arbitrators will have minimum of ten (10) years experience in a profession related to the subject matter of the dispute and the then prevailing Commercial Arbitration Rules of the American Arbitration Association shall govern the proceeding. Both parties shall continue performing their Lease obligations pending the determination of the arbitration proceeding, except as otherwise provided for in this Lease. The arbitrators shall have no power to change the Lease provisions and the arbitrators shall base their decisions upon the provisions of this Lease and, as appropriate, shall apply the law stated in Section 8.05 (GOVERNING LAW) of this Lease. The arbitrators shall submit their findings In writing, signed by each of them, within thirty
        (30) days. The findings of the arbitrators shall be binding on both Landlord and Tenant and the expense of the arbitration shall be shared equally by Landlord and Tenant. If the arbitrators shall err in the application of law or shall fail to base their judgment on this Lease, the case may be entered into any court having jurisdiction for decision.

        The following disputes shall be subject to arbitration:

        a. any dispute which the parties mutually agree to submit to arbitration;

        b.  the date when the Premises was Substantially Complete;

        c. the amount of any abatement of Rent because of damages or eminent domain;

        d. the amount of any Operating Cost Escalation or Real Estate Tax Escalation or any component part of the calculation;

Form Revised 8/1/93

        e.   which party must comply with any applicable laws;

        f. whether the services furnished by Landlord are being provided in the manner described in this Lease;

        g. whether Tenant is entitled to an abatement of Rent and Operations Cost Escalation and Real Estate Tax Escalation as provided in this Lease;

        h. whether Landlord's or Tenant's withholding of consent is unreasonable or unduly delayed;

        i. whether either party has the right to cancel this Lease as provided in this Lease; or

        j. whether or not a proposed assignee or sublessee has adequate creditworthiness and whether Tenant's continued liability under this Lease would be required in light of such assignment or sublease.

  8.05. GOVERNING LAW

        This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

  8.06. WAIVER OF CONSEQUENTIAL DAMAGES

        Neither Landlord nor Tenant shall be liable to the other under or in connection with this Lease for any consequential damages and both Landlord and Tenant waive, to the full extent permitted by law, any claim for consequential damages.

                          ARTICLE IX. MISCELLANEOUS

  9.01. FORCE MAJEURE

        After the Lease Commencement Date, neither party shall be responsible to the other for any losses resulting from the failure to perform any terms or provisions of this Lease if the party's failure to perform is attributable to war, riot, acts of God or the elements or any other unavoidable act not within the control of the party whose performance is interfered with and which by reasonable diligence such party is unable to prevent. However, neither party shall be excused from the timely performance of its obligations under this Lease for a period of time greater than ninety (90) days on account of force majeure.

  9.02. END OF TERM

        Upon the termination of this Lease, Tenant shall return the Premises in the same condition as when Tenant took possession, excluding ordinary wear and tear, loss from fire or other casualty, removal of communications cabling and the restoration of the Premises to its condition prior to any Tenant Improvements or Alterations made to it during the Lease Term.

  9.03. ENTIRE AGREEMENT

        This Lease and all of its written and attached Exhibits, riders, addendums, modifications, and amendments constitutes the entire agreement between Landlord and Tenant with respect to the Premises and the Common Area Facilities and may be amended or altered only by written agreement executed by both parties. Landlord warrants that it owns the Building and the Land as described herein, and each party warrants that it is authorized to enter into this Lease.

  9.04. NON-DISCRIMINATION

        Landlord and Tenant shall not discriminate on the basis of race, age, color, religion, sex, national origin, disability or veteran's status in the use or occupancy of the Premises or the Building.

        Landlord and Tenant shall not discriminate on the basis of race, age, color, religion, sex, national origin, disability or veteran's status in their employment or choice of contractors, subcontractors, or suppliers of materials for or used for the installation of any improvements in the Premises or the Building.

  9.05. BINDING ON SUCCESSORS

        This Lease shall bind the parties heirs, successors, representatives and permitted assigns.

  9.06. AMBIGUITIES

        Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease or any amendments or exhibits hereto.

  9.07. FIRST-CLASS BUILDING

        Whenever in this Lease the phrase or phrases "first-class building", "first-class manner", "first-class condition" or phrases of similar import are used, said phrases mean that the Building, the Common Area Facilities, the Land and the Premises are to be maintained, repaired, operated and generally treated in the manner and custom consistent with that used for other buildings which are substantially similar to the Building in geographic location, use, size, type, age, and amenities and services provided.

  9.08. BROKER'S WARRANTY

        Landlord and Tenant warrant and represent that they have dealt with no real estate broker in connection with this Lease and that no broker is entitled to any commission on account of this Lease. The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, cost, damage or expense, including reasonable attorney fees, arising from the breach. Landlord is solely responsible for paying the commission of said broker in accordance with a separate agreement.

  9.09. PARTIAL INVALIDITY

        If any Lease provision is or becomes invalid or unenforceable to any extent, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

  9.10. CAPTIONS

        The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections of the Lease nor in any way affect the Lease.

  9.11. NON-MERGER OF PARTIES

        Unless subsequently or otherwise provided in a written agreement executed by both of the undersigned parties, neither Landlord nor Tenant hereunder intend that there be, and there shall not in any event be, by operation of law or otherwise, a merger of the tenancy with the fee title or any other interest or estate of Landlord by virtue of this Lease. The parties hereto expressly agree that the estate of each Landlord and Tenant shall be and remain at all times separate and distinct. The foregoing shall be binding upon all successors and assigns of Landlord and Tenant, it being expressly intended that there shall be no such merger upon any subsequent assignment or transfer of any type, whether by operation of law or otherwise.

  9.12. SURVIVAL

        The following provisions or Sections, as appropriate, of this Lease and Landlord's and Tenant's obligations thereunder shall survive the Lease Expiration Date or any earlier termination of this Lease by either Landlord or Tenant:

        A. For a period of one (1) year, Tenant's obligation to pay the Building Operating Cost Escalation and the Real Estate Tax Escalation for the Lease Term, subject to any termination of this Lease by Tenant due to a Landlord Default;

        B. Landlord's obligation to refund to Tenant any excess payment of the Base Rent, the Building Operating Cost Escalation and the Real Estate Tax Escalation;

        C. All indemnifications, hold harmless agreements, representations, warranties and covenants made by Landlord, including those representations set forth in Section 5.02
             (ENVIRONMENTAL COMPLIANCE);

        D. Any representation or warranty regarding either Landlord's or Tenant's use of a broker or agent and any fee or commission which may be due or owing to said broker or agent;

        E. Any reimbursement or payment obligation from Landlord to Tenant with respect to Tenant's rent or other expenses for leasing other premises prior to the Lease Commencement Date or for leasing substitute or alternate premises;

        F. Any indemnification or hold harmless agreement or obligation of either Landlord or Tenant;

        G. Any remedy of Landlord or Tenant pursuant to any provision of this Lease.

  9.13. ATTACHMENTS

        The following exhibits are part of this Lease and were attached before this Lease was signed by the parties:

Exhibits:    A-1.      Legal Description of Land
             A-2.      Tax Assessor's Plan of Land
             A-3.      Plan of Premises
             A-4.      Plan of Parking Areas
             A-5.      Right of First Offer Space
             B-1.      Operating Cost Information Form
             B-2.      Operating Cost Example
             B-3.      Real Estate Tax Information Form
             C.        Base Building Improvements
             D.        Work Letter Agreement
             E.        Janitorial Service and Supplies
             F.        Direct Deposit Form
             G.        Base Rent Schedule
             H.        Commencement Date Agreement
             I.        Subordination, Non-Disturbance and
                        Attornment Agreement
             J.        Building Rules and Regulations
             K.        Short Form Memorandum
             L.        BOMA Modifications

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, as of the date first above written.


LANDLORD:  THE TRAVELERS INSURANCE CO. TENANT: THE TRAVELERS INSURANCE CO.


BY /s/ [ILLEGIBLE]               BY /s/ Andy F. Bessette
  --------------------------       ----------------------------

                                          Andy F. Bessette
Title  Assistant Secretary       Title  National Director of
     -----------------------          -------------------------
                                         Leasing & Finance


IDENTIFYING NUMBER


_________________________________________
For Reporting to U.S. Treasury Department
Internal Revenue Service

                                  EXHIBIT A-1



WESTWOOD BUSINESS CENTRE
Business Plan

August 7, 1992

--------------------------------------------------------------------------------
LEGAL DESCRIPTION OF LOT



A certain parcel of land situated in Westwood Norfolk County, Massachusetts, shown as two contiguous lots numbered Lot 83 and Lot 83A on a plan designated as:

     "PLAN OF LAND IN WESTWOOD, MASS.", dated September 17, 1981 by Ernest W. Branch Inc., civil Engineers, said plan being recorded in the Land Court Engineer's Office as Plan 26294-3 ("Plan No. 26294-3") and more particularly described as follows:

 .    Beginning at a point on the northeasterly sideline of Canton Street at the southerly corner of Lot 83A as shown on said plan;

 .    thence running N 38 degrees 22' 19" E a distance of 77.00 feet by land now or formerly of Blue Hills Realty Trust to a point;

 .    thence running by an arc having a radius of 128.00 feet in a general northeasterly direction a distance of 91.04 feet by Land now or formerly of Blue Hills Realty Trust to a point;

 .    thence running N 79 degrees 07' 19" E a distance of 44.00 feet by land now or formerly of Blue Hills Realty Trust to a point;

 .    thence turning and running S 10 degrees 52' 41" E a distance of 20.00 feet by land now or formerly of Blue Hills Realty Trust to a point;

 .    thence turning and running N 73 degrees 27' 19" E a distance of 74.00 feet by land now or formerly of Blue Hills Realty Trust to a point;

 .    thence turning and running N 47 degrees 54' 15" E a distance of 272.76 feet by land now or formerly of Blue Hills Realty Trust to a point;

 .    thence turning and running S 54 degrees 26' 46" E a distance of 125.36 feet by land now or formerly of Blue Hills Realty Trust to a point;

WESTWOOD BUSINESS CENTRE
Business Plan

August 7, 1992

--------------------------------------------------------------------------------
LEGAL DESCRIPTION OF LOT (Continued)



 .    thence running in the same direction S 54 degrees 26' 46" E, a distance of
     114.88 feet by land now or formerly of Blue Hills Realty Trust so a point;

 .    thence turning and running N 37 degrees O5' 11" E a distance of 123.11 feet by land now or formerly of MBZ Trust so a point;

 .    thence running N 43 degrees 30' 43" E a distance of 140.00 feet by land now or formerly of MBZ Trust so a point

 .    thence running N 44 degrees 28' 43" E a distance of 297.16 fees by land now or formerly or MBZ Trust so a point;

 .    thence running N 44 degrees 43' 43" E a distance of 101.44 feet by land now or formerly of MBZ Trust to a point;

 .    thence turning and running N 70 degrees 31' x 17" W a distance of 110.56 feet by land now or formerly of the Boston Company to a point;

 .    thence turning and running S 44 degrees 43' 43" W a distance of 54.58 feet by land now or formerly of LIX Corporation to a point;

 .    thence running S 44 degrees 28' 43" W a distance of 215.85 feet by land now or formerly of LIX Corporation to a point;

 .    thence turning and running N 52 degrees 25' 14" W a distance of 364.03 feet by land now or formerly of LIX Corporation to a point;

 .    thence turning and running N 87 degrees 40' 53" W a distance of 349.02 feet by land now or formerly of LIX Corporation to a point;

 .    thence turning and running S 56 degrees 13' 15" W a distance of 665.00 feet by land now or formerly of LIX Corporation to a point;

WESTWOOD BUSINESS CENTRE
Business Plan

August 7, 1992

--------------------------------------------------------------------------------
LEGAL DESCRIPTION OF LOT (Continued)



 .    thence turning and running by an arc having a radius of 2000.00 feet in a general southeasterly direction a distance of 363.22 feet along the northeasterly sideline of Canton Street to a point;

 .    thence running S 51 degrees 37' 41" E a distance of 167.20 feet along the northeasterly sideline of Canton Street to the point and place of beginning.

 .    Containing according to said plan 12.465 +/- acres.

 .    REGISTERED LAND: A portion of the above-described premises consists of a registered land shown as LOT 83 on the aforesaid plan dated September 17, 1981, said plan being filed in the Land Court Engineer's Office as Plan No. 26294-3.

 .    Said Lot 83 is bounded and described as follows:

 .    Southwesterly by Lot 82, 114.88 feet;

 .    Southeasterly by Los 59, 661.71 feet;

 .    Northeasterly by Lot 79 as shown on Land Court Plan 26294-1, 110.56 feet;

 .    Northwesterly by Lot 1, 270.51 feet;

 .    Northwesterly again by Lot 83A, 361.29 feet.

                                  EXHIBIT B-1

                           OPERATING COST INFORMATION

A. CATEGORY
---------------------------

                                            BASE YEAR     CURRENT
                                            Year 19X1    Year 19X2
Cleaning                                     -------      -------
Repairs & Maintenance                        -------      -------
Roads/Grounds/Security                       -------      -------
Heating/Ventilating/Air Cond.                -------      -------
Insurance                                    -------      -------
Administration                               -------      -------
*Utilities                                   -------      -------
Capital Expenditures
                                             =======      =======

                                Total        -------      -------

             * Utilities shall be excluded from the calculation of CPICAP

B. CALCULATION OF CPI CAP
----------------------------


                                               Year         Index
                           Prior Year =      _______  =    _______  **
                         Current Year =      _______  =    _______  **

                                      (**) - All Items less Food and Energy

                              CPI CAP =      -------  =    -------


                           CAP Amount =           X Prior Year Allowable
                                                    Building Operating Costs
                                                     (less utilities)

                                      =      -------  X  --------  =  (CAP Amt.)

               CURRENT Year Expenses  =      ----------
                   (less utilities)

                 CAP Amount Expenses  =      ----------

       Total Allowable Expenses (lesser of
       CURRENT Year or CAP Amt. Expenses)   -----------

                                                                    EXHIBIT  8-1
                                                                    Page 2


C.  CALCULATION OF TRAVELERS PROPORTIONATE SHARE:
-------------------------------------------------

        Premises - Rentable Sq. Ft.
                                       ---------            =       %
                                                            ---------
        Building - Rentable Sq. Ft.              (Tenant's Proportionate Share)

D.  CALCULATION OF ESCALATION DUE:
----------------------------------

Step 1
------

Total Allowable Operating Expenses (section B)  $-------

Utilities                                       $-------

Less:  BASE YEAR Total Operating Expenses       (-------)

Increase Over BASE YEAR                         $-------

Step 2
------

Increase over BASE YEAR                         $------
Multiplied: Tenant's Proportionate Share        X
                            (Section C)          ======

                 TOTAL AMOUNT DUE                ------

E.  CALCULATION OF "OPERATING COSTS ESCALATION PAID ON ACCOUNT" (OCEPOA) :
--------------------------------------------------------------------------
Year 19X3

Total Allowable Expenses (section B)            $-------

Utilities                                       $-------

Less: BASE YEAR Expenses                        (-------)
                                                 =======

Total Expenses                                   -------
Tenant's Proportionate Share                     =======

Tenant's OCEPOA Expenses                        $-------

Monthly OCEPOA Amount Due                       $-------

                                  EXHIBIT B-2
                          OPERATING COST INFORMATION
                                 (Sample Only)


A.  CATEGORY
-----------------------
                                            BASE YEAR           CURRENT
                                            Year 1990           Year 1991

Cleaning                                     S125,000            $135,000
Repairs & Maintenance                        $100,000            $105,000
Roads/Grounds/Security                       $ 85,000            $ 85,000
Heating/Ventilating/Air Cond.                $ 75,000            $ 75,000
Insurance                                    $ 50,000            $ 55,000
Administration                               $ 65,000            $ 75,000
*Utilities                                   $100,000            $110,000 *
Capital Expenditures                         $ 20,000            $ 25,000
                                             ========            ========
                              Total          $620,000            $665,000

  *  Utilities shall be excluded from the calculation of CPI CAP.

B.   CALCULATION OF CPI CAP
----------------------------

                                   Year                Index
                                   ----                -----
          Prior Year    =          1990     =            100 ** **
          Current Year  =          1991     =            104 ** **

                                    (**) - All Items less Food and Energy

                                    104
                 CPICAP =         ------    =           1.04
                                    100

             CAP Amount =          1.04  X Prior Year Allowable Building
                                           Operating Costs (less utilities)

                        =          1.04  X $520,000 = $540,800 (CAP Amt.)

     CURRENT Year Expenses     =    $555,000
          (less utilities)

          CAP Amount Expenses  =    $540,800

Total Allowable Expenses (lesser of
CURRENT Year or CAP Amt. Expenses)  $540,800

C.   CALCULATION OF TRAVELERS PROPORTIONATE SHARE:
--------------------------------------------------

Premises-Rentable Sq. Ft.               25,000          =  25%
                                        -------
Building-Rentable Sq. Ft.               100,000  (Tenant's Proportionate Share)

                                                                     EXHIBIT B~2
                                                                     Page 2
                                                                     SAMPLE ONLY
D.  CALCULATION OF ESCALATION DUE:
----------------------------------

Step 1
------
Total Allowable Operating Expenses (section B)         $540,800
Utilities                                              $110,000
Less: BASE YEAR Total Operating Expenses              ($620,000)
                                                       ========
Increase Over BASE YEAR                                $ 30,800

Step 2
-----
  Increase over BASE YEAR                              $ 30,800
  Multiplied : Proportionate Share (Section C)       X       25%
                                                     ----------
          TOTAL AMOUNT DUE                             $  7,700

E.   CALCULATION OF "OPERATING COST ESCALATION PAID ON ACCOUNT" (OCEPOA) :
--------------------------------------------------------------------------

Year 1992

Total Allowable Expenses (section B)                   $540,800

Utilities                                              $110,000

Less: BASE YEAR Expenses                               (620,000)
                                                       --------
Total Expenses                                           30,800

Travelers' Proportionate Share                               25X
                                                       --------

Travelers OCEPOA Expenses                              $  7,700

Monthly OCEPOA Amount Due                              $ 641.67

                                 EXHIBIT B-3

                           REAL ESTATE TAX ESCALATION


A.   CALCULATION OF REAL ESTATE TAX ESCALATION
----------------------------------------------

Current Real Estate Taxes                                  $________

Base Year Real Estate Taxes                               ($________)

Increase Over Base Year Taxes                              $________

Multiplied: Tenant's Proportionate Share (section B)       X________

CURRENT AMOUNT DUE

B.   CALCULATION OF TRAVELERS PROPORTIONATE SHARE:
-------------------------------------------------

          Premises-Rentable Sq. Ft.      _________   =  ________% Tenant's
                                                                  Proportionate
                                                                  Share

          Building-Rentable Sq. Ft.

C.   COPIES OF REAL ESTATE TAX RECEIPTS ARE ATTACHED
----------------------------------------------------

                                   EXHIBIT C
                          BASE BUILDING IMPROVEMENTS

  The Base Building improvements and systems as described below shall be furnished by Landlord at Landlord's sole cost and expense. These include:

      1. The Building structure will be designed for a minimum floor load of 80 lb. live load plus a 20 lb. partition dead load.

      2. The Building shell will include a built out and finished interior core, stairwell enclosures and exterior perimeter walls and all building columns. The interior core on each floor will include men's and women's rest room facilities, one drinking fountain per floor, electrical, telephone, Janitorial and mechanical closets, stairways and an elevator lobby. All walls adjacent to public traffic areas will be finished. There are two (2) restrooms per floor with nine
           (9) toilets per restroom. At least one handicapped accessible water closet will be provided for both men and women on each floor, as required per applicable laws or building codes.

      3. A concrete floor will be installed with a smoothed trowel finish for installation of glued-down carpet. The floor will be poured level and finished in accordance with current ACI Standard Specifications
           117. A topping of Gyp-Crete 2000 or an approved equivalent shall be used to level the floor to within 1/4" overall.

      4.   The Ground-level building lobby will be fully finished.

      5. A Life Safety system will be installed in accordance with the more stringent of applicable national, state and local codes or the Americans with Disabilities Act Regulations, throughout the Building, including all corridors and stairwells. It shall consists of sprinklers, smoke detectors, internal fire alarm and annunciator system, emergency lighting, self-illuminating exit signs and extinguishers as required by applicable codes or Tenant's safety requirements. Smoke detectors will also be installed in the ceiling of any telecommunication room with both smoke and water detectors installed under the raised floor. The sprinkler system will have an approved water flow alarm connection and tamper-proof detection device, connected to a central station or direct to the fire/police departments. It will include all distribution of mains, laterals, uprights and upright heads. Finished heads or "armovers" will be configured to Tenant's space layout.

                                                                       Exhibit C
                                                                        Page Two

      6. Electrical distribution will be provided to the main panel boxes in the electrical closet on each floor. The electrical system shall be sized for 7 1/2 watts per usable square foot for Tenant's consumption.

      7. A suspended, revealed edge acoustical ceiling will be installed. It will be listed by Underwriter's Laboratories, Inc. (Materials List) as to Fire Hazard Classification and will have a minimum thickness of 3/4" with a foil back. The ceiling height will be a minimum of 8'6" and a maximum of 9'6". Fissured acoustical tile will be installed on a 2' x 2' mechanically suspended grid system. It will have a minimum noise reduction coefficient of .65, a minimum sound transmission classification rating of 40, and a minimum combustibility rating of Class I or equal to that of local code requirements, whichever is greater.

      8. Modern fluorescent lighting will be installed in accordance with the most recent edition of the Illuminating Engineering Society Lighting Handbook. A maintained minimum of 60 foot candles will be furnished at desk height and the fixtures will be arranged so as to provide an even distribution of light. The light fixtures will be 2' x 4', 3 lamp fixtures. Recessed parabolic fixtures will be provided with parabolic 18 cell or 78 cell louvers. Lamps are to be of the "warm white" energy saving type. Ballasts shall also be energy efficient, high power factor U.L. listed, class P, and have a sound rating of `A'. All fixtures will have two-level switching. The ceiling grid will be configured to Tenant's space layout.

      9. The Building will be equipped with a variable air volume (VAV) heating, ventilation and air conditioning system. The system will contain polyester air filters with an efficiency of no less than 35%. The fan system shall run continuously during business hours, no duty cycling. All ducts shall be separately zoned by floor, with individual controls provided within Tenant's Premises. These individual zones, thermostatically controlled, shall be preset and tamper proof. The minimum allowable rate is one (1) thermostat and VAV box per 5000 rentable square feet for exterior zone and one (1) thermostat per 2,500 rentable square feet for interior zones, and a minimum of one (1) diffuser for each 200 square feet of usable areas. The location of these thermostats and diffusers will be configured according to Tenant's final space plan. The system will be designed to maintain a space temperature between 72 - 76 degrees F, based upon a dry bulb measurement, on a year-round basis, based on a maximum average occupancy of one (1) person for each 120 square feet of usable area. The requirements for ventilation shall comply with present ASHRAE (American Society of Heating, Refrigeration and Air-Conditioning Engineers) standard 62-1989 as a minimum requirement.

                                                                       Exhibit C
                                                                      Page Three

      10. Telephone service, as provided by the local utility, will be brought to Tenant's main telephone room. If conduit or sleeves are required by local code, Base Building will include necessary conduit/sleeves to distribute data and telephone cables between floors.

      11.  Vertical window blinds will be installed on all windows.

      12. Two (2) automatic passenger elevators and zero (0) freight elevators will be provided. If no freight elevator is provided, one passenger elevator will be designed to serve both as passenger and freight elevator and will be equipped to carry supplies and furniture when necessary. Elevator cabs will be equipped with an emergency communications/alarm system, including a bell annunciator, connected to the building security guard station or to a central alarm system. The elevator controls will have Braille lettering for eyesight impaired persons.

      13.  A loading dock will be provided, with maximum tractor/van clearance.

      14. An electronically controlled card access building security system, or equivalent system will be provided. This system will control all entry areas to Tenant's Premises from elevator lobbies on full floors which Tenant occupies or at suite entrances from public corridors. This system will control main building systems to ensure that Tenant's employees and property are adequately safeguarded. Each card is to be separately coded for individual employee access and the system will be configured for a multitude of authorized access levels.

      15. Demising walls, including common corridor walls and walls between tenant suite will be provided. These walls will include tenant entry doors from public corridors. Demising walls will be soundproofed/insulated to the floor deck above.

      16. Carpeting will be installed in elevator lobbies and in common corridors on all multiple-tenancy floors, in color and type as selected by Landlord.

      17. All roadways necessary for Tenant's access to and egress from the Building will be completed.

                                                                       Exhibit C
                                                                       Page Four

      18. A directory shall be provided in the lobby of the Building and Tenant shall be allowed space on the directory in proportion to the total rentable area which Tenant occupies in the Building. Landlord shall also provide exterior signs on or adjacent to the Building in accordance with Tenant's specifications, which specifications shall be provided to the Landlord. Such signs shall comply with all applicable local sign ordinances. Landlord shall be fully responsible for all costs and liability pertaining to the erection, maintenance and removal of such signs as necessary.

           Landlord shall allow Tenant to place its name and logo on the monument sign which identifies the Building and the address at the entrance of the Building driveway, at Tenant's expense. In addition, Landlord shall provide signage for Tenant on the monument sign adjacent to the Building identification sign, at Landlord's expense. Landlord shall obtain any necessary zoning permits or approvals for such identification, at Landlord's expense. If Landlord is unable to obtain such zoning approval, Landlord shall provide similar monument signage for Tenant's use on the Land, in an area which will be visible to traffic entering the Building driveway.

                                   EXHIBIT D

                             WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT is entered into as of the 12/th/ day of October, 1993, by and between The Travelers Insurance Co., A Connecticut corporation ("Landlord") and THE TRAVELERS INSURANCE COMPANY, A Connecticut Corporation ("Tenant").


                                   ARTICLE I
                                   RECITALS:

     1.01 Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") which is more specifically specified and defined in the Lease.

     1.02 This Work Letter has been executed for the purpose of describing and providing the requirements, standards, and specifications and a timetable for Landlord's performance of the work for the Premises to render it suitable for the use and occupancy of Tenant.

     1.03 In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

                                  ARTICLE II
                           PLANS AND SPECIFICATIONS:


     2.01  TENANT IMPROVEMENTS

     References to "Tenant Improvements" or "Work" shall include all work to be done in the Premises pursuant to Tenant's plans and drawings as described below. Landlord shall provide all Tenant Improvements on a "turn-key" basis at Landlord's sole cost and expense and these improvements are itemized in Tenant Specifications attached hereto as Schedule 1 and shown on the plans
                                              ----------
     attached hereto as Schedule 3.
                        ----------

     2.02  COMPLIANCE WITH APPLICABLE LAW

     Landlord, at its sole cost and expense, shall comply with and shall be solely responsible for compliance with all applicable laws relative to the build-out of the Premises, the filing of any construction or engineering documents with, and obtaining any required approvals or permits from any applicable federal, state, county or local governmental body or agency; and Landlord shall do so in accordance with any timetable established herein.

                                                                       Exhibit D
                                                                          Page 2

     2.03  PAYMENT FOR THE TENANT IMPROVEMENTS

     Landlord shall provide Tenant with an allowance of $25.00 per rentable square foot to be allocated to the cost of performing the Tenant Improvements, telecommunications wiring and cabline, design services, and to offset moving expenses (the "Allowance"). Landlord shall pay all costs associated with the Tenant Improvements and in addition, Tenant shall submit to Landlord, applications for payment or reimbursement from the Allowance, in the amount of the costs of the work performed or for services provided. Landlord will make payment to the appropriate vendor or to the Tenant, at Tenant's option, within fifteen (15) days after Landlord's receipt of such application for payment. As soon as all the subject work has been performed, Landlord and Tenant shall make a final computation of the application of the Allowance and for any portion of the Allowance that remains or which has been overspent, the Base Rental Rate shall be either decreased or increased, respectively by the portion of the Allowance remaining or that has been excluded (the "Base Rental Rate Adjustment").

     2.04  BUILDING PLANS

     At Landlord's sole cost and expense, Landlord shall provide Tenant with the building specifications and a complete and detailed set of CAD generated, architecturally dimensioned drawings of the Premises on intergraph, compatible electronic media no later than October 4, 1993. If Landlord fails to provide these plans by this date, then Tenant may apply the remedies provided for in Section 3.05 of this Work Letter Agreement.

     From Landlord's complete set of fully dimensioned and detailed architectural drawings, Tenant shall develop Tenant's office layout plans and provide Landlord with "design intent" drawings which are not intended for construction. The design intent drawings shall include dimensioned, full height partition, electrical/cabling plans based on furniture layout, furniture and finish plans. Tenant shall submit the design intent drawings to Landlord no later than December 17, 1993. Landlord, at Landlord's sole cost and expense, shall be responsible for any necessary stamped contract documents or any additional drawings required for construction.

     Any additional architectural work necessary to complete the Premises in accordance with the plans which Tenant submits, shall be at Landlord's sole cost and expense.

                                  ARTICLE III
                                   TIMETABLE

     3.01  SCHEDULE OF COMPLETION

     The design and construction of the Premises shall be substantially completed in accordance with the dates shown in the "Schedule of Completion" attached hereto as Schedule 2.
                                    ----------

                                                                       Exhibit D
                                                                          Page 3

     Tenant and Tenant's agents, contractors and employees may enter the Building, the Common Area Facilities and the Premises prior to the Lease Commencement Date for purposes of installing Tenant's equipment, furniture and supplies. Landlord shall be responsible for the coordination of such installations with Tenant and shall, at Landlord's sole cost and expense, provide elevator service at reasonable hours and other facilities and work conditions satisfactory to Tenant and Tenant's agents, contractors and employees.

     Any overtime costs incurred by Landlord in order to complete the Building and the Premises in accordance with the Schedule of Completion shall be paid by Landlord and shall not be considered part of the Tenant Improvement Allowance. At Landlord's sole cost and expense, Landlord shall provide Building security prior to the Lease Commencement Date adequate to protect Tenant's furniture, equipment and supplies as they are installed in the Premises.

     3.02  SUBSTANTIAL COMPLETION

     Landlord shall use its best efforts to substantially complete the Premises by the Scheduled Lease Commencement Date. "Substantially Complete" means:

     (1) The improvements described in this Work Letter Agreement, and the Base Building Improvements described in Exhibit C of the Lease have been completed so that Tenant can use the Premises for their intended purposes without material interference to Tenant conducting its ordinary business activities;

     (2) The only incomplete items are minor or insubstantial details of construction, mechanical adjustments or finishing touches like touch-up plastering or painting as identified on a punchlist prepared by Tenant in accordance with Section 3.03 of this Work Letter Agreement.

     (3) Landlord has secured a permanent certificate of occupancy or the equivalent, as required by the appropriate governmental authority having jurisdiction over the Building, permitting the Building, the Common Area Facilities and the Premises to be occupied by Tenant, other tenants of the Building or by the public, as appropriate, in accordance with all public health, safety and building codes;

     (4) Tenant, its employees, agents and invitees, have ready access to and egress from the Building and the Premises through the lobby, entranceways, elevators and hallways and such areas are installed, clean, free of construction equipment and materials and are in good working order;

                                                                         Exhibit
                                                                          Page 4

     (5) All major building systems, including the electrical, heating, ventilation and air conditioning systems, plumbing, utilities, and elevators are installed and are in good working order;

     (6)   The Premises are broom clean.

     3.03  INSPECTION AND PUNCHLIST

     Prior to the Lease Commencement Date Tenant shall inspect the Premises, Landlord shall demonstrate all systems and Landlord and Tenant shall prepare and execute a punchlist. The punchlist shall list incomplete, minor and insubstantial details of construction, necessary mechanical adjustments, and needed finishing touches. Landlord shall complete the punchlist items within thirty (30) days after the Lease Commencement Date. Landlord will promptly correct any latent defects as they become known to Landlord or if Tenant notifies Landlord within thirty (30) days after Tenant first learns of the defect. If Landlord fails to complete the punchlist items, Landlord shall pay Tenant, as liquidated damages, a sum equivalent to the cost to complete or correct such items, as reasonably estimated by Tenant. If Tenant so elects, Tenant shall have the option to withhold the liquidated damages from its monthly rental payments.

     3.04  EARLY OCCUPANCY

     Tenant shall have the option to move into, occupy and conduct business in all or a portion of the Premises prior to the Scheduled Lease Commencement Date (August 1, 1994). Tenant shall exercise such option by: (i) giving Landlord ninety (90) days prior notice; (ii) specifying such area of space to be occupied; and (iii) providing Landlord with final "design intent" drawings for such space. Landlord shall substantially complete (pursuant to
     Section 3.02 hereof) the Tenant Improvements for such area within ninety
     (90) days of Tenant's notice. If Tenant does occupy all or a portion of the Premises prior to the Scheduled Lease Commencement Date, such occupancy shall be subject to the terms and conditions of the Lease and Tenant shall not be obligated to pay Base Rent until the Lease Commencement Date. There shall be no limit as to the number of notices Tenant may give Landlord pursuant to this provision.

                                                                       Exhibit D
                                                                          Page 5

     3.05  DELAYED OCCUPANCY

     If the Premises shall not be Substantially Complete prior to the Scheduled Lease Commencement Date, Landlord shall notify Tenant at least sixty (60) days prior to the Scheduled Lease Commencement Date. Commencing with the Scheduled Lease Commencement Date and continuing until the Premises are Substantially Complete, Landlord shall reimburse Tenant, without penalty or default, for the following amounts incurred:

        (1) Any amount of rent in excess of the Base Rent which Tenant must pay for temporary or alternate premises, or for Tenant's continued occupancy in the Tenant's present location; and

        (2) Any additional expenses which Tenant incurs in continuing to occupy space beyond the expected lease expiration date of Tenant's present location or in moving to a temporary location; and

        (3) Any cost or damages, including attorney's fees, caused by such delay in occupancy.

     If the Premises are not Substantially Completed within forty-five (45) days after the Scheduled Lease Commencement Date, Tenant shall have the option to terminate this Lease upon giving written notice to Landlord.

3.0.6   MOVE-IN PROCEDURES

        Tenant shall have access to the Building on Fridays and weekends for purposes of moving into the Building. During the move, Tenant shall have exclusive use of both sets of double doors on either side of the first floor atrium, for purposes of loading and unloading its moving trucks.


     IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first above written.

     LANDLORD: THE TRAVELERS INS. CO.        TENANT: THE TRAVELERS INS. CO.

     By   /s/ [ILLEGIBLE]                    By   /s/ Andy F. Bessette
          ---------------------------             ---------------------------

     Title   Assistant Secretary             Title   Andy F. Bessette
           --------------------------              --------------------------
                                                   National Director of
                                                     Leasing & Finance

                                  SCHEDULE 1

                             TENANT SPECIFICATIONS

Tenant Improvements as described below shall be furnished by Landlord in accordance with Section 1.08 (IMPROVEMENTS) and the Work Letter Agreement.

1.   Substitution for Building Standard Improvements

     Tenant may substitute materials, equipment and fixtures for installation in the Premises instead of those specified as building standard, provided:

     A. All substituted items are of a quality which are equal to or exceed building standard; and

     B. All substituted items are purchased, delivered and installed properly without unnecessarily delaying the completion of the Premises.

2.   Tenant Improvements

     A.   Partitions

          (1) The Partitions will be 3 3/4" thick, consisting of 2 1/2" metal studs, a sound attenuation blanket between the exterior of a 5/8" thick gypsum board and will have a 4" high vinyl contrasting resilient base. Tenant will select the wall finishes.

          (2) On entire floors which Tenant occupies, vinyl wall covering on elevator lobbies and common corridor walls will be used.

     B.   Doors, Door Frames and Hardware

          (1) Solid core, flush white oak veneer doors -- 36" wide, with painted hollow metal frames will be provided. Interior doors in the Premises will be equipped with latch sets, door stops and closers. Double glass entrance doors with aluminum joinery will be provided, where indicated. A Dutch door will be provided, where indicated. A Dutch door will be provided in the mail and supply room.

          (2) All doors will be equipped with lever-style latch sets. locks will be furnished on doors in the mail and supply rooms, security closets and double-glass entrance doors. All locks will be master keyed. Simplex locks will be installed on all cable closets and telecommunication room doors.

          (3) Entrance doors to the rest rooms will be equipped with Simplex locks, as requested by Tenant.

                                                                      Schedule 1
                                                                      Page 2

     C.   Electrical Outlets

          (1) Landlord will furnish duplex electrical outlets per the approved construction drawings.

          (2) Landlord will furnish wall light switches per the approved construction drawings.

     D.   Telephone/Data Outlets

          Landlord will furnish telephone/data outlets per the approved construction drawings.

     E.   Flooring

          (1) Vinyl tile will be installed per the approved construction drawings.

          (2) Broadloom carpeting, or carpet tile, and base selected by Tenant will be installed per the approved construction drawings.

3.   Plumbing

     Plumbing in the employee lunch room to accommodate vending machines and a sink with hot and cold water and a cabinet will be supplied.

4.   Telecommunications Room and Cable Closets

     A. A telecommunications room, designed by Tenant to accommodate Tenant's specified voice and data communications equipment, will be provided. This room will be fully demised, secured, environmentally controlled and will typically include the following requirements, based upon final Tenant Specifications:

          (1) Separately controlled HVAC and electrical current to be operational seven days a week, 24 hours a day;

          (2) Dedicated electrical service terminating at a separate electrical panel installed within the telecommunications room;

          (3) Dedicated electrical circuits for all equipment and access to a cold water ground;

          (4) Raised floor with a minimum clearance of seven inches. Floor will utilize 24" x 24" uncarpeted access floor tile with entry ramp, railing and tile cutouts as specified by Tenant;

                                                                      Schedule 1
                                                                      Page 3

          (5) 3/4" x 4' x 8' plywood telephone backboards in specified locations;

          (6) Entry door with minimum width of 36" and equipped with push button Simplex type combination lock with key bypass;

          (7) Smoke detectors and, where potential water retention exists, water detectors will be provided under raised floor; and

          (8)  Standard office lighting.

     B. Cable closets will be fully demised and provided on each full or partial floor occupied by Tenant. Built to Tenant's specifications, these rooms will house data and/or voice cable racks and connections. 3/4" x 4' x 8' plywood telephone backboards will be wall mounted. Each room will have a raised floor with a minimum 7" clearance, and a 36" entry door equipped with a push button (Simplex type) combination lock with key bypass. The size of each closet, typically one per floor, will range from 56 sq. ft. to 104 sq. ft. depending on Tenant Specifications.

5.   Drive-in Claims parking enclosure

     Reserved underground parking spaces with a suitable office facility to be occupied by claims personnel will be provided for the inspection of automobiles and minor damage appraisal. This structure will conform with the architectural design of the Building and will be located as to allow reasonable public identification and access. The enclosure will have a minimum overhead clearance of 9' and will be equipped with overhead lighting. The area will be provided with a conduit sufficient for the installation of telephone cables from the Building. The area will also have an all weather duplex electrical outlet. Additional Tenant Specifications will be dependent upon geographic location, proximity to the Building and local zoning requirements.

                                  SCHEDULE 2

                            SCHEDULE OF COMPLETION

1.   Landlord will provide Tenant with building specifications as described in
     Section 2.04 of the Work Letter Agreement on or before 10/04/93.

2.   Tenant will submit "design intent" drawings to Landlord as described in
     Section 2.04 of the Work Letter Agreement on or before 12/17/93.

3. The area(s) designated for Tenant's telecommunications room and cable closet will be completed on or before 04/01/94.

4. The Premises will be sufficiently completed to accommodate the installation of Tenant's modular furniture systems on or before 06/20/94.

                                   EXHIBIT E

                   JANITORIAL AND OFFICE SERVICE AND SUPPLIES

                         DAILY CLEANING AND MAINTENANCE

1.   At least twice daily check main building entr                     vator
     cabs for cleanliness.

2. At least twice daily check ladies' rest rooms tissue, paper towel and sanitary supplies dispensers and remove trash as necessary.

3.   At least twice daily, check men's lavatories. Fill soap,          and paper
     towel dispensers and remove trash as necessary.

4.   Keep all stairwells clean; wash stairs as necessary.

5. Properly maintain appearance of building exterior at ground level, including building entrance areas.

OFFICE AREAS - NIGHTLY

1.   Sweep all hard flooring.

2.   Vacuum all carpeting and rugs, moving light furniture and office equipment.

3.   Empty and wipe clean all wastebaskets, ashtrays, etc.

4.   Dust and wipe clean all furniture, equipment, fixtures and window sills.

5.   Clean all glass furniture tops as necessary.

6.   Dust baseboards, moldings and trim.

7.   Wet mop and/or vacuum lunch and lounge room.

LAVATORIES - NIGHTLY

1.   Sweep and wash all flooring.

2.   Wash and polish mirrors, shelves and bright work.

3. Wash and disinfect all basins, bowls, urinals and both sides of toilet seats.

4.   Dust and wipe clean all partitions, tile walls and dispensers.

                                                                       Exhibit E
                                                                       Page 2

OFFICE AREAS - PERIODIC

At least every three months:

1.   Dust all pictures, wall hangings, etc. not reached in nightly cleaning.

2. Dust all venetian blinds, ventilating louvers, grills, lighting fixtures, partitions and other surfaces not reached in nightly cleaning. Replace blinds and/or Building standard drapes as necessary.

3. Remove fingerprints and other marks from all elevators, stairways and office doors.

4.   Wash all non-carpeted areas as applicable.

5.   Furnish and replace light tubes and ballasts, as necessary.

6. Shampoo and spot clean carpeting. Replace worn or discolored carpet as necessary.

7.   Repaint ceilings and door frames as necessary.

WINDOW AND GLASS CLEANING

1.   Wash entrance doors, lobby glass and glass in directory daily.

2. At least once every three months wash inside and outside of office area windows.

3. Clean all interior glass and normal amount of partition glass at least once a month.

[LOGO OF THE TRAVELERS APPEARS HERE]

                                   EXHIBIT F


               OFFICE RENT PAYMENTS - ELECTRONIC DIRECT DEPOSIT

Please type or print all requested information in the spaces provided at the bottom of this form.

1.   Enter current monthly rent amount.

2. Check box for either Checking or Savings Account. If checking account, attach a copy of your deposit slip. If savings account, enter number here:_____________________________

3.   Enter Bank Name, Address, Branch and City.

4. Enter name account is under, and the Federal Taxpayer Identification number or Social Security number for the account. Date and sign the authorization.

5. Return both copies of authorization to us, the `Depositors's copy will be returned to you.

     AUTHORIZATION AGREEMENT FOR AUTOMATIC DEPOSITS (CREDITS)

     I (We) Hereby Authorize The Travelers. Hereinafter Called COMPANY. To Make Payment of___________. Owing To Me (Either Of Us) For Instalment Payments And The Bank Indicated Below, Hereinafter Called BANK. To Credit With The Amounts Thereof My (Our') [_] Checking [_] Savings Account Indicated Below.
     --------------------------------------------------------------------------
     BANK                            ADDRESS*
     NAME
     --------------------------------------------------------------------------
     BRANCH                          CITY*
     --------------------------------------------------------------------------
     This Authority Is To Remain In Full Effect Until COMPANY Or BANK Has Received Written Notification From Me (Or Either Of Us) Of Its Termination In Such Time And Manner As To Afford COMPANY Or BANK A Reasonable Opportunity To Act On it. Or Until COMPANY Or BANK Has Sent Me (Either Of
     Us) Ten (10) Day Written Notice Of COMPANY Or BANK'S Termination Of This Arrangement.
     ---------------------------------------------------------------------------
     NAME                                            IDENTIFICATION NUMBER

     ---------------------------------------------------------------------------
     DATE*                 SIGNED*            SIGNED*

     ---------------------------------------------------------------------------
                   SECTION BELOW TO BE COMPLETED BY COMPANY
     ---------------------------------------------------------------------------
     COMPANY                                         COMPANY
     NAME          The Travelers                     ID NUMBER  06-0566090
     ---------------------------------------------------------------------------
                                    TRANSIT A
          TRANSIT ROUTING NUMBERS   CHECK DIGIT     ACCOUNT NUMBER INFORMATION
        --------------------------     -----     -------------------------------

        --------------------------     -----     -------------------------------
             TRANSIT        ASA
                                    DESIGNATED BY
                                    FEDERAL RESERVE

                                   EXHIBIT G

                              BASE RENT SCHEDULE


     Period                   Base Rental
     ------                   Rate per RSF
                              ------------

   Year 1-3                      $18.46
   Year 4-5                      $18.96
   Year 6-7                      $19.71
   Year 8                        $20.21
   Year 9-10                     $20.71

                                   EXHIBIT H

                          COMMENCEMENT DATE AGREEMENT

                            LEASE DATED ___________

                 BETWEEN ________________________ ("LANDLORD")

                 AND THE TRAVELERS INSURANCE COMPANY ("TENANT")


     THIS COMMENCEMENT DATE AGREEMENT IS MADE THIS _____ DAY OF ______________, 19 ____ BY AND BETWEEN Landlord and Tenant pertaining to certain space (the "Premises") in _____________________________________ (the "Building").

                                  WITNESSETH:

     WHEREAS, by Lease executed the _____________ day of _______________ 19___,
 Landlord leased to Tenant the Premises known as Suite/Floor __________________, located in the Building; and the Scheduled Lease Commencement Date was
 ______________________.

     WHEREAS, Landlord and Tenant now desire to establish the Lease Commencement and Lease Expiration Dates of the Lease.

     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

     1. The Lease Commencement Date shall be __________, 19__ and the Lease Expiration Date shall be _________________, 19__, unless sooner terminated or extended as provided by the Lease.

    2. By execution hereof, Tenant hereby acknowledges that all improvements required of Landlord have been satisfactorily performed and Tenant does hereby accept the Premises delivered by Landlord as being in full compliance with the terms of the Lease except for the items contained in the punch list, or otherwise as provided in the Lease.

    3. Except as hereby amended, the Lease shall continue in full force and effect.

    4. This Agreement shall be binding upon the parties hereto, their heirs, executors, successors and assigns.

                                   EXHIBIT I

          AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

This AGREEMENT is entered into on ________________, 19__, by and between ___________________________________________ ("Lender"), a
________________________________________________ corporation having an office at
_____________________________________ and THE TRAVELERS INSURANCE COMPANY
("Tenant"), a Connecticut corporation having an office at One Tower Square, Hartford, Connecticut 06183, on the basis that:

     A. THE TRAVELERS INSURANCE COMPANY and _______________________, ("Landlord") entered into a Lease dated_____________________, 19___, for premises described in that Lease as __________________________ (the "Premises").

     B. Lender holds a mortgage which encumbers the Premises and other property the ("Mortgage").

     C. Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage.

     D. Lender and Tenant wish to recognize Tenant's right to occupy the Premises according to the terms and conditions of the Lease.


IT IS HEREBY AGREED, in consideration of the promises and covenants contained herein, that during the term of the Lease and any extension thereof:

     1. So long as Tenant is not in default in the performance of the terms, covenants or conditions of the Lease, Lender shall not terminate Tenant's interest in the Premises under the Lease because of any default under the Mortgage and Lender shall not disturb Tenant's possession or any other right of Tenant under the Lease.

    2. Tenant agrees that if the interests of Landlord shall be transferred to and owned by Lender by reason of foreclosure or by any other legal manner, then Tenant shall attorn to Lender or the then owner and recognize Lender or the then owner (the "Successor Landlord") as the Landlord under the Lease.

    3. If the Mortgage is foreclosed, the Lease shall continue in full force and effect, except that the Successor Landlord shall not:

          (a) be bound by any prepayment of more than one month's rent (except for any free rent or other rent abatement which shall have accrued);

                                                                       Exhibit I
                                                                       Page 2


          (b) be bound by any amendment, modification or termination of the Lease made without the Successor Landlord's name, after the foreclosure, unless the amendment, modification or ending is specifically authorized by this Lease and does not require prior agreement or consent by Landlord.

     4. Lender agrees no property owned or removable by Tenant shall be subject to the lien of the Mortgage held by Lender or any mortgage made paramount to the Lease by means of this Agreement.

     5. The terms of this Agreement shall not be affected by the renewal, modification, amendment, replacement or extension of the Lease.

     6. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

LENDER:                                   TENANT: THE TRAVELERS INSURANCE
                                                  COMPANY


By: _________________________             By: _________________________

Its _________________________             Its _________________________

                                  EXHIBIT "J"

                             RULES AND REGULATIONS
                             ---------------------


     This Exhibit "F" is attached to and made a part of that Agreement of Lease dated ________________, 19___ (the "Lease"), between THE TRAVELERS INSURANCE COMPANY (hereinafter called "Landlord"), and , (hereinafter called "Tenant"). Unless the context otherwise requires, the terms used in this Exhibit that are defined in the Lease shall have the same meaning as provided in the Lease.

     The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with governmental and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and undisturbed occupancy of its premises in the Building.

    Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the following rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless otherwise agreed to by Landlord,
(iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, unless such other tenant has received a similar written waiver from Landlord, and (iv) any such waiver shall not relieve such tenant from any liability to Landlord for any loss or damage occasioned as a result of such tenant's failure to comply.

     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, roof, halls and other parts of the Building not exclusively occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from each tenant's premises. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portion or facilities of the Building by other tenants.

     2. No awnings or other projections shall be attached to the outside walls of the Building without the prior